As filed with the Securities and Exchange Commission on July 17, 1998
                               Registration No. 333-55817
                               Post-Effective Amendment No. 2 to Registration Statement No. 333-22131
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------
                            AMENDMENT NO. 1 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                           ----------------------
                           PROVIDIAN MASTER TRUST
     (In which the Investor Certificates evidence undivided interests)

                          PROVIDIAN NATIONAL BANK
                (Originator of the Trust described herein)
          (Exact name of registrant as specified in its charter)
        United States                                        02-0118519
      (State or other                                     (IRS employer
jurisdiction of organization)                          identification number)
                              295 Main Street
                        Tilton, New Hampshire 03276
                               (603) 286-4348

       (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                             Ellen Richey, Esq.
                      Providian Financial Corporation
                     201 Mission Street San Francisco,
                              California 94105
                              (415) 543-0404
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                          ----------------------
                                 Copies to:

  Gregory M. Shaw, Esq.                    Edward M. DeSear, Esq.
 Cravath, Swaine & Moore               Orrick, Herrington & Sutcliffe, LLP.
    Worldwide Plaza                          666 Fifth Avenue
   825 Eighth Avenue                     New York, New York 10103
New York, New York 10019
                           ----------------------
      Approximate date of commencement of proposed sale to the public:
         As soon as practicable on or after the effective date of
                       this registration statement.
                           ----------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           ----------------------

                      CALCULATION OF REGISTRATION FEE
                                                               Proposed maximum        Proposed maximum
      Title of each Class                    Amount to        offering price per          aggregate              Amount of
of Securities to be registered             be registered        certificate (1)       offering price (1)   registration fee (2)
--------------------------------------- ------------------- ----------------------- ---------------------- ---------------------
Asset Backed Certificates..............   $1,800,000,000             100%               $1,800,000,000           $531,000
======================================= =================== ======================= ====================== =====================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) A filing fee of $72,241 was paid with respect to the $209,500,000 remaining amount of certificates referred to below.
                          ----------------------

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included herein is a combined Prospectus which also relates to $209,500,000 of unissued Asset Backed Certificates under the registrant's registration statement on Form S-3 No. 333-22131 and this registration statement constitutes Post-Effective
Amendment No. 2 to such registration statement.
==============================================================================

                REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [ ], 1998


                                    $[ ]
                           Providian Master Trust
 $[ ] [Floating Rate] [ %] Class A Asset Backed Certificates, Series 199_-_ $[ ] [Floating Rate] [ %] Class B Asset Backed Certificates, Series 199_-_
                          Providian National Bank
                            Seller and Servicer
                               --------------

The [Floating Rate] [ %] Class A Asset Backed Certificates, Series 199_-_ (the "Class A Certificates") and the [Floating Rate] [ %] Class B Asset Backed Certificates, Series 199_-_ (the "Class B Certificates") offered hereby evidence undivided interests in certain assets of the Providian Master Trust, formerly known as the First Deposit Master Trust (the "Trust"), formed pursuant to a Pooling and Servicing Agreement between Providian National Bank (the "Bank"), as Seller and Servicer, and Bankers Trust Company, as Trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving credit accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. The Trust will also issue the Collateral Interest and the Class D Interest (as defined herein), each an uncertificated undivided interest in certain assets of the Trust, which will be subordinated to the Class A Certificates and the Class B Certificates as described herein and will be issued in the initial amounts of $[ ] and $[ ], respectively. The Class A Certificates, the Class B Certificates, the Collateral Interest and the Class D Interest together constitute the "Series 199_-_ Certificates".

(Continued on next page)

Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page S-[12] herein and on page [14] in the Prospectus.

THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF THE BANK. NEITHER THE CLASS A CERTIFICATES, THE CLASS B CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   Price to     Underwriting    Proceeds to
                                   Public(1)      Discount       the Bank(2)

Per Class A Certificate.......... [         ]%   [        ]%   [         ]%
Per Class B Certificate.......... [         ]%   [        ]%   [         ]%
Total............................$[           ] $[         ]  $[           ]

(1) Plus accrued interest, if any, from and including the Series Issuance
Date.
(2) Before deducting expenses payable by the Bank, estimated to be $[ ]. ------------------

          The Class A Certificates and the Class B Certificates are offered by the Underwriter[s] when, as and if issued to and accepted by the Underwriter[s] and subject to their right to reject orders in whole or in part. It is expected that the Class A Certificates and the Class B Certificates will be offered globally and delivered in book-entry form on or about [ ], 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

                 Underwriter[s] of the Class A Certificates
                                    [      ]
                 Underwriter[s] of the Class B Certificates
                                    [      ]
            The date of this Prospectus Supplement is [ ], 1998

     The Trust has previously issued [ ] Series of Certificates, [ ] of which are still outstanding, each evidencing undivided interests in certain assets of the Trust. In addition, from time to time, the Bank may offer other Series of Certificates evidencing undivided interests in the Trust, which may have terms significantly different from the Series 199_- _ Certificates. Interest will be distributed on the Class A Certificates and the Class B Certificates on [ ], 199[ ] and on the [ ] day of each month thereafter (or, if any such [ ]th day is not a business day, the next succeeding business day) (each an "Interest Payment Date"). Interest will accrue on the Class A Certificates with respect to each Interest Period (as defined herein) [at the rate of [ ]%] [at a floating rate determined as follows] (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates with respect to each Interest Period (as defined herein) [at the rate of [ ]%] [at a floating rate determined as follows] (the "Class B Certificate Rate"). Principal with respect to the Class A Certificates and the Class B Certificates is scheduled to be distributed on the [ ] Distribution Date and the [ ] Distribution Date, respectively. Principal may be paid earlier or later in certain circumstances, including those described under "Description of the Certificates--Pay-Out Events" in the Prospectus and "Series Provisions--Pay Out Events" herein. The Class B Certificates will be subordinated to the Class A Certificates, and the Collateral Interest and the Class D Interest will be subordinated to the Class A Certificates and the Class B Certificates, as described herein. The Class A Certificates and the Class B Certificates initially will be represented by certificates that will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Class A Certificates (the "Class A Certificateholders") and in the Class B Certificates (the "Class B Certificateholders"), will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Class A Certificateholders and Class B Certificateholders only under the limited circumstances described under "The Pooling Agreement Generally--Definitive Certificates" in the Prospectus. There currently is no secondary market for the Class A Certificates or the Class B Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Class A Certificates and the Class B Certificates are paid in full.
                            ------------------


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF THE SECURITIES OFFERED HEREBY TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING". ------------------


THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                          SUMMARY OF SERIES TERMS

     This Summary of Series Terms sets forth and defines specific terms of the Class A Certificates and the Class B Certificates offered by this Prospectus Supplement and the Prospectus, but is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Reference is made to the Glossary in each of this Prospectus Supplement and the Prospectus for the location herein and therein of certain capitalized terms. Certain capitalized terms used but not defined herein have the meanings assigned thereto in the Prospectus.

Title of Securities.............. $[ ] [Floating Rate] [ %] Class A Asset
                                    Backed Certificates, Series 199_-_, and
                                    $[ ] [Floating Rate] [ %] Class B Asset
                                    Backed Certificates, Series 199_-_.

Class A Initial Invested Amount.. $[           ].

Class B Initial Invested Amount.. $[          ].

Class A Certificate Rate......... A rate per annum [of   %] [determined as
                                    follows].

Class B Certificate Rate......... A rate per annum [of %] [determined as follows].

Interest Payment Dates........... The [ ]th day of each month (or, if any such [ ]th day is not a business day,
                                    the next succeeding business day),
                                    commencing [ ], 199[ ]. As used herein,
                                    a "business day" is any day other than
                                    (a) a Saturday or a Sunday or (b) a day
                                    on which banks are legally obligated or
                                    authorized to close in New York City or
                                    any of the cities in New Hampshire or
                                    California in which the Bank is
                                    headquartered or has affiliated
                                    operations centers.

Collateral Initial
  Invested Amount................ $[          ].

Class D Initial Invested Amount.. $[          ].

Class A Controlled Accumulation
  Amount......................... For each Distribution Date with respect to the Class A Accumulation Period,
                                    $[ ] (except that, if the commencement
                                    of the Class A Accumulation Period is
                                    delayed as described herein under
                                    "Series Provisions--Principal", the
                                    Class A Controlled Accumulation Amount
                                    for each Distribution Date with respect
                                    to the Class A Accumulation Period will
                                    be determined as described under
                                    "Series Provisions--Application of
                                    Collections--Payments of Principal").
                                    See "Description of the Certificates--
                                    Principal" in the Prospectus.

Class B Controlled Accumulation
  Amount......................... For each Distribution Date with respect to the Class B Accumulation Period,
                                    $[ ] (or such other amount as the
                                    Servicer may determine as described
                                    under "Series Provisions--Application
                                    of Collections--Payments of
                                    Principal").  See "Description of the
                                    Certificates--Principal" in the
                                    Prospectus.

Class A Expected Final Payment
  Date........................... The [              ] Distribution Date.

Class B Expected Final Payment
  Date........................... The [              ] Distribution Date.

The Class A Certificates; the
  Class B Certificates;
  the Collateral Interest;
  the Class D Interest........... Each of the Class A Certificates and the
                                    Class B Certificates offered hereby
                                    represents an undivided interest in
                                    certain Trust Assets and, in the case
                                    of the Class A Certificates, an
                                    undivided interest in investments and
                                    moneys on deposit in the Principal
                                    Funding Account in respect of the
                                    Class A Certificates and in the case of
                                    the Class B Certificates, an undivided
                                    interest in investments and moneys on
                                    deposit in the Principal Funding
                                    Account in respect of the Class B
                                    Certificates. In addition, undivided
                                    interests in certain Trust Assets (the
                                    "Collateral Interest" and the "Class D
                                    Interest")
                                    will be issued in the Collateral
                                    Initial Invested Amount and the Class D
                                    Initial Invested Amount, which amounts
                                    will equal [ ]% and [ ]%, respectively,
                                    of the sum of the Class A Initial
                                    Invested Amount, the Class B Initial
                                    Invested Amount, the Collateral Initial
                                    Invested Amount and the Class D Initial
                                    Invested Amount (together, the "Initial
                                    Invested Amount") and will constitute
                                    the Credit Enhancement for the Class A
                                    Certificates and the Class B
                                    Certificates. The providers of such
                                    Credit Enhancement are the "Collateral
                                    Interest Holder" and the "Class D
                                    Holder". The Class D Holder will be the
                                    Seller. The portion of the Trust Assets
                                    allocated to the holders of the Series
                                    199_-_ Certificates as described under
                                    "Description of the Certificates" in
                                    the Prospectus will be allocated
                                    between the holders of the Class A
                                    Certificates (the "Class A
                                    Certificateholders' Interest"), the
                                    Class B Certificates (the "Class B
                                    Certificateholders' Interest"), the
                                    Collateral Interest Holder and the
                                    Class D Holder as described herein. The
                                    Class A Certificateholders' Interest,
                                    the Class B Certificateholders'
                                    Interest, the Collateral Interest and
                                    the Class D Interest are sometimes
                                    collectively referred to herein as the
                                    "Series 199_-_ Certificateholders'
                                    Interest".

                                  The principal amount of the Class A
                                    Certificateholders' Interest may
                                    decline as a result of the allocation
                                    to the Class A Certificateholders of
                                    Defaulted Amounts, as described herein.
                                    The Class B Certificateholders'
                                    Interest may decline as a result of (a)
                                    the allocation to the Class B
                                    Certificateholders' Interest of
                                    Defaulted Amounts, including those
                                    otherwise allocable to the Class A
                                    Certificateholders' Interest, and (b)
                                    the reallocation of collections of
                                    Principal Receivables otherwise
                                    allocable to the Class B
                                    Certificateholders' Interest to fund
                                    certain payments in respect of the
                                    Class A Certificates and certain
                                    servicing fees. The Collateral Interest
                                    may decline as a result of (a) the
                                    allocation to the Collateral Interest
                                    of Defaulted Amounts, including those
                                    otherwise allocable to the Class A
                                    Certificateholders' Interest and the
                                    Class B Certificateholders' Interest,
                                    and (b) the reallocation of collections
                                    of Principal Receivables otherwise
                                    allocable to the Collateral Interest or
                                    the Class B Certificateholders'
                                    Interest to fund certain payments in
                                    respect of the Class A Certificates,
                                    the Class B Certificates and certain
                                    servicing fees. The Class D Interest
                                    may decline as a result of (a) the
                                    allocation to the Class D Interest of
                                    Defaulted Amounts, including those
                                    otherwise allocable to the Class A
                                    Certificateholders' Interest, the Class
                                    B Certificateholders' Interest and the
                                    Collateral Interest, and (b) the
                                    reallocation of collections of
                                    Principal Receivables otherwise
                                    allocable to the Class D Interest, the
                                    Collateral Interest or the Class B
                                    Certificateholders' Interest to fund
                                    certain payments in respect of the
                                    Class A Certificates, the Class B
                                    Certificates, the Collateral Interest
                                    and certain servicing fees. Any such
                                    reductions in the Class A
                                    Certificateholders' Interest, the Class
                                    B Certificateholders' Interest, the
                                    Collateral Interest or the Class D
                                    Interest may be reimbursed out of
                                    Available Finance Charge Collections,
                                    as described herein. For the purpose of
                                    allocating collections of Finance
                                    Charge Receivables and the Defaulted
                                    Amount with respect to each Monthly
                                    Period, the Class A Certificateholders'
                                    Interest will be further reduced by the
                                    amount on deposit in the Principal
                                    Funding Account in respect of the Class
                                    A Certificates and the Class B
                                    Certificateholders' Interest will be
                                    further reduced by the amount on
                                    deposit in the Principal Funding
                                    Account in respect
                                    of the Class B Certificates (as so
                                    reduced, the "Class A Adjusted Invested
                                    Amount" and the "Class B Adjusted
                                    Invested Amount", respectively, and
                                    collectively with the Collateral
                                    Invested Amount and the Class D
                                    Invested Amount, the "Adjusted Invested
                                    Amount").

                                  The Series 199_-_ Certificateholders'
                                    Interest will include the right to
                                    receive (but only to the extent needed
                                    to make required payments under the
                                    Pooling Agreement and the Series 199_-_
                                    Supplement and subject to any
                                    reallocation of such amounts as
                                    described herein) varying percentages
                                    of the collections of Finance Charge
                                    Receivables and Principal Receivables
                                    and will be allocated a varying
                                    percentage of the Defaulted Amount with
                                    respect to each Monthly Period. Finance
                                    Charge Receivables collections and the
                                    Defaulted Amount will be allocated to
                                    the Series 199_-_ Certificateholders'
                                    Interest based on the Floating
                                    Allocation Percentage. The Defaulted
                                    Amount with respect to each Monthly
                                    Period will be further allocated
                                    between the Class A Certificates, the
                                    Class B Certificates, the Collateral
                                    Interest and the Class D Interest as
                                    described herein. Finance Charge
                                    Receivables collections with respect to
                                    each Monthly Period allocated to Series
                                    199_-_ will be applied first to pay
                                    interest on the Class A Certificates,
                                    second to pay interest on the Class B
                                    Certificates and then, to the extent
                                    available after making such payments
                                    and other payments having a higher
                                    priority as described herein, interest
                                    on the Collateral Interest and the
                                    Class D Interest. See "Series
                                    Provisions--Application of
                                    Collections-- Payments of Interest,
                                    Fees and Other Items". Collections of
                                    Principal Receivables will be allocated
                                    to the Series 199_-_
                                    Certificateholders' Interest based on
                                    the Principal Allocation Percentage.
                                    Such percentage will vary as described
                                    herein under "Series
                                    Provisions--Allocation Percentages"
                                    depending on whether Series 199_-_ is
                                    in its Revolving Period, Class A
                                    Accumulation Period, Class B
                                    Accumulation Period or Early
                                    Amortization Period. See also
                                    "Description of the Certificates--
                                    Allocation Percentages" in the
                                    Prospectus. Such amounts will be
                                    further allocated between the Class A
                                    Certificates, the Class B Certificates,
                                    the Collateral Interest and the Class
                                    D Interest for certain purposes as
                                    described herein. See "Series
                                    Provisions--Allocation Percentages".

                                  Interest rate swap or cap agreements may
                                    be assigned to the Trust with respect
                                    to Series 199_-_, the payments from
                                    which would be included in Available
                                    Finance Charge Collections. If any such
                                    agreement is entered into, it may be
                                    discontinued or removed from the Trust
                                    at any time. See "Series
                                    Provisions--Interest".

Subordination; Additional
  Amounts Available to
  Class A Certificateholders
  and Class B Certificateholders  The fractional undivided interest in the
                                    Trust Assets constituting the Class B
                                    Certificateholders' Interest will be
                                    subordinated to the extent necessary to
                                    fund certain payments with respect to
                                    the Class A Certificates as described
                                    herein; the fractional undivided
                                    interest in the Trust Assets
                                    constituting the Collateral Interest
                                    will be subordinated to the extent
                                    necessary to fund certain payments with
                                    respect to the Class A Certificates and
                                    the Class B Certificates as described
                                    herein; and the fractional undivided
                                    interest in the Trust Assets
                                    constituting the Class D Interest will
                                    be subordinated to the extent necessary
                                    to fund certain payments with respect
                                    to the Class A Certificates, the Class
                                    B

                                    Certificates and the Collateral
                                    Interest as described herein. If, on
                                    any Distribution Date, Available
                                    Finance Charge Collections are less
                                    than the sum of (a) current and overdue
                                    Class A Monthly Interest and any Class
                                    A Additional Interest, (b) current and
                                    overdue Class B Monthly Interest and
                                    any Class B Additional Interest, (c)
                                    current and overdue Monthly Investor
                                    Servicing Fee, (d) the Class A
                                    Defaulted Amount, (e) the Class B
                                    Defaulted Amount and (f) the Collateral
                                    Defaulted Amount as of, in each case,
                                    such Distribution Date (such
                                    deficiency, the "Required Amount"),
                                    then Reallocated Class D Principal
                                    Collections that would otherwise be
                                    allocable to the Class D Interest with
                                    respect to the related Monthly Period
                                    will be used to fund the Required
                                    Amount. If Reallocated Class D
                                    Principal Collections are less than the
                                    Required Amount, then Reallocated
                                    Collateral Principal Collections that
                                    would otherwise be allocable to the
                                    Collateral Interest with respect to the
                                    related Monthly Period will be used to
                                    fund the remaining portion of the
                                    Required Amount described in clauses
                                    (a), (b), (c), (d) and (e) above. If
                                    Reallocated Collateral Principal
                                    Collections are insufficient to fund
                                    such remaining portion of the Required
                                    Amount, then Reallocated Class B
                                    Principal Collections that would
                                    otherwise be allocable to the Class B
                                    Certificateholders' Interest with
                                    respect to the related Monthly Period
                                    will be used to fund the remaining
                                    portion of the Required Amount
                                    described in clauses (a), (c) and (d)
                                    above.

                                  If on any Distribution Date, the Class A
                                    Defaulted Amount exceeds the amount of
                                    Available Finance Charge Collections
                                    and Reallocated Principal Collections
                                    applied thereto on such Distribution
                                    Date, then the Class D Invested Amount
                                    (after giving effect to any reductions
                                    in the Class D Invested Amount on such
                                    Distribution Date attributable to the
                                    Class D Defaulted Amount and the
                                    application of Reallocated Principal
                                    Collections) will be reduced by the
                                    amount of such excess. If such
                                    reduction would cause the Class D
                                    Invested Amount to be reduced below
                                    zero, the Collateral Invested Amount
                                    (after giving effect to any reductions
                                    in the Collateral Invested Amount on
                                    such Distribution Date attributable to
                                    the Collateral Defaulted Amount and the
                                    application of Reallocated Collateral
                                    Principal Collections and Reallocated
                                    Class B Principal Collections) will be
                                    reduced by the amount by which the
                                    Class D Invested Amount would have been
                                    reduced below zero. If such reduction
                                    would cause the Collateral Invested
                                    Amount to be reduced below zero, the
                                    Class B Invested Amount (after giving
                                    effect to any reductions in the Class B
                                    Invested Amount on such Distribution
                                    Date attributable to the Class B
                                    Defaulted Amount and the application of
                                    Reallocated Class B Principal
                                    Collections) will be reduced by the
                                    amount by which the Collateral Invested
                                    Amount would have been reduced below
                                    zero. In the event that such reduction
                                    would cause the Class B Invested Amount
                                    to be reduced below zero, the Class A
                                    Invested Amount shall be reduced by the
                                    amount by which the Class B Invested
                                    Amount would have been reduced below
                                    zero, and, in such case, the Class A
                                    Certificateholders will bear directly
                                    the credit and other risks associated
                                    with their undivided interest in the
                                    Trust. See "Series
                                    Provisions--Application of Collections"
                                    and "--Defaulted Amounts; Charge-
                                    Offs".

                                  If on any Distribution Date, the Class B
                                    Defaulted Amount exceeds the amount of
                                    Available Finance Charge Collections,
                                    Reallocated Class D Principal

                                    Collections and Reallocated Collateral
                                    Principal Collections applied thereto
                                    on such Distribution Date, then the
                                    Class D Invested Amount (after giving
                                    effect to any reductions in the Class D
                                    Invested Amount on such Distribution
                                    Date attributable to the Class D
                                    Defaulted Amount, the application of
                                    Reallocated Principal Collections and
                                    the Class A Defaulted Amount) will be
                                    reduced by the amount of such excess.
                                    If such reduction would cause the Class
                                    D Invested Amount to be reduced below
                                    zero, the Collateral Invested Amount
                                    (after giving effect to any reductions
                                    in the Collateral Invested Amount on
                                    such Distribution Date attributable to
                                    the Collateral Defaulted Amount, the
                                    application of Reallocated Collateral
                                    Principal Collections and Reallocated
                                    Class B Principal Collections and the
                                    Class A Defaulted Amount) will be
                                    reduced by the amount of such excess.
                                    In the event that such reduction would
                                    cause the Collateral Invested Amount to
                                    be reduced below zero, the Class B
                                    Invested Amount will be reduced by the
                                    amount by which the Collateral Invested
                                    Amount would have been reduced below
                                    zero, and, in such case, the Class B
                                    Certificateholders will bear directly
                                    the credit and other risks associated
                                    with their undivided interest in the
                                    Trust. See "Series
                                    Provisions--Application of Collections"
                                    and "--Defaulted Amounts; Charge-Offs".

Credit Enhancement..............  On each Distribution Date, the amount of the Collateral Interest and the Class D
                                    Interest, which collectively constitute
                                    the Credit Enhancement for the Class A
                                    Certificates and the Class B
                                    Certificates, will equal the lesser of
                                    (a) the sum of the Collateral Invested
                                    Amount and the Class D Invested Amount
                                    and (b) the Required Enhancement
                                    Amount. The Required Enhancement Amount
                                    with respect to any Distribution Date
                                    will be, subject to certain limitations
                                    more fully described herein, the
                                    product of (i) the Adjusted Invested
                                    Amount and (ii) [ ]%. If, as of any
                                    Distribution Date, the sum of the
                                    Collateral Invested Amount and the
                                    Class D Invested Amount is less than
                                    the Required Enhancement Amount,
                                    Available Finance Charge Collections
                                    remaining after making payments on such
                                    date having a higher priority, as
                                    described herein, will be used to
                                    increase the Collateral Invested Amount
                                    or the Class D Invested Amount to the
                                    extent of such shortfall. If, as of any
                                    Distribution Date, the Collateral
                                    Invested Amount exceeds the Required
                                    Collateral Invested Amount, Available
                                    Principal Collections remaining after
                                    payment of any Class A Monthly
                                    Principal and Class B Monthly Principal
                                    on such date will be used to reduce the
                                    Collateral Invested Amount to the
                                    Required Collateral Invested Amount.
                                    See "Series Provisions--Application of
                                    Collections".

Other Series..................... The Trust has previously issued [ ]
                                    Series of Certificates, [ ] of which
                                    are still outstanding. See "Annex I:
                                    Other Issuances of Certificates" for a
                                    summary of those outstanding
                                    certificates. Additional Series are
                                    expected to be issued from time to time
                                    by the Trust. See "Description of the
                                    Certificates--New Issuances" in the
                                    Prospectus.

Sharing of Additional Finance
  Charges.......................

                                  Upon the issuance of the Series 199_-_
                                    Certificates, [ ] Series issued by the
                                    Trust will be outstanding as of the
                                    Series Issuance Date [and will be
                                    included in a group of Series
                                    designated as "Group One"]. [Group One]
                                    is expected to include additional
                                    Series issued from time to time.
                                    Subject to certain limitations
                                    described under "Description of the
                                    Certificates--Sharing of Additional
                                    Finance Charges" in the Prospectus,
                                    Additional Finance

                                    Charges, if any, with respect to any
                                    Series included in [Group One] will be
                                    applied to cover any shortfalls with
                                    respect to amounts payable from
                                    collections of Finance Charge
                                    Receivables allocable to any other
                                    Series in [Group One], pro rata based
                                    upon the amount of the shortfall, if
                                    any, with respect to each other Series
                                    in [Group One]. See "Description of the
                                    Certificates--Sharing of Additional
                                    Finance Charges" in the Prospectus.

The Receivables.................  The aggregate amount of Receivables in the Accounts as of [ ], 199[ ]
                                    (including approximately $[ ] of
                                    Receivables in Accounts added to the
                                    Trust after [ ], 199[ ] and on or prior
                                    to the Series Issuance Date) was $[ ]
                                    of which $[ ] were Principal
                                    Receivables and $[ ] were Finance
                                    Charge Receivables (which amounts
                                    include overdue Principal Receivables
                                    and overdue Finance Charge Receivables,
                                    respectively). The amount of such
                                    Finance Charge Receivables will not
                                    affect the amount of the
                                    Certificateholders' Interest
                                    represented by the Certificates or the
                                    amount of the Sellers' Interest, which
                                    are determined on the basis of the
                                    amount of Principal Receivables in the
                                    Trust. See "The Accounts" in the
                                    Prospectus and "Composition of the
                                    Accounts" herein.

Series Cut-Off Date.............. [               ], 199[ ].

Series Issuance Date............. On or about [ ], 199[ ].

Revolving Period and Accumulation
  Periods........................ Unless a Pay Out Event occurs, the revolving period with respect to the
                                    Series 199_-_ Certificates (the
                                    "Revolving Period") will end, and the
                                    accumulation period with respect to the
                                    Class A Certificates (the "Class A
                                    Accumulation Period") will commence, at
                                    the close of business on the last
                                    business day of [ ] (except that,
                                    subject to the conditions set forth
                                    under "Series Provisions--Principal",
                                    the day on which the Revolving Period
                                    ends and the Class A Accumulation
                                    Period begins may be delayed to not
                                    later than the last business day of [
                                    ]). Unless a Pay Out Event occurs, the
                                    accumulation period with respect to the
                                    Class B Certificates (the "Class B
                                    Accumulation Period") will commence at
                                    the close of business on the last
                                    business day of the Monthly Period
                                    immediately preceding the Class A
                                    Expected Final Payment Date. See
                                    "Description of the
                                    Certificates--Principal" in the
                                    Prospectus.

Series Servicing Fee Percentage.  For so long as the Bank is the Servicer,
                                    [ ]% per annum or, if a successor
                                    Servicer is appointed, a percentage
                                    determined by the Trustee, which will
                                    not exceed [ ]% per annum. The Monthly
                                    Investor Servicing Fee will be paid on
                                    each Distribution Date as described
                                    under "Series Provisions--Application
                                    of Collections--Payment of Interest,
                                    Fees and Other Items". See also
                                    "Description of the Certificates--
                                    Servicing Compensation and Payment of
                                    Expenses" in the Prospectus.

Registration....................  The Class A Certificates and the Class B
                                    Certificates initially will be
                                    represented by certificates registered
                                    in the name of Cede, as nominee of DTC,
                                    and no purchaser of Class A
                                    Certificates or Class B Certificates
                                    will be entitled to receive a
                                    definitive certificate except under
                                    certain limited circumstances. Class A
                                    Certificateholders and Class B
                                    Certificateholders may elect to hold
                                    their Certificates through DTC (in the
                                    United States) or CEDEL or Euroclear
                                    (in Europe). See "The Pooling Agreement
                                    Generally--Book-Entry Registration" and
                                    "--Definitive Certificates" in the
                                    Prospectus.

Optional Repurchase.............. On any day occurring on or after the day on which the Invested Amount is reduced
                                    to [ ]% or less of the Initial Invested
                                    Amount, the Bank will have the option
                                    to repurchase the Series 199_-_
                                    Certificateholders' Interest and
                                    thereby retire the Series 199_-_
                                    Certificates. The purchase price will
                                    be equal to the sum of the Adjusted
                                    Invested Amount and accrued and unpaid
                                    interest on the Class A Certificates,
                                    the Class B Certificates and the
                                    Collateral Interest (and accrued and
                                    unpaid interest with respect to
                                    interest amounts that were due but not
                                    paid on any prior Interest Payment
                                    Date) through (a) if the day on which
                                    such repurchase occurs is a
                                    Distribution Date, the day immediately
                                    preceding such Distribution Date, or
                                    (b) if the day on which such repurchase
                                    occurs is not a Distribution Date, the
                                    day immediately preceding the
                                    Distribution Date following such day.
                                    See "Description of the
                                    Certificates--Optional Termination;
                                    Final Payment of Principal" in the
                                    Prospectus.

Series Termination Date.........  The [ ] Distribution Date. See "Series
                                    Provisions--Series Termination".

Tax Status......................  See "Tax Matters" in the Prospectus.

ERISA Eligibility...............  [The Class A Certificates may be eligible for purchase by Benefit Plans. The
                                    Class B Certificates are not expected
                                    to be eligible for purchase by Benefit
                                    Plans.] [See "ERISA Considerations" in
                                    the Prospectus.]

Class A Certificate Rating......  It is a condition to the issuance of the
                                    Class A Certificates that they be rated
                                    in [one of] the [ ] rating [category]
                                    [categories] by at least [ ] nationally
                                    recognized statistical rating [agency]
                                    [agencies]. The rating of the Class A
                                    Certificates is based primarily on the
                                    value of the Receivables and the
                                    circumstances in which funds otherwise
                                    allocable to the Class B
                                    Certificateholders' Interest, the
                                    Collateral Interest and the Class D
                                    Interest may be available to the Class
                                    A Certificateholders. The rating of the
                                    Class A Certificates is not based on
                                    the availability of payments under any
                                    interest rate swap or cap agreement
                                    that may be assigned to the Trust with
                                    respect to the Series 199_-_
                                    Certificates. See "Risk
                                    Factors--Limited Nature of Rating" in
                                    the Prospectus.

Class B Certificate Rating......  It is a condition to the issuance of the
                                    Class B Certificates that they be rated
                                    in [one of] the [ ] rating [category]
                                    [categories] by at least [ ] nationally
                                    recognized statistical rating [agency]
                                    [agencies]. The rating of the Class B
                                    Certificates is based primarily on the
                                    value of the Receivables and the
                                    circumstances in which funds otherwise
                                    allocable to the Collateral Interest
                                    and the Class D Interest may be
                                    available to the Class B
                                    Certificateholders. The rating of the
                                    Class B Certificates is not based on
                                    the availability of payments under any
                                    interest rate swap or cap agreement
                                    that may be assigned to the Trust with
                                    respect to the Series 199_-_
                                    Certificates. See "Risk
                                    Factors--Limited Nature of Rating" in
                                    the Prospectus.

                                RISK FACTORS

     Potential investors should consider, among other things, the risk factors discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with the purchase of the Series 199_-_
Certificates.

     Limited Amounts of Credit Enhancement. The Credit Enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates, the Collateral Interest and the Class D Interest, and the Credit Enhancement with respect to the Class B Certificates will be provided by the subordination of the Collateral Interest and the Class D Interest. In each case the amounts available as Credit Enhancement are limited and will be reduced by payments or reductions that may be made pursuant to the terms of the Series 199_-_ Supplement, as described herein. If the Collateral Invested Amount and the Class D Invested Amount have been reduced to zero, Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class A Invested Amount may be reduced. Further, in the event of a reduction of the Class B Invested Amount, the Collateral Invested Amount or the Class D Invested Amount, the amount of principal and interest available to make distributions with respect to the Class A Certificates and the Class B Certificates may be reduced. Additionally, the amount of Credit Enhancement may be reduced or the form thereof altered at the Bank's option at any time, subject to the approval of each Rating Agency that has rated the Class A Certificates and the Class B Certificates.

     Effect of Subordination of Class B Certificates; Principal Payments. Payments of principal and interest on the Class B Certificates are subordinated in right of payment to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the portion of the Required Amount for any Monthly Period attributable to the Class A Certificates and the Monthly Investor Servicing Fee is greater than zero and is not funded by a reduction in the Collateral Invested Amount or the Class D Invested Amount. To the extent the Class B Invested Amount is reduced, the amount of interest distributable to Class B Certificateholders may be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions--Allocation Percentages" and "--Application of Collections". If the Class B Invested Amount is reduced to zero, the holders of the Class A Certificates will bear directly the credit and other risks associated with their undivided interest in the Trust.


                          MATURITY CONSIDERATIONS

     The Pooling Agreement and the Series 199_-_ Supplement provide that the Class A Invested Amount is payable to the Class A Certificateholders, to the extent funds are available therefor in the Principal Funding Account, on the Class A Expected Final Payment Date or earlier in the event of a Pay Out Event which results in the commencement of an early amortization period with respect to the Series 199_-_ Certificates (an "Early Amortization Period"). The Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount is paid in full or the Series Termination Date occurs. The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     On each Distribution Date with respect to the Class A Accumulation Period, Available Principal Collections in an amount up to the Class A Controlled Deposit Amount with respect to such Distribution Date will be deposited in the Principal Funding Account (as described under "Series Provisions--Application of Collections--Payments of Principal"), until the Principal Funding Account Balance is equal to the Class A Invested Amount. The Class A Certificateholders will receive the aggregate principal amount on deposit in the Principal Funding Account on the Class A Expected Final Payment Date. Although it is anticipated that Available Principal Collections for each Monthly Period with respect to the Class A Accumulation Period will be sufficient to fund the deposit of the Class A Invested Amount in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Payment Date, no assurance can be given in that regard. If the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date, principal will be paid to the Class A Certificateholders monthly on each Distribution Date until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs.

     If the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, then on each Distribution Date with respect to the Class B Accumulation Period, Available Principal Collections in an amount up to the Class B Controlled Deposit Amount with respect to such Distribution Date will be deposited in the Principal Funding Account (as described under "Series Provisions--Application of Collections--Payments of Principal"), until the Principal Funding Account Balance is equal to the Class B Invested Amount. The Class B Certificateholders will receive the aggregate principal amount on deposit in the Principal Funding Account on the Class B Expected Final Payment Date. Although it is anticipated that Available Principal Collections for each Monthly Period with respect to the Class B Accumulation Period will be sufficient to fund the deposit of the Class B Invested Amount in the Principal Funding Account for payment to the Class B Certificateholders on the Class B Expected Final Payment Date, no assurance can be given in that regard. If the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date, principal will be paid to the Class B Certificateholders monthly on each Distribution Date until the Class B Invested Amount is paid in full or until the Series Termination Date occurs.

     At or after the time at which the Class A Accumulation Period commences for Series 199_-_, the Bank may designate another Series (or some portion thereof) as a Paired Series with respect to Series 199_-_ and may use such other Series to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 199_-_. A Paired Series is intended to be issued as a pair with a Series which is in its Accumulation Period or Scheduled Amortization Period, and, accordingly, new Paired Series may be excluded from the definition of Required Principal Balance and thereby increase the aggregate Invested Amounts that may be issued by the Trust in relation to the aggregate amount of Principal Receivables. If a Pay Out Event occurs with respect to any Paired Series and the Early Amortization Period for such Series overlaps the Class A Accumulation Period, the Class B Accumulation Period or the Early Amortization Period for the Series 199_-_ Certificates, the final payment of principal to the Class A Certificateholders and Class B Certificateholders may be delayed.

     If a Pay Out Event occurs with respect to the Series 199_-_ Certificates and the Early Amortization Period commences, any amount on deposit in the Principal Funding Account on the first Special Payment Date, and the Available Principal Collections on each Distribution Date thereafter, will be paid to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs. See "Description of the Certificates--Pay Out Events" in the Prospectus and "Series Provisions--Pay Out Events" herein. If the commencement of the Class A Accumulation Period is delayed as described under "Series Provisions--Principal", and a Pay Out Event with respect to the Series 199_- _ Certificates or with respect to any other Series occurs after the date originally scheduled for the commencement of the Class A Accumulation Period, then it is probable that the Class A Certificateholders, and consequently the Class B Certificateholders, would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

     The following table sets forth the highest and lowest accountholder monthly payment rates for the Providian Portfolio during any month in the period shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the applicable months. Payments shown in the table consist of amounts that would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                    ACCOUNTHOLDER MONTHLY PAYMENT RATES
                            PROVIDIAN PORTFOLIO


                               Three Months
                                   Ended           Year Ended [   ],
                          [       ], 199[ ]   [  ]      [   ]     [  ]
                            ----------------- ----      -----     ----
Lowest..................       %               %        %          %
Highest.................       %               %        %          %
Monthly Average.........       %               %        %          %



     The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and consumer spending and borrowing patterns. The Bank cannot predict, and no assurance can be given as to, the accountholder monthly payment rates that will actually occur in any future period. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which the Principal Funding Account could be funded during the Class A Accumulation Period or the Class B Accumulation Period, or the rate at which Class A Certificateholders and Class B Certificateholders could expect to receive payments of principal on their Class A Certificates and their Class B Certificates during the Early Amortization Period, will be similar to the historical experience set forth above. In addition, the Trust, as a master trust, has issued and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by a Class A Certificateholder or Class B Certificateholder. If a Pay Out Event occurs with respect to the Series 199_-_ Certificates or other Series in certain circumstances discussed above, payments of principal on the Class A Certificates and the Class B Certificates could be delayed. In other circumstances, if a Pay Out Event occurs with respect to the Series 199_-_ Certificates, the average life and maturity of the Class A Certificates and the Class B Certificates could be significantly reduced. As a result, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to the respective final Distribution Dates with respect to the Class A Certificates and the Class B Certificates will equal the expected number of months. See "Risk Factors--Payments and Maturity" in the Prospectus.

                          THE PROVIDIAN PORTFOLIO

General

     Set forth below is certain information with respect to the Providian Portfolio. See "The Bank's Credit Card and Consumer Lending Business" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Providian Portfolio.

Revenue Experience

     Gross revenues from periodic finance charges and fees billed to accountholders on accounts contained in the Providian Portfolio for the three months ended [ ], 199[ ] and for each of the three years ended [ ], [ ], [ ] and [ ] are set forth in the following table. Revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Bank or the Servicer in such fees and charges or by other factors. See "Risk Factors--Certain Legal Aspects" and "The Ability of the Bank to Change Terms of the Accounts" and "The Accounts--Billing and Payments" in the Prospectus.

                             REVENUE EXPERIENCE
                            PROVIDIAN PORTFOLIO



                                        Three Months
                                           Ended              Year Ended [    ],
                                        [    ], 199[ ]   [    ]     [    ]      [    ]
                                        --------------   ------     ------      ------

                                                       (Dollars in Thousands)
Average Receivables Outstanding(1)...
Finance Charge and Fee Income(2).....
Average Revenue Yield(3)(4)..........              %          %          %           %

(1) Average Receivables Outstanding for any period is equal to the average of the Average Daily Balance for each month in such period. The Average Daily Balance for a month is equal to the average of the Receivables outstanding on each day in such month. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.

(2) Finance Charge and Fee Income includes Interchange and is reduced by purchase rebates with respect to certain accounts.

(3) Average Revenue Yield is the result of dividing Finance Charge and Fee Income by Average Receivables Outstanding during the periods indicated.

(4) The percentage for the three months ended [ ], 199[ ] is an annualized figure.

Loss and Delinquency Experience

     The following tables set forth the delinquency and loss experience with respect to payments by accountholders on the Providian Portfolio for each of the periods shown. There can be no assurance, however, that the loss and delinquency experience for the Receivables will be similar to the historical experience for the Providian Portfolio set forth below.

                           DELINQUENCY EXPERIENCE
                            PROVIDIAN PORTFOLIO


                              At [     },                                       At [       ],
                                199[ ]                    [       ]                    [   ]                     [   ]
                      -------------------------- -------------------------- ------------------------- --------------------------
                       Delinquent                 Delinquent                Delinquent                 Delinquent
                         Amount    Percentage(1)    Amount    Percentage(1)   Amount    Percentage(1)   Amount     Percentage(1)
                      -----------  ------------- -----------  ------------- ----------  ------------- -----------  -------------
                                                     (Dollars in Thousands)
31-60 days............                %                          %                         %                           %
61-90 days............                %                          %                         %                           %
91 days or more.......                %                          %                         %                           %
                      -----------   ----         -----------   ----         ----------   ----                        ----
Total.................                %                          %                         %                           %


(1) The percentages are the result of dividing the Delinquent Amount by the aggregate Receivables outstanding at the dates indicated. The aggregate Receivables outstanding at [ ], 199[ ] and at [ ], [ ], [ ], and [ ] were $[ ], $[ ], $[ ] and $[ ], respectively. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.

                              LOSS EXPERIENCE
                            PROVIDIAN PORTFOLIO


                                            Three Months
                                                Ended            Year Ended [     ],
                                           [     ], 199[ ]    [   ]    [   ]     [   ]
                                           ---------------    -----    -----     -----
                                                               (Dollars in Thousands)
Average Receivables Outstanding(1)....
Gross Charge-offs(2)..................
Recoveries............................
Net Charge-offs(3)....................
Net Charge-offs as a Percentage of
  Average Receivables(4).............                   %         %        %         %

--------------------
(1) Average Receivables Outstanding for any period is equal to the average of the Average Daily Balance for each month in such period. The Average Daily Balance for a month is equal to the average of the Receivables outstanding on each day in such month. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.

(2) Gross Charge-offs are Receivables charged off as uncollectible in accordance with the Bank's customary practices (excludes reductions due to fraud, returned goods and customer disputes for all periods shown).

(3) Gross Charge-offs less the total amount of recoveries on previously Charged-off Accounts.

(4) The percentage for the three months ended [ ], 199[ ] is an annualized figure.


                        COMPOSITION OF THE ACCOUNTS

     The Receivables in the Accounts as of [ ], 199[ ] (including approximately $[ ] of Receivables in Accounts added to the Trust after [ ], 199[ ] and on or prior to the Series Issuance Date, which Accounts are included in all figures set forth in this paragraph) included $[ ] of Finance Charge Receivables and $[ ] of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables, respectively). As of [ ], 199[ ], there were [ ] Accounts (including [ ] closed Accounts with a zero balance and [ ] charged-off Accounts). As of [ ], 199[ ], the Accounts had an average total Principal Receivables balance of $[ ] (excluding [ ] Accounts with a zero or credit balance and charged-off Accounts) and an average credit limit of $[ ] (excluding [ ] closed Accounts with a zero balance and charged-off Accounts). As of [ ], 199[ ], the average total Principal Receivables balance in the Accounts as a percentage of the average credit limit with respect to the Accounts (excluding [ ] Accounts with a zero or credit balance and charged-off Accounts in the case of average total Principal Receivables balance, and with respect to average credit limit, excluding [ ] closed Accounts with a zero balance and charged-off Accounts) was approximately [ ]%. As of [ ], 199[ ], the weighted average age of the Accounts was [ ] months. The Accounts were selected from the Providian Portfolio in the manner described in the Prospectus under "The Accounts--General." See "The Accounts" in the Prospectus.

     The following tables summarize the Accounts by various criteria as of [ ], 199[ ]. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                 COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE
                           (As of [ ], 199[ ])(1)

                                             Percentage
                                              of Total                      Percentage of
                                 Number        Number      Receivables    Total Receivables
Account Balance                Accounts(2)  of Accounts  Outstanding(2)      Outstanding

                                                (Dollars In Thousands)

Credit Balance(3).............                    %                               %
No Balance(4).................                    %                               %
$0.01 to $1,499.99............                    %                               %
$1,500.00 to $2,999.99........                    %                               %
$3,000.00 to $4,499.99........                    %                               %
$4,500.00 to $5,999.99........                    %                               %
$6,000.00 to $7,499.99........                    %                               %
$7,500.00 to $8,999.99........                    %                               %
$9,000.00 to $10,499.99.......                    %                               %
$10,500.00 and above..........                    %                               %
                                ----------  ------         -----------      -------
    Total.....................              100.00%        [        ]       100.00%
                                ==========  ======         ===========      ======

(1) Includes approximately $[ ] of Receivables in Accounts added to the Trust after [ ], 1 99[ ] and on or prior to the Series Issuance Date.

(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include [ ] closed Accounts with a zero balance and [ ] charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

(3) Credit Balances are a result of accountholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts with a credit balance are included, as Receivables may be generated with respect thereto in the future.

(4) Accounts with no balance are included, as Receivables may be generated with respect thereto in the future.

                  COMPOSITION OF ACCOUNTS BY CREDIT LIMIT
                        (As of [       ], 199[ ])(1)


                                            Percentage
                                             of Total                      Percentage of
                                Number        Number       Receivables   Total Receivables
Credit Limit                  Accounts(2)  of Accounts   Outstanding(2)     Outstanding
                                              (Dollars In Thousands)

$0.01 to $1,499.99..........                         %                             %
$1,500.00 to $2,999.99......                         %                             %
$3,000.00 to $4,499.99......                         %                             %
$4,500.00 to $5,999.99......                         %                             %
$6,000.00 to $7,499.99......                         %                             %
$7,500.00 to $8,999.99......                         %                             %
$9,000.00 to $10,499.99.....                         %                             %
$10,500.00 and above........                         %                             %
                              ------------ -----------   --------------   ----------------
    Total...................     [     ]       100.00%      [      ]          100.00%
                              ============ ===========   ==============   ================

(1) Includes approximately $[ ] of Receivables in Accounts added to the Trust after [ ], 199[ ] and on or prior to the Series Issuance Date.

(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include [ ] closed Accounts with a zero balance and [ ] charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

                 COMPOSITION OF ACCOUNTS BY PAYMENT STATUS
                           (As of [ ], 199[ ])(1)


                                             Percentage                        Percentage of
                                              of Total                         Percentage of
                                Number of      Number         Receivables    Total Receivables
Payment Status                 Accounts(2)  of Accounts      Outstanding(2)     Outstanding
                                                (Dollars In Thousands)

Current (3).................                         %                                   %
31-60 Days Delinquent.......                         %                                   %
61-90 Days Delinquent.......                         %                                   %
91 Days Delinquent or more..                         %                                   %
                              ------------  -------------    --------------     --------------
Total.......................  [          ]     100.00%          [      ]           100.00%
                              ============  =============    ==============     ==============

----------------------

(1) Includes approximately $[ ] of Receivables in Accounts added to the Trust after [ ], 199[ ] and on or prior to the Series Issuance Date.

(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include [ ] closed Accounts with a zero balance and [ ] charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

(3) Includes Accounts on which the minimum payment has not been received prior to the second billing date following issuance of the related billing statement.


                   COMPOSITION OF ACCOUNTS BY ACCOUNT AGE
                       (As of [         ], 199[ ])(1)


                                                              Percentage
                                                               of Total        Percentage of
                                 Number of      Number        Receivables    Total Receivables
Account Age                     Accounts(2)   of Accounts    Outstanding(2)     Outstanding
                                                    (Dollars In Thousands)

0 to 6 months old...........                            %                              %
Over 6 to 12 months.........                            %                              %
Over 12 to 24 months........                            %                              %
Over 24 to 36 months........                            %                              %
Over 36 to 48 months........                            %                              %
Over 48 months..............                            %                              %
                              --------------  -----------     --------------  ---------------
Total.......................  [            ]      100.00%     $[           ]     100.00%
                              ==============  ===========     ==============  ===============

---------------------

(1) Includes approximately $[ ] of Receivables in Accounts added to the Trust after [ ], 199[ ] and on or prior to the Series Issuance Date.

(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include [ ] closed Accounts with a zero balance and [ ] charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

           COMPOSITION OF ACCOUNTS BY GEOGRAPHIC DISTRIBUTION(1)
                       (As of [        ], 199[ ])(2)


                                               Percentage
                                                of Total                      Percentage of
                                Number of        Number      Receivables    Total Receivables
State                          Accounts(3)    of Accounts   Outstanding(2)     Outstanding
                                                  (Dollars In Thousands)

                                                      %                               %
                                                      %                               %
All Others (4)(5)...........                          %                               %
                               --------------   ------      --------------  ----------------
Subtotal....................  [             ]   100.00%     [            ]      100.00%
                              ===============   ======      ==============  ================


(1)  Determined on the basis of accountholders' telephone area codes.

(2) Includes approximately $[ ] of Receivables in Accounts added to the Trust after [ ], 199[ ] and on or prior to the Series Issuance Date.

(3) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include [ ] closed Accounts with a zero balance and [ ] charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

(4) No state other than those listed has more than [ ]% of the total Receivables Outstanding, excluding Accounts for which computer records show "unknown" in the state field.

(5)  Includes Accounts representing [ ]% of the total Receivables
     Outstanding for which computer records show "unknown" in the state field.

                                  THE BANK

     As of the Bank's [ ], 199[ ] Call Report, the Bank had total deposits of approximately $[ ] million, total assets of approximately $[ ] million and total equity of approximately $737 million. See "The Bank" in the Prospectus.


                              USE OF PROCEEDS

     Net proceeds from the sale of the Series 199_-_ Certificates in the amount of the Class A Initial Invested Amount, Class B Initial Invested Amount, and the Collateral Invested Amount, less offering expenses, will be paid to the Bank. The Bank will use such proceeds for general corporate purposes.


                             SERIES PROVISIONS

General

     The Series 199_-_ Certificates will be issued pursuant to the Pooling Agreement and a Supplement thereto relating to the Series 199_-_ Certificates (the "Series 199_-_ Supplement"). The Series 199_-_ Certificates will consist of four Classes, the Class A Certificates, the Class B Certificates, the Class comprising the Collateral Interest and the Class comprising the Class D Interest. Reference should be made to the Prospectus for additional information concerning the Series 199_-_ Certificates and the Pooling Agreement.

Interest

     Interest will accrue on the outstanding principal amount of the Class A Certificates at the Class A Certificate Rate. Interest will be distributed to the Class A Certificateholders on [ ], 199[ ] and each Interest Payment Date thereafter in an amount equal to the product of the Class A Certificate Rate[,] [and] the outstanding principal amount of the Class A Certificates as of the preceding Record Date [and a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is [365] [360]]. Interest with respect to the Class A Certificates due but not paid on any Interest Payment Date will be due on the next succeeding Interest Payment Date with additional interest on such amount at a rate equal to the Class A Certificate Rate to the extent permitted by law.

     Interest will accrue on the Class B Invested Amount at the Class B Certificate Rate. Interest will be distributed to the Class B Certificateholders on [ ], 199[ ] and each Interest Payment Date thereafter in an amount equal to the product of the Class B Certificate Rate[,] [and] the Class B Invested Amount as of the preceding Record Date [and a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is [365] [360]]. Interest with respect to the Class B Certificates due but not paid on any Interest Payment Date will be due on the next succeeding Interest Payment Date with additional interest on such amount at a rate equal to the Class B Certificate Rate to the extent permitted by law.

     Interest payments on the Class A Certificates and the Class B Certificates on any Interest Payment Date will be funded from Available Finance Charge Collections for the related Monthly Period as described under "--Application of Collections--Payments of Interest, Fees and Other Items". To the extent that Available Finance Charge Collections for such Monthly Period are insufficient to pay interest on the Class A Certificates, Reallocated Principal Collections that would otherwise be allocable to the Class D Invested Amount, the Collateral Invested Amount and the Class B Invested Amount will be used to make such payments. To the extent that Available Finance Charge Collections for such Monthly Period are insufficient to pay interest on the Class B Certificates, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections that would otherwise be allocable to the Class D Invested Amount and the Collateral Invested Amount (to the extent such amounts are not needed to pay interest on the Class A Certificates) will be used to make such payments.

     "Available Finance Charge Collections" means, with respect to any Distribution Date, an amount equal to the sum of: (a) the product of the Floating Allocation Percentage and the aggregate amount of collections of Finance Charge Receivables with respect to the related Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement, but excluding any investment earnings constituting Principal Funding Investment Proceeds); (b) the Principal Funding Investment Proceeds, if any, with respect to such Distribution Date; (c) amounts, if any, withdrawn from the Reserve Account that are required to be included in Available Finance Charge Collections pursuant to the Series 199_-_ Supplement with respect to such Distribution Date; (d) any Additional Finance Charges from other Series in Group One that are allocated to Series 199_-_ with respect to such Monthly Period; and (e) payments, if any, received with respect to such Distribution Date under any interest rate swap or cap agreement assigned to the Trust for the benefit of the Series 199_-_ Certificateholders.

Principal

     During the Revolving Period (which begins on the Series Cut-Off Date and ends immediately prior to the commencement of the Class A Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to Class A Certificateholders or Class B Certificateholders. On each Distribution Date with respect to the Class A Accumulation Period, principal will be deposited in the Principal Funding Account in an amount up to the Class A Controlled Deposit Amount with respect to such Distribution Date and amounts on deposit therein will be distributed to the Class A Certificateholders on the Class A Expected Final Payment Date. If the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, then on each Distribution Date with respect to the Class B Accumulation Period, principal will be deposited in the Principal Funding Account in an amount up to the Class B Controlled Deposit Amount with respect to such Distribution Date and amounts on deposit therein will be distributed to the Class B Certificateholders on the Class B Expected Final Payment Date. If the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date or the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date a Payout Event will occur and the Early Amortization Period will commence. During the Early Amortization Period, principal will be paid to the Class A Certificateholders monthly on each Special Payment Date until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs. If a Pay Out Event occurs with respect to the Series 199_-_ Certificates during the Class A Accumulation Period or the Class B Accumulation Period, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders or the Class B Certificateholders, as the case may be, on the first Special Payment Date. See "--Application of Collections--Payments of Principal" herein and see "--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus for a discussion of events that might lead to the commencement of an Early Amortization Period.

     The Class A Accumulation Period is scheduled to commence at the close of business on the last business day of [ ]. However, the Servicer may elect to postpone the commencement of the Class A Accumulation Period and extend the length of the Revolving Period, subject to the conditions set forth below. The Servicer may make such election only if the Class A Accumulation Period Length (determined as described below) is less than twenty-four months and if no Pay Out Event has occurred and is continuing with respect to any other Series. On each Determination Date during the Revolving Period, the Servicer will determine the "Class A Accumulation Period Length", which is the number of months expected to be required fully to fund the Class A Initial Invested Amount no later than the Class A Expected Final Payment Date, based on (a) the expected monthly collections of Principal Receivables allocated to all outstanding Series (other than certain variable funding Series, [including ]), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to the Certificateholders of all outstanding Series (excluding any variable funding Series) that are not expected to be in their revolving period during the Class A Accumulation Period. If the Class A Accumulation Period Length is less than twenty-four months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Class A Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Class A Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event with respect to Series 199_-_ occurs after the date originally scheduled as the commencement of the Class A Accumulation Period or a Pay Out Event occurs with respect to any other Series, then it is probable that the Class A Certificateholders, and consequently the Class B Certificateholders, would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

Allocation Percentages

     Pursuant to the Pooling Agreement, for each day during each Monthly Period, the Servicer will allocate between the Series 199_-_
Certificateholders' Interest, the Sellers' Interest and the
Certificateholders' Interests of the other Series issued and outstanding from time to time all collections of Finance Charge Receivables and Principal Receivables and the

Defaulted Amount with respect to such Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated at all times to the Series 199_-_ Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the sum of the total amount of Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the last day of such immediately preceding Monthly Period; provided, however, that for the first Monthly Period, the numerator will be the Initial Invested Amount for the period from and including the Series Issuance Date through and including the last day of such first Monthly Period and the denominator will be the sum of the Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the Series Cut-Off Date (the "Floating Allocation Percentage"). Collections of Principal Receivables with respect to each day during any Monthly Period at all times will be allocated to the Series 199_-_ Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the preceding Monthly Period and (b) during the Class A Accumulation Period, the Class B Accumulation Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the last day of the preceding Monthly Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to collections of Principal Receivables for all Series outstanding as of the date of determination (the "Principal Allocation Percentage").

     "Invested Amount" means, with respect to any date of determination, an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount, the Collateral Invested Amount and the Class D Invested Amount. "Class A Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Charge-Offs over the aggregate amount of Class A Charge-Offs reimbursed as described under "--Application of Collections--Payments of Interest, Fees and Other Items" prior to such date; provided, however, that the Class A Invested Amount will not be reduced below zero.

     "Class B Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount by which the Class B Invested Amount has been reduced in respect of the application of Reallocated Class B Principal Collections on all prior Distribution Dates as described under "--Application of Collections--Payments of Interest, Fees and Other Items", minus (d) the aggregate amount of Class B Charge-Offs prior to such date, plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under "--Application of Collections--Payments of Interest, Fees and Other Items"; provided, however, that the Class B Invested Amount will not be reduced below zero.

     "Collateral Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount by which the Collateral Invested Amount has been reduced in respect of the application of Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections on all prior Distribution Dates as described under "--Application of Collections--Payments of Interest, Fees and Other Items", minus (d) the aggregate amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates as described under "--Defaulted Amounts; Charge-Offs", plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under "--Application of Collections--Payments of Interest, Fees and Other Items"; provided, however, that the Collateral Invested Amount will not be reduced below zero.

     "Class D Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Class D Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class D Holder prior to such date, minus (c) the aggregate amount by which the Class D Invested Amount has been reduced in respect of the application of Reallocated Principal Collections on all prior Distribution Dates as described under "--Application of Collections--Payments of Interest, Fees and Other Items", minus (d) the aggregate amount by which the Class D Invested Amount has been reduced on all prior Distribution Dates as described under "--Defaulted Amounts; Charge-Offs", plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under "--Application of Collections--Payments of Interest, Fees and Other Items"; provided, however, that the Class D Invested Amount will not be reduced below zero.

Application of Collections

     Payments of Interest, Fees and Other Items. On each Distribution Date, the Servicer will apply (if the Bank is the Servicer and the Collection Account is maintained with the Bank) or will cause the Trustee to apply Available Finance Charge Collections and Reallocated Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

     (a) On each Distribution Date, Available Finance Charge Collections with respect to such Distribution Date will be distributed in the following priority:

          (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to Class A Certificateholders on any prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders;

          (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to Class B Certificateholders on any prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders;

          (iii) an amount equal to the Monthly Investor Servicing Fee for such Distribution Date, plus the amount of any Monthly Investor Servicing Fee previously due but not distributed to the Servicer on any prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with the Pooling Agreement);

          (iv) an amount equal to the Class A Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (v) an amount equal to the aggregate amount of Class A
     Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date;

          (vi) an amount equal to accrued and unpaid interest (including any interest on amounts due but not paid pursuant to this paragraph on a prior Distribution Date) at the Class B Certificate Rate on the excess, if any, of the outstanding principal balance of the Class B Certificates over the Class B Invested Amount will be distributed to the Paying Agent for payment to the Class B Certificateholders;

          (vii) an amount equal to the Class B Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (viii) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Class B Invested Amount" above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (ix) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on any prior Distribution Date, will be paid to the Collateral Interest Holder for application in accordance with the Collateral Agreement;

          (x) an amount equal to the Collateral Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (xi) if the Reserve Account is being funded, on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates pursuant to the Series 199_-_ Supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

          (xii) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Collateral Invested Amount" above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (xiii) an amount equal to the Class D Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (xiv) an amount equal to the aggregate amount by which the Class D Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Class D Invested Amount" above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (xv) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the Collateral Agreement (to the extent such amounts are payable pursuant to the Collateral Agreement out of Available Non-Principal Funds (as defined in the Collateral Agreement)) will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement; and

          (xvi) the balance, if any, will constitute Additional Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the Bank as described under "Summary of Series--Terms Sharing of Additional Finance Charges."

     "Class A Additional Interest" means, with respect to any Distribution Date and the concurrent Interest Payment Date, if the Class A Interest Shortfall with respect to the preceding Interest Payment Date is greater than zero, an amount equal to the product of (i) [a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is [360] [365], (ii)] the Class A Certificate Rate and [(ii)] [(iii)] such Class A Interest Shortfall.

     "Class A Defaulted Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class A Percentage for such Monthly Period.

     "Class A Interest Shortfall" means, with respect to any Interest Payment Date, the excess, if any, of the Class A Monthly Interest for such Interest Payment Date over the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Interest Payment Date.

     "Class A Monthly Interest" means, with respect to any Interest Payment Date, an amount equal to [one-twelfth of] the product of (i) [a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is [360] [365], (ii)] the Class A Certificate Rate and [(ii)] [(iii)] the outstanding principal amount of the Class A Certificates as of the immediately preceding Record Date.

     "Class A Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

     "Class B Additional Interest" means, with respect to any Distribution Date and the concurrent Interest Payment Date, if the Class B Interest Shortfall with respect to the preceding Interest Payment Date is greater than zero, an amount equal to the product of (i) [a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is [360] [365], (ii)] the Class B Certificate Rate and [(ii)] [(iii)] such Class B Interest Shortfall.

     "Class B Defaulted Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class B Percentage for such Monthly Period.

     "Class B Interest Shortfall" means, with respect to any Interest Payment Date, the excess, if any, of the Class B Monthly Interest for such Interest Payment Date over the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Interest Payment Date.

     "Class B Monthly Interest" means, with respect to any Interest Payment Date, an amount equal to [one-twelfth of] the product of (i) [a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is [360] [365], (ii)] the Class B Certificate Rate and [(ii)] [(iii)] the Class B Invested Amount as of the immediately preceding Record Date.

     "Class B Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class B Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

     "Class D Defaulted Amount" means, with respect to each Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class D Percentage for such Monthly Period.

     "Class D Percentage" means, with respect to any Monthly Period, 100% minus the sum of the Class A Percentage, the Class B Percentage and the Collateral Percentage.

     "Collateral Agreement" means the agreement between the Bank, the Servicer and the Trustee, relating to the Collateral Interest, as amended, supplemented or modified from time to time.

     "Collateral Defaulted Amount" means, with respect to each Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Collateral Percentage for such Monthly Period.

     "Collateral Monthly Interest" means, with respect to any Distribution Date, [one-twelfth of] the product of (i) [a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is [360] [365], (ii) [a floating rate determined as follows ______], or such lesser rate as may be designated as the "Collateral Interest Rate" in the Collateral Agreement, and (iii) the Collateral Invested Amount as of the last business day of the preceding Monthly Period.

     "Collateral Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

     "Interest Period" means, with respect to any Interest Payment Date, the period from and including the preceding Interest Payment Date to but excluding such Interest Payment Date; provided, however, that the initial Interest Period will commence on and include the Series Issuance Date and end on but exclude the first Interest Payment Date following the Series Issuance Date, which first Interest Payment Date will be [ ], 199[ ].

     (b) On each Distribution Date, following the application of Available Finance Charge Collections as described above, if the Required Amount is greater than zero, Reallocated Class D Principal Collections for the related Monthly Period will be distributed to fund any deficiency pursuant to paragraphs (a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(vii) and (a)(x) above, in the priority set forth in such paragraphs, and the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date as described in the first paragraph under "--Defaulted Amounts; Charge- Offs" in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of Reallocated Class D Principal Collections so distributed;

     (c) On each Distribution Date, following the application of Available Finance Charge Collections as described above and the application of Reallocated Class D Principal Collections on such Distribution Date to fund the Required Amount, if any, as described in the immediately preceding paragraph, Reallocated Collateral Principal Collections for the related Monthly Period will be distributed to fund any deficiency pursuant to paragraphs (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(vii) above, in the priority set forth in such paragraphs, and the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (i) as described in paragraph (b) above in respect of the application of the Reallocated Class D Principal Collections and (ii) as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of Reallocated Collateral Principal Collections so distributed. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero; and

     (d) On each Distribution Date, following the application of Available Finance Charge Collections as described above and the application of Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections for the related Monthly Period as described in the two immediately preceding paragraphs, Reallocated Class B Principal Collections will be distributed to fund any deficiency pursuant to paragraphs (a)(i), (a)(iii) and (a)(iv) above, in the priority set forth in such paragraphs, and the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (i) as described in paragraph (b) above in respect of the application of the Reallocated Class D Principal Collections, (ii) as described in paragraph
(c) above in respect of the application of the Reallocated Collateral Principal Collection and (iii) as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of Reallocated Class B Principal Collections so distributed. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (i) as described in paragraph (c) above in respect of the application of the Reallocated Collateral Principal Collections and (ii) as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount so distributed. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount (after giving effect to reductions in the Class B Invested Amount on such Distribution Date as described in the third paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.

     "Reallocated Class B Principal Collections" means, with respect to any Monthly Period, the lesser of (i) an amount equal to the excess, if any, of the full amount required to be paid pursuant to paragraphs (a)(i), (a)(iii) and (a)(iv) above over Available Finance Charge Collections, Reallocated Collateral Principal Collections and Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and
(C) the Class B Percentage as of the last day of the immediately preceding Monthly Period.

     "Reallocated Class D Principal Collections" means, with respect to any Monthly Period, the lesser of (i) the Required Amount and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and
(C) the Class D Percentage as of the last day of the immediately preceding Monthly Period.

     "Reallocated Collateral Principal Collections" means, with respect to any Monthly Period, the lesser of (i) an amount equal to the excess, if any, of the full amount required to be paid pursuant to paragraphs (a)(i),
(a)(ii), (a)(iii), (a)(iv) and (a)(vii) above over Available Finance Charge Collections and Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and (C) the Collateral Percentage as of the last day of the immediately preceding Monthly Period.

     "Reallocated Principal Collections" means, with respect to any Monthly Period, the sum of (i) Reallocated Class B Principal Collections with respect to such Monthly Period, (ii) Reallocated Collateral Principal Collections with respect to such Monthly Period and (iii) Reallocated Class D Principal Collections with respect to such Monthly Period.

     Payments of Principal. On each Distribution Date, the Servicer will apply (if the Bank is the Servicer and the Collection Account is maintained with the Bank) or will cause the Trustee to apply Available Principal Collections then on deposit in the Collection Account to make the following distributions:

     (a) On each Distribution Date during the Revolving Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

          (i) an amount equal to Collateral Monthly Principal, if any, for such Distribution Date will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement; and

          (ii) the balance, if any, of Available Principal Collections then on deposit in the Collection Account will be treated as Shared Principal Collections and applied in accordance with the Pooling Agreement.

     (b) On each Distribution Date during the period beginning on the earlier to occur of (w) the first Distribution Date with respect to the Class A Accumulation Period and (x) the first Special Payment Date and ending on the earlier to occur of (y) the date on which the Invested Amount has been paid in full to the Series 199_-_ Certificateholders and (z) the Series Termination Date, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

          (i) an amount equal to Class A Monthly Principal for such Distribution Date will be deposited in the Principal Funding Account, and on the Class A Expected Final Payment Date and each Special Payment Date such amounts will be paid to Class A Certificateholders;

          (ii) an amount equal to Class B Monthly Principal for such Distribution Date will be deposited in the Principal Funding Account, and on the Class B Expected Final Payment Date and each Special Payment Date such amounts will be paid to Class B Certificateholders;

          (iii) an amount equal to the Collateral Monthly Principal, if any, for such Distribution Date will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement;

          (iv) an amount equal to the Class D Monthly Principal, if any, for such Distribution Date will be distributed to the Class D Interest Holder; and

          (v) the balance, if any, of Available Principal Collections then on deposit in the Collection Account will be treated as Shared Principal Collections and applied in accordance with the Pooling Agreement.

     "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to (i) the sum of (x) an aggregate amount equal to the sum for each day in the related Monthly Period of the product of the Principal Allocation Percentage with respect to such day and the amount of such day's collections of Principal Receivables, (y) any Shared Principal Collections with respect to other Series that are allocated to Series 199_-_ with respect to such Monthly Period and (z) any other amounts treated as Available Principal Collections pursuant to the Series 199_-_ Supplement with respect to such Distribution Date, minus (ii) Reallocated Principal Collections with respect to such Monthly Period.

     "Class A Controlled Accumulation Amount" means, for any Distribution Date with respect to the Class A Accumulation Period, $[ ]; provided, however, that if the Servicer elects to postpone the commencement of the Class A Accumulation Period as described above under "--Principal", the Class A Controlled Accumulation Amount for each Distribution Date with respect to the Class A Accumulation Period will be an amount determined by the Servicer such that the sum of the Class A Controlled Accumulation Amounts for all such Distribution Dates will not be less than the Class A Initial Invested Amount.

     "Class A Controlled Deposit Amount" means, for any Distribution Date with respect to the Class A Accumulation Period, an amount equal to the sum of the Class A Controlled Accumulation Amount for such Distribution Date and any Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date.

     "Class A Deficit Controlled Accumulation Amount" means, (i) on the first Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Class A Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Class A Controlled Accumulation Amount for such subsequent Distribution Date and any Class A Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal on such subsequent Distribution Date.

     "Class A Monthly Principal" means, beginning with the first to occur of (i) the first Special Payment Date, if any, and (ii) the first Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of (x) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (y) for each
                                    S-23

Distribution Date with respect to the Class A Accumulation Period, the Class A Controlled Deposit Amount for such Distribution Date and (z) the Class A Adjusted Invested Amount on such Distribution Date.

     "Class B Controlled Accumulation Amount" means, for any Distribution Date with respect to the Class B Accumulation Period, $[ ], or such other amount as the Servicer may determine upon written notice to the Trustee prior to the commencement of the Class B Accumulation Period; provided, however, that the Class B Controlled Accumulation Amount for each Distribution Date with respect to the Class B Accumulation Period will be an amount determined by the Servicer such that the sum of the Class B Controlled Accumulation Amounts for all such Distribution Dates will not be less than the Class B Initial Invested Amount.

     "Class B Controlled Deposit Amount" means, for any Distribution Date with respect to the Class B Accumulation Period, an amount equal to the sum of the Class B Controlled Accumulation Amount for such Distribution Date and any Class B Deficit Controlled Accumulation Amount for the preceding Distribution Date.

     "Class B Deficit Controlled Accumulation Amount" means, (i) on the first Distribution Date with respect to the Class B Accumulation Period, the excess, if any, of the Class B Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class B Monthly Principal for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class B Accumulation Period, the excess, if any, of the Class B Controlled Accumulation Amount for such subsequent Distribution Date and any Class B Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account as Class B Monthly Principal on such subsequent Distribution Date.

     "Class B Monthly Principal" means, beginning with the Class B Principal Commencement Date, an amount equal to the least of (x) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (less the portion of Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (y) for each Distribution Date with respect to the Class B Accumulation Period, the Class B Controlled Deposit Amount for such Distribution Date and (z) the Class B Adjusted Invested Amount on such Distribution Date.

     "Class B Principal Commencement Date" means (a) if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date and (b) otherwise, the Distribution Date on which the Class A Invested Amount is paid in full.

     "Class D Monthly Principal" means for any Distribution Date beginning with the Distribution Date on which the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount are paid in full, an amount equal to the lesser of (x) Available Principal Collections (minus the portion of Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on such Distribution Date) and (y) the Class D Invested Amount for such Distribution Date.

     "Collateral Monthly Principal" means (i) for any Distribution Date prior to the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are paid in full, an amount equal to the lesser of
(x) Available Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (y) the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount (after giving effect to any adjustments made to the Required Collateral Invested Amount on such Distribution Date) and (ii) for any remaining Distribution Date beginning with the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are paid in full, an amount equal to the lesser of (x) Available Principal Collections (minus the portion of Available Principal Collections applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (y) the Collateral Invested Amount for such Distribution Date.

     "Required Class D Invested Amount" means $[ ].

     "Required Collateral Invested Amount" means the excess, if any, of (i) the Required Enhancement Amount over (ii) the Required Class D Invested Amount.

     "Required Enhancement Amount" means, with respect to any Distribution Date, [ ]% of the Adjusted Invested Amount on such Distribution Date after taking into account any adjustments to the Adjusted Invested Amount on such Distribution Date, but not less than $[ ]; provided, however, that (x) if a Pay Out Event with respect to Series 199_-_ has occurred, the Required Enhancement Amount will thereafter equal the Required Enhancement Amount for the Distribution Date immediately preceding such Pay Out Event, (y) in no event shall the Required Enhancement Amount exceed the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount and (z) the Required Enhancement Amount may be reduced at the Bank's option at any time, subject to the approval of each Rating Agency that has rated the Class A Certificates and the Class B Certificates and subject to certain requirements to notify the Servicer and the Trustee and obtain the consent of the Collateral Interest Holder.

     The Series 199_-_ Supplement may be amended by the Bank to reduce the Required Class D Invested Amount or the Required Collateral Invested Amount provided that the Required Enhancement Amount is not reduced. Any such amendment to the Series 199_-_ Supplement will not require the consent of the Class A Certificateholders or the Class B Certificateholders but will be subject to the approval of each Rating Agency that has rated the Class A Certificates or the Class B Certificates and the consent of the Collateral Interest Holder.

Principal Funding Account

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders and the Class B Certificateholders (the "Principal Funding

     Account"). Principal will be deposited in the Principal Funding Account on each Distribution Date with respect to the Class A Accumulation Period, for the Class A Certificates, and with respect to the Class B Accumulation Period, for the Class B Certificates, as described above under "Application of Collections--Payments of Principal". All amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made before or on such Distribution Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments.

     On each Distribution Date with respect to the Class A Accumulation Period and the Class B Accumulation Period and on the first Special Payment Date, the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be included in Available Finance Charge Collections as described above under "--Interest". If such investments for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) yield less than the Class A Certificate Rate for the related Interest Period, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Available Finance Charge Collections available therefor (including, if necessary, a withdrawal from the Reserve Account) or from Reallocated Principal Collections, as described above under "--Application of Collections--Payments of Interest, Fees and Other Items". Additionally, if such investments for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date (after the Class A Expected Final Payment Date) yield less than the Class B Certificate Rate for the related Interest Period, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the amount of interest due Class B Certificateholders relating to amounts on deposit in the Principal Funding Account in respect of the Class B Certificates. It is intended that any such shortfall will be funded from Available Finance Charge Collections available therefor, Reallocated Class D Principal Collections or Reallocated Collateral Principal Collections, as described above under "--Application of Collections--Payments of Interest, Fees and Other Items". Such available amounts at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

     The Principal Funding Account Balance, if any, in respect of the Class A Certificates will be distributed to Class A Certificateholders on the Class A Expected Final Payment Date or, if earlier, the first Special Payment Date and the Principal Funding Account Balance, if any, in respect of the Class B Certificates will be distributed to Class B Certificateholders on the Class B Expected Final Payment Date or, if earlier, the first Special Payment Date (after the Class A Expected Final Payment Date), in each case as described under "--Distributions".

Reserve Account

     The Servicer may establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders (the "Reserve Account"). If the Servicer elects to fund the Reserve Account, on each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections (to the extent described above under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date", if any, will be determined by the Servicer such that the Reserve Account may be funded from Available Finance Charge Collections, to the extent available for such purpose, before beginning the Class A Accumulation Period (as it may have been postponed at the election of the Servicer as described under "--Principal").

     The "Required Reserve Account Amount" for any Distribution Date after the Reserve Account Funding Date will be equal to the product of a percentage between [ ]% and [ ]% and the Class A Initial Invested Amount as of such Distribution Date, as provided in the Servicer's instructions to the Trustee. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will distribute such excess to or at the direction of the Bank.

     Provided that the Reserve Account has not been terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or distributed to or at the direction of the Bank.

     On or before each of the Distribution Dates with respect to the Class A Accumulation Period and the first Special Payment Date (on or prior to the Class A Expected Final Payment Date), funds, if any, on deposit in the Reserve Account will be withdrawn from the Reserve Account, deposited in the Collection Account and included in Available Finance Charge Collections as described above under "--Interest", in an amount equal to the lesser of
(a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, however, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On the business day immediately preceding each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date. The "Covered Amount" for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) will be equal to the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate and (c) the Principal Funding Account Balance, if any, with respect to the Class A Certificates as of the preceding Distribution Date.

     The Reserve Account will not be available for the benefit of Class B Certificateholders to fund any deficiency with respect to the yield on the Principal Funding Account during the Class B Accumulation Period. The Reserve Account will be terminated following the earliest to occur of (a) the date on which the Class A Certificates are paid in full, (b) the business day immediately preceding the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) and (c) the business day immediately preceding the Class A Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to or at the direction of the Bank. Any amounts withdrawn from the Reserve Account and distributed to or at the direction of the Bank as described above will not be available for distribution to the Class A Certificateholders.

Defaulted Amounts; Charge-Offs

     If, on any Distribution Date, the Class D Defaulted Amount exceeds the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount on such Distribution Date as described in paragraph
(a)(xiii) under "--Application of Collections--Payments of Interest, Fees and Other Items" above, then the Class D Invested Amount will be reduced by the amount of such excess; provided, however, that the Class D Invested Amount will not be reduced below zero. Such reductions will thereafter be reimbursed and the Class D Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed reductions) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(xiv) under "--Application of Collections--Payments of Interest, Fees and Other Items" above.

     If, on any Distribution Date, the Class A Defaulted Amount for the related Monthly Period exceeds the amount of Available Finance Charge Collections and Reallocated Principal Collections applied thereto on such Distribution Date, the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (a) as described in paragraphs (b), (c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Principal Collections and (b) as described in the immediately preceding paragraph in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (a) as described in paragraphs (c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections and (b) as described in the second immediately following paragraph in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Class D Principal Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount (after giving effect to reductions in the Class B Invested Amount on such Distribution Date (a) as described in paragraph (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Class B Principal Collections and (b) as described in the immediately following paragraph in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be reduced below zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Charge-Off"). Class A Charge-Offs will thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Charge-Offs) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(v) under "--Application of Collections--Payments of Interest, Fees and Other Items" above.

     If, on any Distribution Date, the Class B Defaulted Amount for the related Monthly Period exceeds the amount of the Available Finance Charge Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections applied thereto on such Distribution Date, the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (a) as described in paragraphs
(b), (c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Principal Collections, (b) as described in the second immediately preceding paragraph in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount and (c) as described in the immediately preceding paragraph in respect of the amount by which the Class A Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Principal Collections available to fund the Class A Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (a) as described in paragraphs (c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections, (b) as described in the immediately following paragraph in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of

Available Finance Charge Collections available to fund the Collateral Defaulted Amount and (c) as described in the immediately preceding paragraph in respect of the amount by which the Class A Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Principal Collections available to fund the Class A Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (any reduction in the Class B Invested Amount as described in this paragraph or the immediately preceding paragraph, a "Class B Charge-Off"). Class B Charge-Offs will thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Charge-Offs) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(viii) under "--Application of Collections--Payments of Interest, Fees and Other Items" above.

     If, on any Distribution Date, the Collateral Defaulted Amount for the related Monthly Period exceeds the amount of the Available Finance Charge Collections and Reallocated Class D Principal Collections applied thereto on such Distribution Date, the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (a) as described in paragraphs (b), (c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Principal Collections, (b) as described in the third immediately preceding paragraph in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount, (c) as described in the second immediately preceding paragraph in respect of the amount by which the Class A Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Principal Collections available to fund the Class A Defaulted Amount and
(c) as described in the immediately preceding paragraph in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero; provided, however, that the Collateral Invested Amount will not be reduced below zero. Such reductions will thereafter be reimbursed and the Collateral Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed reductions) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(xii) under "--Application of Collections--Payments of Interest, Fees and Other Items" above.

Pay Out Events

     The Pay Out Events with respect to the Series 199_-_ Certificates will include each of the events specified in the Prospectus under "Description of the Certificates--Pay Out Events" and the following: the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date or the Class B Invested Amount on the Class B Expected Final Payment Date.

     For purposes of the Pay Out Event described in clause (f) under "Description of the Certificates--Pay Out Events" in the Prospectus, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Series 199_-_ Certificates:

     "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest and the Monthly Investor Servicing Fee based on an assumed Series Servicing Fee Percentage of [ ]% per annum, in each case with respect to the related Distribution Date, and the denominator of which is the Invested Amount of the last day of the immediately preceding Monthly Period.

     "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) Available Finance Charge Collections for the Distribution Date with respect to such Monthly Period, minus (b) the Series 199_-_ Defaulted Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period.

Distributions

     Payments to the Class A Certificateholders and the Class B
Certificateholders will be made from the Collection Account and the Principal Funding Account. The Servicer will instruct the Trustee to apply the funds on deposit in such accounts to make the following distributions:

          (a) on each Interest Payment Date and Special Payment Date with respect to the Class A Certificates, all amounts on deposit in the Collection Account that are allocated and available to pay interest on the Class A Certificates (as described under "--Application of Collections") will be distributed to the Class A Certificateholders;

          (b)(i) on the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) and on the Class A Expected Final Payment Date, the Principal Funding Account Balance, if any, with respect to the Class A Certificates and (ii) on each Special Payment Date (on or prior to the Class B Principal Commencement Date), all amounts on deposit in the Collection Account and the Principal Funding Account that are allocated and available to pay principal of the Class A Certificates (as described under "--Application of Collections") will be distributed to Class A Certificateholders up to a maximum amount on any such date equal to the Class A Invested Amount on such date (unless there has been an optional repurchase of the Series 199_-_ Certificateholders' Interest due to the failure to find a successor Servicer upon a Servicer Default (as described in the Prospectus under "The Pooling Agreement Generally--Servicer Default"), in which event, the foregoing limitation will not apply);

          (c) on each Interest Payment Date and Special Payment Date with respect to the Class B Certificates, all amounts on deposit in the Collection Account that are allocated and available to pay interest on the Class B Certificates (as described under "--Application of Collections") will be distributed to the Class B Certificateholders; and

          (d)(i) on the first Special Payment Date (after the Class A Expected Final Payment Date) and on the Class B Expected Final Payment Date, the Principal Funding Account Balance, if any, with respect to the Class B Certificates and (ii) on each Special Payment Date (on or after the Class B Principal Commencement Date), all amounts on deposit in the Collection Account that are allocated and available to pay principal of the Class B Certificates (as described under "--Application of Collections") will be distributed to Class B Certificateholders up to a maximum amount on any such date equal to the Class B Invested Amount on such date (unless there has been an optional repurchase of the Series 199_-_ Certificateholders' Interest due to the failure to find a successor Servicer upon a Servicer Default (as described in the Prospectus under "The Pooling Agreement Generally--Servicer Default"), in which event, the foregoing limitation will not apply).

Paired Series

     The Series 199_-_ Certificates may be paired with one or more other Series (each, a "Paired Series") at or after the commencement of the Class A Accumulation Period. Each Paired Series either (a) will be refunded in whole or in part with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the offering of such Paired Series or (b) will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Series 199_-_ Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a refunded Paired Series, an equal or lesser amount of funds on deposit in any prefunding account for such refunded Paired Series may be released (which funds will be distributed to or at the direction of the Bank) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to or at the direction of the Bank), and, in either case, the Invested Amount in the Trust of such Paired Series will increase by up to a corresponding amount. In addition, it is expected that any Paired Series will be excluded from the calculation of the Required Principal Balance as described under "Special Considerations--Payments and Maturity" in the Prospectus. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Class A Certificateholder or a Class B Certificateholder. See "Risk Factors--Issuance of Additional Series" in the Prospectus.

Series Termination

     If, on the [ ] Distribution Date, two months prior to the Series Termination Date, the Invested Amount (after giving effect to all changes therein on such Distribution Date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series Termination Date (after giving effect to all distributions required to be made on the Series Termination Date). The Bank and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series Termination Date for distribution to the Series 199_-_ Certificateholders. The Servicer will sell such Receivables on the Series Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series 199_-_ Certificateholders' Interest.

                                UNDERWRITING

     [Each of the][The] underwriter[s] named below (the "Class A
Underwriter[s]") has severally agreed to purchase from the Bank the principal amount of the Class A Certificates set forth opposite its name:


                                        Principal Amount of
Class A Underwriter[s]                  Class A Certificates
[              ]....................      $
Total...............................      $


     The underwriting agreement (the "Underwriting Agreement") between the Bank and the Underwriter[s] provides that the obligations of the Class A Underwriter[s] to pay for and accept delivery of the Class A Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Class A Underwriter[s] are committed to purchase and pay for all of the Class A Certificates if any are purchased.

     The Class A Underwriter[s] propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of [ ]% of the aggregate principal amount of the Class A Certificates. The Class A Underwriter[s] may allow, and such dealers may reallow, a concession not in excess of [ ]% of such aggregate principal amount to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriter[s].

     [Each of the][The] underwriter[s] named below (the "Class B
Underwriter[s]", and together with the Class A Underwriter[s], "the Underwriter[s]") has severally agreed to purchase from the Bank the principal amount of the Class B Certificates set forth opposite its name:


                                        Principal Amount of
Class B Underwriter[s]                  Class B Certificates
[              ]....................      $
Total...............................      $


     The Underwriting Agreement provides that the obligations of the Class B Underwriter[s] to pay for and accept delivery of the Class B Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Class B Underwriter[s] are committed to purchase and pay for all of the Class B Certificates if any are purchased.

     The Class B Underwriter[s] propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of [ ]% of the aggregate principal amount of the Class B Certificates. The Class B Underwriter[s] may allow, and such dealers may reallow, a concession not in excess of [ ]% of such aggregate principal amount to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter[s].

     [Each][The] Underwriter will represent and agree that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates and the Class B Certificates in, from or otherwise involving the United Kingdom;

          (b) it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates and the Class B Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

          (c) if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations
     1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The Bank will indemnify the Underwriter[s] against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

     In the ordinary course of business, the Underwriter[s] and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Bank, its affiliates and the Trust. In addition, the Underwriter[s] may from time to time take positions in the Certificates issued by the Trust.

     If the Underwriter[s] create a short position in the Class A Certificates or the Class B Certificates in connection with the offering, i.e., if they sell more Class A Certificates or Class B Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter[s] may reduce that short position by purchasing Class A Certificates or Class B Certificates, as the case may be, in the open market.

     In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchase.

     None of the Bank, the Servicer, or the Underwriter[s] makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates or the Class B Certificates. In addition, none of the Bank, the Servicer, or the Underwriter[s] makes any representation that the Underwriter[s] will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                     GLOSSARY FOR PROSPECTUS SUPPLEMENT

Term                                                    Page

Accounts..........................................       S-1
Adjusted Invested Amount..........................       S-5
Available Final Distribution Amount...............      S-33
Available Finance Charge Collections..............      S-20
Available Principal Collections...................      S-26
Available Reserve Account Amount..................      S-30
Bank..............................................       S-1
Base Rate.........................................      S-32
Business Day......................................       S-3
Class A Accumulation Period.......................       S-9
Class A Accumulation Period Length................      S-21
Class A Additional Interest.......................      S-24
Class A Adjusted Invested Amount..................       S-5
Class A Certificates..............................       S-1
Class A Certificateholders........................       S-2
Class A Certificateholders' Interest..............       S-4
Class A Certificate Rate..........................        S-2
Class A Charge-Off................................       S-31
Class A Controlled Accumulation Amount............       S-27
Class A Controlled Deposit Amount.................       S-26
Class A Defaulted Amount..........................       S-24
Class A Deficit Controlled Accumulation
   Amount.........................................       S-27
Class A Invested Amount...........................       S-22
Class A Interest Shortfall........................       S-24
Class A Monthly Interest..........................       S-24
Class A Monthly Principal.........................       S-27
Class A Percentage................................       S-24
Class A Underwriters..............................       S-34
Class B Accumulation Period.......................        S-9
Class B Additional Interest.......................       S-24
Class B Adjusted Invested Amount..................        S-5
Class B Certificates..............................        S-1
Class B Certificateholders........................        S-2
Class B Certificateholders' Interest..............        S-4
Class B Certificate Rate..........................        S-2
Class B Charge-Off................................       S-31
Class B Controlled Accumulation Amount............       S-27
Class B Controlled Deposit Amount.................       S-27
Class B Deficit Controlled Accumulation
  Amount..........................................       S-27
Class B Defaulted Amount..........................       S-24
Class B Interest Shortfall........................       S-24
Class B Initial Invested Amount...................        S-3
Class B Invested Amount...........................       S-23
Class B Monthly Interest..........................       S-24
Class B Monthly Principal.........................       S-27
Class B Percentage................................       S-24
Class B Principal Commencement Date...............       S-27
Class B Underwriters..............................       S-34
Class D Defaulted Amount .........................       S-23

Term                                                     Page

Class D Holder....................................        S-4
Class D Interest..................................        S-4
Class D Invested Amount...........................        S-2
Class D Monthly Principal.........................       S-29
Class D Percentage................................       S-23
Collateral Agreement..............................       S-25
Collateral Defaulted Amount.......................       S-25
Collateral Interest...............................        S-4
Collateral Interest Holder........................        S-4
Collateral Interest Rate..........................       S-25
Collateral Invested Amount........................       S-22
Collateral Monthly Interest.......................       S-25
Collateral Monthly Principal......................       S-28
Collateral Percentage.............................       S-25
Covered Amount....................................       S-30
Early Amortization Period.........................       S-12
Floating Allocation Percentage....................       S-22
Highest Bid.......................................       S-33
Initial Invested Amount...........................        S-4
Interest Payment Date.............................        S-2
Interest Period...................................       S-25
Invested Amount...................................       S-22
Paired Series.....................................       S-33
Portfolio Yield...................................       S-32
Principal Allocation Percentage...................       S-22
Principal Funding Account.........................       S-29
Principal Funding Account Balance.................       S-29
Principal Funding Investment Proceeds.............       S-29
Reallocated Class D Principal Collections.........       S-26
Reallocated Class B Principal Collections.........       S-25
Reallocated Collateral Principal
    Collections...................................       S-26
Reallocated Principal Collections.................       S-26
Receivables.......................................        S-1
Representative....................................       S-35
Required Amount...................................        S-6
Required Class D Invested Amount..................       S-28
Required Collateral Invested Amount...............       S-28
Required Enhancement Amount.......................       S-28
Required Reserve Account Amount...................       S-30
Reserve Account...................................       S-30
Reserve Account Funding Date......................       S-30
Revolving Period..................................        S-9
Series 199_-_ Certificateholder's Interest........        S-4
Series 199_-_ Certificates........................        S-1
Series 199_-_ Supplement..........................       S-20
Special Payment Date..............................       S-12
Trust.............................................        S-1
Underwriters......................................       S-34
Underwriting Agreement............................       S-34

                                                                    ANNEX I

                      OTHER ISSUANCES OF CERTIFICATES

     The table below sets forth the principal characteristics of the Asset Backed Certificates, Series [ ], the only Series heretofore issued by the Trust and still outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer (in care of Providian Financial Corporation, attention: Chief Financial Officer) at
(415) 543-0404. The Servicer will provide, without charge, to any prospective purchaser of the Class A Certificates and the Class B Certificates a copy of the Prospectus Supplement for any previous publicly-issued Series.

Previous Issuance of Certificates

PROSPECTUS


                           Providian Master Trust
                         Asset Backed Certificates
                          Providian National Bank
                            Seller and Servicer
                               --------------

     This Prospectus relates to certain asset backed certificates (the "Certificates") that may be issued from time to time by the Providian
    Master Trust, formerly known as the First Deposit Master Trust (the "Trust") in one or more Series (each a "Series"). The Trust was formed pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") among Providian National Bank (the "Bank"), as seller and servicer, and Bankers Trust Company, as trustee (the "Trustee"). The property of the
Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving credit accounts owned by the Seller (the "Accounts"), collections thereon and certain other property, as more fully described herein and, with respect to any Series, in an accompanying prospectus supplement (a "Prospectus Supplement") relating to such Series.

Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each a "Class"). Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each
 Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement.

While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

        Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page 14 herein and in the related Prospectus Supplement.
                               --------------

 THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF THE BANK. NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES
OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               --------------

     Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. See "Plan of Distribution". This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by the related Prospectus Supplement.
                               --------------

              The date of this Prospectus is           ,    .

                           AVAILABLE INFORMATION

     The Bank, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference", which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such reports or other documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's web site (http://www.sec.gov).

                       REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates offered hereby, pursuant to the Pooling Agreement. If Definitive Certificates are issued, such Monthly Reports will be sent on behalf of the Trust to registered holders of the Certificates (the "Certificateholders"). See "Description of the Certificates--Reports" and "The Pooling Agreement Generally--Book-Entry Registration" and"--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not require the sending of, and the Bank does not intend to send, any of its financial reports to holders of interests in Certificates offered hereby. The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer (currently Providian National Bank) on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1997 and the Current Reports on Form 8-K filed since December 31, 1997. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to Providian National Bank, in care of Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105, attention: Chief Financial Officer. Telephone requests for such copies should be directed to the Servicer (in care of Providian Financial Corporation, attention: Chief Financial Officer) at (415) 543-0404.

                             PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Glossary, beginning on page 62, for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Trust............................Providian Master Trust, formerly known as the First Deposit Master Trust. The Trust, as a master trust, has issued other Series (described in Annex I to the Prospectus Supplement) and is expected to issue additional Series from time to time. The assets of the Trust (the "Trust Assets") include a portfolio of Receivables arising under the Accounts included in the Trust from time to time, funds collected or to be collected from accountholders in respect of the Receivables, the right to receive certain Interchange attributable to accountholder charges for merchandise and services in certain of the Accounts, certain amounts recovered with respect to Accounts in which the Receivables have been charged-off as uncollectible, monies on deposit in certain accounts of the Trust, any Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series Enhancement with respect to a particular Series or Class. The term "Series Enhancement" means, with respect to any Series or Class of Certificates, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of Certificateholders of such Series or Class. The Trust Assets are expected to change over the life of the Trust as receivables in revolving credit card accounts and other revolving credit accounts and related assets are included in the Trust and as receivables in accounts subject to the Trust are charged-off or removed. See "The Trust" and "Description of the Certificates-- Addition of Trust Assets","--Removal of Accounts" and "New Issuances".


Bank.............................Providian National Bank, a national banking association, is the seller of the Receivables and originator of the Trust. Subject to certain conditions described herein under "The Pooling Agreement Generally--The Bank's Certificate;
                                 Additional Sellers", the Bank may
                                 designate one or more affiliates of the
                                 Bank to sell Receivables or Participations to the Trust from time to time. Additional Sellers will generally have the same rights and obligations as those of the Bank described herein.

Trustee.........................Bankers Trust Company.

The Accounts....................The Accounts consist of the Initial
                                Accounts and any Additional Accounts but will not include any Removed Accounts. The Bank has conveyed to the Trust all Receivables existing on a specified date prior to the issuance of the first Series (the "Trust Cut-Off Date") in certain consumer revolving credit card accounts and other consumer revolving credit accounts (the "Initial Accounts") and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. Pursuant to the Pooling

                                Agreement, the Bank expects (subject to
                                certain limitations and conditions), and in some circumstances will be obligated, to designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. The Bank will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts (other than Automatic Additional Accounts) or Participations will be subject to certain conditions, including, among others, that (a) such addition will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. See "Description of the
                                Certificates--Addition of Trust Assets".
                                Pursuant to the Pooling Agreement, the Bank will have the right (subject to certain limitations and conditions) to remove the Receivables in certain Accounts owned by it from the Trust ("Removed Accounts"). See "Description of the Certificates-- Removal of Accounts".

The Receivables.................The Receivables consist of all amounts charged by accountholders for merchandise and services and cash advances ("Principal Receivables") and all related periodic finance charges, cash advance fees, late charges and any other fees and charges billed on the Accounts and certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts ("Finance Charge Receivables"). The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted.


The Certificates................The Certificates will be issued in Series, each of which will consist of one or more
                                Classes. The specific terms of a Series or Class will be established as described herein under "Description of the Certificates-- New Issuances". However, while the specific terms of any Series or Class offered hereby will be described in the related Prospectus Supplement, the terms of such Series or Class will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

                                Unless otherwise specified in the related
                                Prospectus Supplement, the Certificates of a Series offered hereby will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, and will only be available in book-entry form except in certain limited circumstances as described herein under "The Pooling Agreement Generally--Definitive
                                Certificates". A portion of the Trust
                                Assets will be allocated among the
                                Certificateholders of a particular Series
                                (the "Certificateholders' Interest"), the
                                Certificateholders of other Series and the interest of the Bank and its permitted transferees (the "Seller's Interest"), as described below. The aggregate principal amount of the Certificateholders' Interest of a Series offered hereby will, except as otherwise provided herein and in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series. The Certificateholders' Interest of a Series will include the right to receive (but only to the extent needed to make required payments under the Pooling Agreement and the related Supplement and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. If the Certificates of a Series offered hereby include more than one Class of Certificates, the Trust Assets allocable to the Certificateholders' Interest of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement.

                                The Certificates of a Series will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series. The Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Bank or any affiliate of the Bank. Neither the Certificates nor the Accounts, the Receivables or any collections thereon are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

The Seller's Interest...........The Seller's Interest at any time represents the right to the Trust Assets in excess of the Certificateholders' Interest of all Series then outstanding. The principal amount of the Seller's Interest will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. In addition, the Bank intends to cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Seller's Interest to the extent of the Invested Amount of such Series. See "Description of the Certificates-- New Issuances". The Seller's Interest is currently held exclusively by the Bank (the interests of the Bank and any Additional Sellers in the Seller's Interest being the "Bank's Interest") though a portion of the Seller's Interest may be sold separately in one or more public or private transactions. See "The Pooling Agreement Generally-- The Seller's Interest; Additional Sellers".

                                The Pooling Agreement provides that the
                                Bank will be required to make an Addition to the Trust in the event that the Seller's Interest is less than the Required Seller's Participation Amount on the last business day of any Monthly Period. See "Description of the Certificates-- Addition of Trust Assets". The level of the Required Seller's Participation Amount, which may be reduced subject to certain conditions described under "Description of the
                                Certificates--Addition of Trust Assets", is intended to enable the Seller's Interest to absorb fluctuations in the amount of Principal Receivables held by the Trust from time to time (due to, among other things, seasonal purchase and payment habits of accountholders or adjustments in the amount of Principal Receivables because of rebates, refunds, fraudulent charges or otherwise). See "Risk Factors--Payments and Maturity" and "Description of the Certificates--Defaulted Receivables;
                                Rebates and Fraudulent Charges".

Issuance of Additional Series...The Pooling Agreement provides that, pursuant to any one or more supplements to the Pooling Agreement (each a
                                "Supplement"), the Bank may cause the
                                Trustee to issue one or more new Series and accordingly cause a reduction in the Bank's Interest. Under the Pooling

                                Agreement, the Bank may define, with
                                respect to any Series, the Principal Terms of such Series. See "Description of the Certificates-- New Issuances". The Bank may offer any Series to the public or other investors under a disclosure document (a "Disclosure Document"), which will consist of a Prospectus Supplement in the case of a Series offered hereby, in transactions either registered under the Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". The Bank expects to offer, from time to time, additional Series issued by the Trust.

                                A new Series may only be issued upon
                                satisfaction of the conditions described herein under "Description of the Certificates--New Issuances" including, among others, that (a) such issuance will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series.

Collections.....................All collections of Receivables will be allocated by the Servicer between amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the
                                Certificateholders' Interest of each Series and the Seller's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each day during each Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to each Series at all times based upon its Floating Allocation Percentage. Collections of Principal Receivables will be allocated to each Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement.

Interest........................Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if an Early Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date.

Principal.......................The principal of the Certificates of each
                                Series offered hereby will be scheduled to be paid either in full on an expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such Series will have an Accumulation Period as described below under "--Accumulation Period", or in installments commencing on a date specified in the related Prospectus Supplement

                                (the "Principal Commencement Date"), in
                                which case such Series will have a
                                Scheduled Amortization Period as described below under "--Scheduled Amortization Period".

                                If a Series has more than one Class of
                                Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable Expected Final Payment Date or other expected date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein. See "Risk Factors-- Payments and Maturity" for a description of factors that may affect the timing of principal payments on Certificates.

Revolving Period................The Certificates of each Series offered hereby will have a revolving period (the
                                "Revolving Period"), which will commence at the close of business on a date specified in the related Prospectus Supplement (the "Series Cut-Off Date") and continue until the earlier of (a) the commencement of the Early Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the end of the Revolving Period with respect to such Series. During the Revolving Period with respect to a Series offered hereby, collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the Bank. See "Description of the
                                Certificates--Principal" and "--Shared
                                Principal Collections" and see "--Pay Out
                                Events" for a discussion of the events
                                which might lead to the termination of the Revolving Period with respect to a Series prior to its scheduled ending date.

Accumulation Period.............If the related Prospectus Supplement so specifies, unless an Early Amortization
                                Period commences with respect to a Series offered hereby, the Certificates of such Series will have an accumulation period (the "Accumulation Period"), which will commence at the close of business on the date specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series and (c) the Series Termination Date with respect to such Series. During the Accumulation Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date with respect to such Accumulation Period in a trust account established for the benefit of the Certificateholders of such Series (a "Principal Funding Account") and used to make principal distributions to the Certificateholders of such Series when due. The "Distribution Date" is the 15th day of each month (or if such 15th day is not a business day, the next succeeding business day). The amount to be deposited in the
                                Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled

                                Accumulation Amount") plus any existing
                                deficit controlled accumulation amount
                                arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount and there may be priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

Scheduled Amortization Period...If the related Prospectus Supplement so specifies, unless an Early Amortization
                                Period commences with respect to a Series offered hereby, the Certificates of such Series will have an amortization period (the "Scheduled Amortization Period"), which will commence at the close of business on the date specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series and (c) the Series Termination Date with respect to such Series. During the Scheduled Amortization Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date with respect to such Scheduled Amortization Period to make principal distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount and there may be priorities among such Classes with respect to such distributions.

Early Amortization Period.......During the period from the day on which a
                                Pay Out Event has occurred with respect to a Series to the date on which the Invested Amount of the Certificates of such Series and the Enhancement Invested Amount, if any, with respect to such Series have been paid in full or the related Series Termination Date has occurred (the "Early Amortization Period"), collections of Principal Receivables and certain other amounts allocable to the
                                Certificateholders' Interest of such Series
                                (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. In addition, upon the commencement of the Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

Shared Principal Collections....To the extent that collections of Principal
                                Receivables and certain other amounts that are allocated to the Certificateholders' Interest of any Series are not needed to make payments to the Certificateholders of such Series or required to be deposited in a Principal Funding Account for such Series, such collections will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. See "Description of the Certificates--Shared Principal Collections".

Special Funding Account.........If on any date the Seller's Interest is less than or equal to the Required Seller's
                                Participation Amount or the amount of
                                Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the Bank any Shared Principal Collections which otherwise would be distributed to the Bank, but shall deposit such funds in the Special Funding Account. Funds on deposit in the Special Funding Account will be withdrawn and paid to the Bank on any Distribution Date to the extent that, after giving effect to such payment, the Seller's Interest exceeds the Required Seller's Participation Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; provided, however, that if an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

Sharing of Additional Finance
Charges.........................Subject to certain limitations described under "Description of the
                                Certificates--Sharing of Additional Finance
                                Charges", collections of Finance Charge
                                Receivables and certain other amounts
                                allocable to the Certificateholders'
                                Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, in each case pro rata based upon the amount of the shortfalls, if any, with respect to such other Series. See "Description of the Certificates-- Sharing of Additional Finance Charges".

Funding Period..................The Prospectus Supplement relating to a
                                Series of Certificates may specify that for a period beginning on the Series Issuance Date with respect to such Series and ending on a specified date before the commencement of the Scheduled Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series. If so specified in the related Prospectus Supplement, the amount of such difference will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Prefunding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Certificateholders' Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest on the Series Issuance Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Initial Amount") and the date by which the Certificateholders' Interest is expected to equal the Initial Amount.

                                If so specified in the related Prospectus
                                Supplement, during the Funding Period,
                                funds on deposit in the Prefunding Account for a Series may or, under certain circumstances, must be withdrawn and paid to the Bank to effect increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not equal the Initial Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and additional amounts specified, if any, in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, monies in the Prefunding Account with respect to any Series will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

Credit Enhancement..............The credit enhancement with respect to a
                                Series offered hereby (the "Credit
                                Enhancement") may include a letter of
                                credit, a cash collateral account, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more other Classes of such Series.

                                The type, characteristics and amount of the Credit Enhancement with respect to any Series will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Assets as of the Series Issuance Date with respect thereto, and will be established on the basis of requirements of each applicable Rating Agency. The terms of the Credit Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. See "Description of the Certificates--Credit Enhancement" and "Risk Factors--Limited Nature of Rating".

Servicing.......................The Servicer (initially, the Bank) will be responsible for servicing, managing and
                                making collections on the Receivables.
                                Subject to certain exceptions described
                                under "Description of the Certificates--
                                Deposits in Collection Account", the
                                Servicer will deposit any collections on the Receivables in a Monthly Period into the Collection Account within two business days of the Date of Processing (or, in the case of Interchange, no later than the Distribution Date) to the extent such collections are allocable to the Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Certificateholders of any Series or the issuer of any Series Enhancement. On the earlier of (i) the second business day following the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, subject to certain exceptions described herein, the Servicer will pay to the Bank its allocable portion of any collections then held by the Servicer. The "Date of Processing" is the business day a record of any transaction is first recorded pursuant to the Servicer's data processing procedures. On or about the third business day preceding each

                                Distribution Date (each, a "Determination
                                Date"), the Servicer will calculate the
                                amounts to be allocated to the
                                Certificateholders of each Class or Series and the Bank as described herein in respect of collections of Receivables received with respect to the preceding Monthly Period.

                                In certain limited circumstances, the Bank may resign or be removed as Servicer, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling Agreement, a third-party servicer may be appointed as successor servicer. (The Bank or any such successor servicer is referred to herein as the "Servicer".) The Bank is permitted to delegate any of its duties as Servicer to any of its affiliates and to certain third-party service providers, but any such delegation will not relieve the Servicer of its obligations under the Pooling Agreement or any Supplement. The Servicer will receive servicing fees payable with respect to each Series offered hereby as servicing compensation from the Trust. See "Description of the Certificates--Servicing Compensation and Payment of Expenses".

Mandatory Reassignment and
Transfer of Certain
Receivables.....................Pursuant to the Pooling Agreement, as of
                                each Series Issuance Date (and on each date of addition) the Bank, in its capacity as seller, has severally made or will severally make certain representations and warranties in the Pooling Agreement with respect to the Accounts (or Additional Accounts) owned by the Bank and the Receivables (or Receivables in Additional Accounts) transferred by the Bank to the Trust. If the Bank breaches any such representation and warranty, under certain circumstances and subject to certain conditions described under "The Pooling Agreement Generally--Representations and
                                Warranties", all Receivables with respect to the affected Account will be reassigned to the Bank. In addition, if the Bank breaches certain other representations and warranties described under "The Pooling Agreement Generally--Representations and
                                Warranties", all the Receivables
                                transferred by the Bank to the Trust may be reassigned to the Bank. See "The Pooling Agreement Generally--Representations and
                                Warranties".

                                The Bank has provided certain covenants in the Pooling Agreement in its capacity as Servicer. If the Servicer breaches any such covenant with respect to any Receivable, subject to certain conditions described under "The Pooling Agreement
                                Generally--Servicer Covenants", all
                                Receivables with respect to the affected
                                Account will be assigned to the Servicer.
                                In the event of a transfer of servicing
                                obligations to a successor servicer, such successor servicer, rather than the Bank, would be responsible for any subsequent failure to comply with the Servicer's covenants.

Tax Status......................Except to the extent otherwise provided in the related Prospectus Supplement, in the opinion of Cravath, Swaine & Moore, special tax counsel for the Bank and the Trust ("Tax Counsel"), the Certificates of each Series offered hereby will properly be characterized as debt for federal income tax purposes and under current law the Trust will not be subject to federal income tax. Each Certificateholder, by acceptance of a Certificate of such a Series, will agree to treat the Certificates of such Series as indebtedness of the Bank for federal, state and local income and franchise tax purposes. To the extent that Certificates are issued with OID, Certificateholders may be required to report income in respect of the Certificates on the accrual basis and such Certificateholders may be required to report taxable income prior to receiving corresponding cash distribution. See "Tax Matters" for additional information concerning the application of federal, California and New Hampshire tax laws.

Income Tax Withholding..........Interest on Certificates that are characterized as debt and that are held by non-U.S. persons will be subject to United States withholding tax unless the holder complies with applicable IRS identification requirements. Interest on Certificates that are characterized as debt and that are held by U.S. persons will be subject to backup withholding unless the holder complies with applicable IRS identification requirements. See "Tax Matters".

ERISA Considerations............Certificates of any Series offered hereby may or may not be eligible for purchase by Benefit Plans. See "ERISA Considerations".

Certificate Rating..............It will be a condition to the issuance of the Certificates of each Series offered
                                hereby that they be rated in one of the
                                four highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the Bank (the rating agency or agencies rating any Series, the "Rating Agency") or in such higher rating categories as is necessary to receive opinions of Tax Counsel. The rating or ratings applicable to the Certificates of each such Series will be as set forth in the related Prospectus Supplement.

                                A security rating should be evaluated
                                independently of similar ratings of
                                different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors-- Limited Nature of Rating".

                                RISK FACTORS

     INVESTORS SHOULD CONSIDER THE FOLLOWING MATERIAL FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES.

     Limited Liquidity. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby or, if such a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so.

     Issuance of Additional Series; Effect on Timing or Amount of Payments to Certificateholders and Voting Rights. The Trust, as a master trust, has issued other Series and is expected to issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. There can be no assurance, however, that the terms of any Series might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. See "Description of the Certificates--New Issuances".

     Effect of Addition of Trust Assets on Credit Quality. The Bank expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of accounts which were not part of the Providian Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts designated at any time may not be accounts of the same type as those previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties". Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, such Additional Accounts may consist of revolving credit card accounts or other revolving credit accounts which have different terms than the Initial Accounts and the Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets", including that (a) such addition will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in Additional Accounts in accordance with the terms of the Pooling Agreement. See "Description of the Certificates-- Addition of Trust Assets".

     Characterization of Transfer of Receivables; Potential Effect of Insolvency and Receivership of the Bank. While the Bank has sold and will sell Receivables to the Trust, a court could treat such a transaction as an assignment of collateral as security for the benefit of the Certificateholders of the outstanding Series. The Bank warrants in the Pooling Agreement that the transfer of Receivables by it to the Trust is either a sale of such Receivables to the Trust or the grant to the Trust of a security interest in such Receivables. The Bank will take certain actions under applicable state law to perfect the Trust's interest in the Receivables transferred to the Trust by the Bank and, in the Pooling Agreement, the Bank warrants that, if the transfer by the Bank to the Trust is a grant to the Trust of a security interest in the applicable Receivables, the Trust will have a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "The Pooling Agreement Generally--Representations and Warranties"). Nevertheless, if the transfer of Receivables by the Bank to the

Trust is deemed to create a security interest therein under the California or New Hampshire Uniform Commercial Code (the "UCC"), a tax or government lien or other nonconsensual lien on property of the Bank arising before Receivables come into existence may have priority over the Trust's interest in such Receivables and, if the FDIC were appointed receiver of the Bank, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the Collection Account as described under "Description of the Certificates--Deposits in Collection Account" and, in the event of the insolvency or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections.

     If the FDIC were appointed receiver of the Bank or if certain other events relating to the bankruptcy, insolvency or receivership of the Bank were to occur (an "Insolvency Event"), then a Pay Out Event would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless each other holder of the Seller's Interest, Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and, to the extent provided in the Supplement for any Series, any Credit Enhancer instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders of a particular Series if the sum of (a) the portion of the proceeds of such sale allocable to such Certificateholders and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is insufficient to pay such Certificateholders in full. To the extent the Bank grants a security interest in the Receivables to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, federal law governing receiverships of federally-insured depository institutions would be interpreted to require compliance with certain claims procedures if a receiver were appointed for the Bank before the Trustee could collect, sell, dispose of or otherwise liquidate the Receivables, which could delay or possibly reduce payments on the Certificates of all outstanding Series. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Bank to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period. In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership".

     Effect of Consumer Protection Laws on Certificateholders. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to further regulate the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. From time to time members of Congress have attempted unsuccessfully, and may in the future attempt, to limit the maximum annual percentage rate that may be assessed on credit card accounts. In addition, in May, 1992, two members of the House Banking Committee asked the United States General Accounting Office (the "GAO") to undertake a study of competition in the credit card industry and particularly to address how a government-imposed limit on credit card interest rates could affect credit availability. In Spring 1994, the GAO released its study on competitive pricing and disclosure in the credit card industry. The GAO did not recommend that Congress enact legislation capping interest rates on credit cards, but did recommend monitoring of the industry. The Bank cannot predict what action, if any, will be taken by Congress as a result thereof. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of each Series. See "Description of the Certificates--Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the periodic finance charges or other fees or charges relating to the Accounts.

     Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state-chartered banks and federally-insured national banks) which issue credit cards. These actions challenged various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. In June, 1996, the United States Supreme Court upheld a decision of the California Supreme Court holding that the late payment fees in question were "interest" and as such were governed by federal law, which authorizes national banks to charge out-of-state customers an interest rate allowed by the bank's home state. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

     Pursuant to the Pooling Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under "The Pooling Agreement Generally-- Representations and Warranties", all Receivables in the affected Account will be reassigned to the Bank or, in some circumstances, to the Servicer. On the Series Issuance Date with respect to each Series and on each date of addition, the Bank has made and (with respect to future Series and designations of Additional Accounts) will make certain representations and warranties relating to the validity and enforceability of the Accounts and the related Receivables. The sole remedy if any such representation or warranty is breached is that, subject to certain conditions described herein under "The Pooling Agreement Generally--Representations and Warranties", the interest of Certificateholders of all Series in the Receivables affected thereby will be reassigned to the Bank or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Bank may be obligated to accept the reassignment of all the Receivables, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "The Pooling Agreement Generally--Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

     Timing of Principal Payments Other Than at Expected Maturity. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of accountholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during an Accumulation Period and the rate of distribution of principal with respect to a Series during a Scheduled Amortization Period or Early Amortization Period will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayments and the rate of default by accountholders. As a result, no assurance can be given that the Invested Amount of a Series of Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Series or that payments of principal during the Scheduled Amortization Period with respect to a Series of Certificates will equal the Controlled Amortization Amount, if any, with respect to such Series or will follow any expected pattern. Accountholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by the Bank). No assurance can be given as to the accountholder payment rates which will actually occur in any future period.

     A decline in the amount of Receivables in the Accounts for any reason (including, the decision by accountholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series. The Pooling Agreement provides that the Bank will be required to make an Addition to the Trust in the event that either (a) the Seller's Interest is not maintained at a minimum level equal to the Required Seller's Percentage of the sum of (i) the aggregate amount of Principal Receivables and (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Seller's Participation Amount") or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the excess of (i) the sum of the initial Invested Amounts of each Series then outstanding (provided that certain Series may be excluded from such calculation if the issuance of such Series will not result in a Ratings Effect) over (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Principal Balance"). The "Required Seller's Percentage" is equal to 4% but may be reduced under certain circumstances described under "Description of the Certificates--Addition of Trust Assets". In the event that the Bank fails to make such Addition by the day on which it is required to make such Addition pursuant to the Pooling Agreement, as described under "Description of the Certificates--Addition of Trust Assets", a Pay Out Event will occur with respect to all outstanding Series.

     Limited Nature of Rating; Reduction or Withdrawal of Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement or other Series Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. Any such reduction or withdrawal of a rating, if it were to occur, could adversely affect the market value of the Certificates.

     Book-Entry Registration. Unless otherwise stated in the related Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling Agreement and any Supplement). Hence, until such time, Certificateholders will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their respective participating organizations. See "The Pooling Agreement Generally--Book Entry Registration" and "--Definitive Certificates".

     Risks Presented by Social, Geographic, Economic and Other Factors. Changes in credit use and payment patterns by accountholders result from a variety of economic, geographic and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. Social factors include changes in consumer confidence levels and attitudes regarding incurring debt and changing attitudes regarding personal bankruptcy. The use of incentive programs (e.g., gift awards for credit usage) may affect credit use. The Bank is unable to determine whether or to what extent changes in economic, geographic or social factors will affect credit use or repayment patterns.

     Competition in the Credit Card and Consumer Revolving Loan Industry. The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. New consumer credit providers have entered the market and existing providers have launched strategies such as co-branding and balance transfer programs to increase their market share. In addition, certain consumer credit providers offer low introductory rates or lower rates generally to increase their market share. Such rates may be lower than those currently assessed on the Accounts. The Bank may also solicit existing accountholders to open other revolving credit card accounts or revolving credit accounts which offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If accountholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Bank does not add Additional Accounts to the Trust, a Pay Out Event could occur with respect to each Series.

     The Ability of the Bank to Change Terms of the Accounts; Decreases in Finance Charges. Pursuant to the Pooling Agreement, the Bank does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Bank will have the right to determine the periodic finance charge, the fees and the other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charge or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series, as well as decreased protection to Certificateholders against charged-off Accounts. Under the Pooling Agreement, the Bank has agreed that, unless required by law or unless, in its sole discretion, the Bank deems it necessary to maintain on a competitive basis its lending business, it will not reduce the annual percentage rate of the periodic finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either its reasonable expectation is that such reduction will, based on the facts known at such time, cause a Pay Out Event to occur with respect to a Series or such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as or substantially similar to the Accounts. In addition, the Bank, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Bank's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including other credit card issuers lowering their annual percentage rates, or prudent business practice might not result in a determination by the Bank to decrease customer finance charges or otherwise take actions which would change any Account terms. See "--Competition in the Credit Card and Consumer Revolving Loan Industry". In addition, there can be no assurance that a change made in the terms of the Accounts would not result in the downgrade or withdrawal of the rating of the Certificates. In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Bank's written policies and procedures relating to the operation of their consumer revolving lending business (the "Lending Guidelines").

     Control. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to the Bank, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series includes more than one Class, each Class of such Series (along with each other holder of the Seller's Interest and, to the extent provided in the Supplement for any Series, any Credit Enhancer) direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under "The Pooling Agreement Generally--Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

            THE BANK'S CREDIT CARD AND CONSUMER LENDING BUSINESS

Business Overview

     The Bank is a national banking association and a wholly-owned subsidiary of Providian Financial Corporation. The Bank is a diversified consumer lender, offering a range of lending products, including unsecured credit cards, revolving lines of credit, home loans, secured and partially secured credit cards, and fee-based products. The "Providian Portfolio" discussed herein includes credit card accounts and revolving line of credit accounts (which are accessed by checks rather than credit cards) under management by the Bank or its affiliates but does not include secured and partially secured credit card accounts, "unbanked" product accounts (designed to serve a population that the Bank believes has been largely underserved by traditional financial institutions) and home loans. The Providian Portfolio consists primarily of unsecured credit card receivables generated through the Visa and MasterCard credit cards.1

     Receivables transferred and to be transferred by the Bank to the Trust pursuant to the Pooling Agreement are generated from transactions made and cash advances obtained by accountholders under accounts in the Providian Portfolio. All accounts in the Providian Portfolio (other than certain accounts purchased from third parties) were originated using the Bank's account opening procedures. Certain of the accounts were originated by former affiliates of the Bank or were acquired by the Bank in portfolio acquisitions.

     The Bank uses its affiliate, Providian Bancorp Services, and third party vendors in the process of originating and servicing accounts in the Providian Portfolio. Account set-up, telemarketing, customer service, collection activities and certain data processing services are performed by Providian Bancorp Services primarily at operations centers located in northern California. Other data processing functions are handled by Total System Services, Inc. ("Total System"), a Columbus, Georgia-based company. Total System is the nation's second largest credit card processing company. Total System is responsible for issuing and encoding cards, authorizing accountholder purchases and processing transactions for merchants. Total System also sends monthly billing statements, stores customer data files, updates master files daily and provides master file tapes each month. The accounts in the Providian Portfolio were principally generated through direct mail and telemarketing. These solicitations are made to a pre-screened list of prospective accountholders, followed by credit verification and telemarketing support. The Bank's underwriting, telemarketing, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the Bank's business objectives may require. In addition, the Bank has acquired and may acquire from time to time in the future accounts originated by third parties.

     Accounts acquired by the Bank from third parties, which are part of the Providian Portfolio, were originally opened using criteria established by other institutions and may not have been subject to the same underwriting procedures and credit review as accounts established by the Bank. It is expected that the portfolios of credit card accounts purchased by the Bank from other credit card issuers will be added to the Trust from time to time. There can be no assurance that the purchased accounts will perform similarly to accounts originated by the Bank. See "Description of the Certificates--Addition of Trust Assets".

Underwriting Procedures

     The Bank's credit screening process begins with a "prescreening" review which identifies creditworthy consumers who are likely to be eligible for an account. These consumers generally receive direct mail solicitations or solicitations by telephone. Applications from consumers who respond to the solicitations are reviewed against criteria established by the Bank's loan committee.

     In the "prescreening" process, the Bank provides a set of credit criteria directly, or indirectly through a third party, to credit reporting agencies. The credit reporting agencies screen their databases and generate a list of names with the desired attributes. The list is further refined by applying an additional set of targeting criteria which have been derived by the Bank from a statistical modeling of attributes from previous solicitations, behavioral usage and credit risk. This final list is then statistically verified by the Bank to ensure that the list complies with the criteria supplied. -------- 1 Visa and MasterCard are registered trademarks of Visa U.S.A. Inc. and MasterCard International Incorporated, respectively.

     Individuals who receive the solicitations must respond in writing or by telephone. Once the response is received, the Bank reviews credit reporting agency information and information provided by the applicant to confirm that the applicant meets the Bank's credit criteria. Pricing and credit limits are established on an individualized basis, based on the customer's risk profile and the customer's loan feature preferences and price sensitivity. In this manner, the Bank seeks to configure a set of terms that meets the customer's needs as well as the Bank's risk/return parameters.

     Each accountholder is subject to an agreement governing the terms and conditions of the account. Pursuant to such lending agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic finance charges, other charges or minimum payments). The Bank monitors the payment performance and risk profiles of customers, and may adjust the interest rate and other terms on a customer's account based on such customer's credit behavior. By their terms, the Bank's lending agreements are governed by New Hampshire law.

Telemarketing and Customer Service

     The Bank believes that customer contact must be quickly established to take advantage of additional marketing opportunities, verify application information and assist in the collections process. Customers have access to their account information 24 hours a day, seven days a week. Customer service representatives have on-line access to the customer's account history in order to immediately resolve most questions. When charges are in dispute, the Bank's current policy is to note on the accountholder's monthly billing statements that such portion of the balance is in dispute, and such portion will not accrue finance charges pending resolution of the dispute. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

Collection Efforts and Delinquencies

     Efforts to collect delinquent consumer credit receivables are made by the Bank or its affiliates as well as attorneys retained in different states. Current collection practices are characterized by quick intervention when payments become overdue, automated calling systems designed to improve efficiency in contacting customers, and close monitoring of delinquencies and charge-offs. Collections practices are revised from time to time in accordance with the Bank's experience.

     Current collection policy consists primarily of the following: (i) statements are sent monthly and accountholders have approximately 30 days after the statement date to remit payments before an account is considered past-due; (ii) risk assessment and segmentation models are used to determine when to contact accountholders by telephone after an account becomes past due, with an emphasis on early intervention for those accounts with the highest risk; (iii) arrangements may be made with accountholders to extend or change payment schedules; (iv) collection efforts are event-driven and, thus, accounts are escalated to more experienced collectors, suspended, closed and/or referred for legal collection based on customer behavior rather than on the passage of time; and (v) legally permissible collections activities continue after an account is charged off.

     The Bank's policy is to charge off the principal balance of delinquent accounts no more than 180 days after the delinquency occurs unless prior to the time the balance would otherwise be charged off the accountholder enters into a payment arrangement with the Bank, which generally must include an initial payment of no less than the total amount past due or 4% of the current balance, whichever is greater, and monthly payments of no less than 4% of the current balance. Related interest and fees are written off as a reversal of current earnings. Account balances for deceased and bankrupt accountholders are written off upon determination of uncollectibility, but in no event more than 180 days after delinquency. Because accountholders for whom the Bank receives notice of a bankruptcy filing are sometimes current in their payment up to the time of notification, these accounts may be charged off without having been delinquent.

     Information with respect to the delinquency and loss experience of the Seller's portfolio is contained in the Prospectus Supplement. Such information sets forth delinquencies grouped by the number of days Receivables are delinquent and the percentage of the portfolio which is delinquent. The loss experience information will show charge-offs in dollars and as a percentage of the Receivables outstanding.

Interchange

     Members participating in the Visa and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the Visa and MasterCard systems, Interchange in connection with accountholder charges for merchandise and services is passed from the banks that clear the transactions for merchants to the credit card- issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although Visa and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange paid to the Bank will be allocated to the Trust with respect to each Monthly Period on the basis of (i) the Interchange for all accounts in the Providian Portfolio and (ii) the percentage equivalent of the ratio that the amount of accountholder charges for merchandise and services for the Accounts bears to the total amount of accountholder charges for merchandise and services for all accounts in the Providian Portfolio, in each case for such Monthly Period. The Bank will be required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust for the benefit of Certificateholders the aforementioned percentage of the Interchange. This percentage is an estimate of the actual Interchange paid to the Bank from time to time in respect of the Accounts and may be more or less than the actual amount of Interchange so paid. Interchange transferred to the Trust will be included in Finance Charge Receivables pursuant to the Pooling Agreement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments thereof to the Certificateholders. Unless otherwise specified in the related Supplement, Interchange attributable to the Accounts as determined above will also be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.

Year 2000

          Some older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the Year 1900 rather than the Year 2000. These computer programs may fail to operate properly in the Year 2000 and after if they are not modified or replaced to comply with year 2000 requirements. This could result in a disruption of operations, including, among other things, a temporary inability to process transactions, send billing statements or engage in similar normal business practices.

          The Bank's parent company, Providian Financial Corporation, has completed a Year 2000 assessment which includes the Bank's computer systems, and has determined that it will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. Providian Financial Corporation has also initiated formal communications with the Bank's significant vendors for the purpose of identifying and remediating risks arising from such vendors' own Year 2000 conversion issues. The testing has commenced and is expected to be completed no later than June 30, 1999.

          The Bank believes that with modifications to existing software and conversions to new software, the Year
2000 issue will not pose significant operational problems.
However, there can be no assurance that the necessary modifications or conversions to the Bank's systems will be completed on time or that significant vendors will timely convert their own systems.

                                THE ACCOUNTS

General

     The Receivables arise in certain Eligible Accounts (the "Trust Portfolio") selected by the Bank from the Providian Portfolio as described below. See "The Banks Credit Card and Consumer Lending Business--Business Overview" for a description of the Providian Portfolio and "The Pooling and Servicing Agreement -- Representations and Warranties" for a description of Eligible Accounts.

     The accounts originated by the Bank are grouped into "Rollouts" for purposes of administrative convenience. A Rollout represents a group of accounts established from replies to a specific solicitation program. Each rollout has a discrete set of targeting criteria corresponding to it. Product solicitations for a particular rollout are made within a discrete period, normally two to four weeks in length. Accounts may be added to the Trust which were originated by third parties for which the account groupings may differ. The Accounts included in the Trust consisting of rollouts or other account groupings may include accounts for which Receivables have been charged off as uncollectible prior to their addition to the Trust. Receivables in charged-off Accounts are deemed to have a zero balance. The Trust generally has the right to receive recoveries with respect to such charged-off Receivables.

     Although the characteristics (including loss experience) of a particular rollout or account grouping may differ from those of the Providian Portfolio as a whole, the Bank believes that, collectively, the Accounts currently included in the Trust are generally representative of the Accounts in the Providian Portfolio. There can be no assurance that performance of the Accounts included in the Trust (including but not limited to the payment rate, yield, loss and delinquency experience with respect to such Accounts) will be comparable to that of the Accounts in the entire Providian Portfolio.

     The Bank has transferred and will transfer to the Trust all Receivables existing in each Account owned by it on the date of transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each a "Monthly Period"). Pursuant to the Pooling Agreement, the Bank has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying accounts in the Providian Portfolio to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Accounts as of the date the Bank designates such accounts as Additional Accounts. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. In addition, as of the Trust Cut-Off Date (or as of the applicable addition date) and on the date any new Receivables are created, the Bank has represented and warranted or will represent and warrant to the Trust, as the case may be, that each of the Receivables in any Account or Additional Account owned by the Bank which is conveyed to the Trust on such day meets the eligibility requirements specified in the Pooling Agreement. See "The Pooling Agreement Generally--Representations and Warranties". However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

     Subject to certain limitations and restrictions, the Bank may also designate certain Accounts owned by it the Receivables in which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to the Bank. The Bank may from time to time remove from the Trust certain charged-off Accounts and closed accounts having a zero balance. See "Description of the Certificates--Removal of Accounts". Throughout the term of the Trust, the Trust Portfolio will consist of the Initial Accounts, plus any Additional Accounts, and minus any Removed Accounts.

     The Trust Portfolio currently does not include the receivables arising in secured and partially secured accounts and accounts acquired by the Bank from unaffiliated credit card issuers. However, such accounts may in the future be selected by the Bank to be designated for inclusion in the Trust Portfolio. See "The Bank's Credit Card and Consumer Lending Business--Business Overview".

     Additional Accounts designated after the date hereof may be accounts of a different type from those previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables in which have been conveyed previously to the Trust. Moreover, such Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Bank intends to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

Billing and Payments

     The following is information with respect to the billing and payment characteristics generally applicable to the accounts in the Providian Portfolio.

     Monthly billing statements are sent by the Bank to active accountholders. The accounts generally require a minimum monthly payment equal to at least 2% of the new balance shown on the statement, plus any amount that is past-due and any amount by which the new balance exceeds the accountholder's credit limit. The payment due will not be less than $15.00 (unless the new balance is less than $15.00, in which case the payment due will be the amount of the new balance).

     Finance charges are posted to the accounts at the end of each monthly billing cycle. A daily finance charge is calculated by multiplying the daily balance on the account by the applicable daily periodic rate. For the majority of accounts, there is no grace period during which accountholders may avoid monthly periodic charges on cash advances. However, most accounts do have a grace period for new purchases if the entire account balance is paid in full by the due date shown on the monthly billing statement.

     Accounts may have different annual percentage rates for cash advances, purchases and balance transfers and the annual percentage rate may be fixed or variable. New accountholders are offered a reduced annual percentage rate (which in some cases may be as low as 0%) for an introductory period, generally no more than three months, and the annual percentage rate on some accounts may be lower or higher than those generally offered by the Bank. For an additional fee, certain accountholders have subscribed to a credit protection feature pursuant to which the accountholder's obligation to make payments will be suspended upon the occurrence of certain conditions. Other add-on fee products are also offered to accountholders.

     The Bank typically charges accounts certain additional fees including:
(i) a late fee, if the Bank does not receive the required minimum monthly payment by the due date shown on the monthly billing statement; (ii) a returned payment check fee, for each accountholder check received by the Bank that is not paid by the bank on which the check was drawn; (iii) an over-limit fee, if the new balance of an account exceeds the accountholder's stated credit limit before addition of new finance charges or other fees on the billing date; and (iv) for most accounts, a returned check fee for any check written on the account that the Bank returns unpaid. The Bank also charges a cash advance fee on certain types of cash advances. Any of these fees may be waived or modified by the Bank at any time.

     The Bank generally does not charge customers an annual fee for the accounts in the Providian Portfolio. However, the Bank reserves the right to modify the terms of any account to charge an annual fee or other types of fees.

     Payments to the Bank on the accounts are processed and applied first to finance charges, then to any fees billed to the account and then to unpaid principal. Any excess creates a credit balance. Finance charges are posted as of the last day of an account's monthly billing cycle. Principal receivables are posted daily.

     Annual percentage rates, minimum monthly payment requirements, fees and other charges may increase or decrease from current levels. The lending agreements governing the accounts permit the Bank to change rates and other terms at any time after an applicable notice period. There can be no assurance that annual percentage rates, minimum monthly payment requirements, fees and other charges will remain at current levels in the future. See "Risk Factors--The Ability of the Bank to Change Terms of the Accounts".

                                  THE BANK

     The Bank is a wholly-owned subsidiary of Providian Financial Corporation, a publicly owned financial services company which provides lending and deposit products to consumers nationwide. Providian Financial Corporation and its subsidiaries offer a range of lending products, including unsecured credit cards, revolving lines of credit, home loans, secured and partially secured credit cards, and fee based products nationwide, primarily through direct mail and telemarketing. Providian Financial Corporation became an independent, publicly held company in a spin-off transaction that occurred on June 10, 1997, when shares of its common stock were distributed to the shareholders of Providian Corporation, which was Providian Financial Corporation's parent company prior to the spin-off.

     The Bank is the surviving entity in the merger, completed on January 1, 1998 of Providian National Bank, another subsidiary of Providian Financial Corporation, into First Deposit National Bank. Immediately following the merger, First Deposit National Bank changed its name to Providian National Bank.

     The Bank is a national bank regulated by the Office of the Comptroller of the Currency. Under the grandfather provisions of the Competitive Equality Banking Act of 1987. Providian Financial Corporation is not required to register as a bank holding company so long as certain restrictions are observed, including limitations on new activities by the Bank and on affiliate overdrafts and limitations on the Bank's ability to cross-market its products and services with products and services of its affiliates. The principal executive offices of the Bank are located at 295 Main Street, Tilton, New Hampshire 03276, and the principal executive offices of Providian Financial Corporation are located at 201 Mission Street, San Francisco, California 94105.

                              USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Bank and will be used for the Bank's general corporate purposes.

                                 THE TRUST

     The Trust, as a master trust, previously has issued other Series and is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Seller's Interest and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust is administered in accordance with the laws of the State of New York.

     The Bank has conveyed to the Trust, without recourse, its interest in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, and certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, any Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts, other revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Bank will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates--Addition of Trust Assets". In addition, the Bank will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Description of the Certificates--Removal of Accounts".

                      DESCRIPTION OF THE CERTIFICATES

General

     The Certificates of a Series will be issued pursuant to the Pooling Agreement, and a Supplement thereto relating to such Certificates, between the Bank, as seller of its interest in the Receivables and as servicer of the Accounts, and the Trustee; the Pooling Agreement and each Supplement with respect to any Series offered hereby will be substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Description of the Certificates--New Issuances". The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Certificateholders upon written request. The following summary describes certain material provisions common to each Series. Information specific to a Series will be contained in the related Prospectus Supplement. The following summary, together with information included elsewhere in this Prospectus and the information with respect to a specific Series contained in the related Prospectus Supplement, describes the terms of the Certificates.

     The Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Bank, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Bank has been informed by DTC that DTC's nominee will be Cede. See "The Pooling Agreement Generally-- Book-Entry Registration" and "--Definitive Certificates".

     The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

Interest

     Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified with respect thereto in the related Prospectus Supplement, provided that if an Early Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Bank except as otherwise specified in any Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

Principal

     The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the Bank. Unless an Early Amortization Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either an Accumulation Period or a Scheduled Amortization Period.

     During the Accumulation Period, if any, of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date with respect to such Accumulation Period in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series when due. The amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Deposit Amount equal to a Controlled Accumulation Amount specified in the related Prospectus Settlement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

     During the Scheduled Amortization Period, if any, of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date with respect to such Scheduled Amortization Period to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount equal to a Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

     During the Early Amortization Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period of a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Series Provisions--Pay Out Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

     Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant Prospectus Supplement.

Addition of Trust Assets

     If, as of the close of business on the last business day of any Monthly Period, either (a) the Seller's Interest is less than the Required Seller's Participation Amount or (b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Bank shall, on or prior to the close of business on the tenth business day following such day, unless the Seller's Interest equals or exceeds the Required Seller's Participation Amount or the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance, as the case may be, as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the Seller's Interest is at least equal to the Required Seller's Participation Amount and the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance. An "Addition" will consist of (i) receivables arising in Eligible Accounts owned by the Bank or (ii) participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Bank or any affiliate thereof and collections thereon ("Participations"). The addition of Participations to the Trust pursuant to this paragraph will be effected by an amendment to the Pooling Agreement which will not require the consent of Certificateholders. The Bank may, upon 30 days' prior notice to the Trustee, the Rating Agency and certain providers of Series Enhancement, reduce the Required Seller's Percentage, provided that (a) such reduction will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such reduction will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; and provided further that the Required Seller's Percentage shall never be less than 2%. In addition, the Bank may from time to time, at its sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

     The Bank may designate, from time to time, at its sole discretion, Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts added pursuant to the preceding paragraph without prior review by the Rating Agency with respect to any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year would exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence or the number of such Accounts designated during any twelve-month period would exceed 20% of the number of Accounts as of the first day of such twelve-month period (the "Aggregate Additional Limit"), then no Automatic Additional Accounts may be added during such periods without the consent of the Rating Agency. On or before each Distribution Date, the Bank shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding Monthly Period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Bank to designate Automatic Additional

Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts or other revolving credit accounts either (i) not originated by the Bank or any affiliate of the Bank or (ii) of a type not included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon compliance with the conditions described below with respect to Additions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as "Additional Accounts".

     In connection with an Addition, the Bank will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the tenth business day immediately preceding such Addition, the Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice that the Receivables arising in the Additional Accounts or Participations will be included as Trust Assets; (b) on or before the date on which any such Receivables are added to the Trust, the Bank shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the Additional Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;
(c) in the case of an Addition other than a required Addition, the Trustee shall have received confirmation from the Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition which exceeds the Aggregate Additional Limit, the Bank shall have provided the Rating Agency with 15 days' prior written notice and the Rating Agency shall not have notified the Bank that such addition would result in a Ratings Effect; and (e) prior to or on the date any such Receivables or Participations are added to the Trust, the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that any related Additional Accounts are Eligible Accounts and that the Bank reasonably believes that (i) such Addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) in the case of Additional Accounts, no selection procedure was utilized by the Bank which would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Bank) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of addition.

     The Bank may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the Addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages for the Monthly Period of such Addition. Such direction may be made on the date of addition subject to the condition that all collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the date of addition must be deposited in the collection Account on the date of addition. Following any such Addition, the Servicer will allocate collections for the balance of such Monthly Period, including the collections deposited on the date of addition, to the Certificateholders' Interest of each Series and the Seller's Interest so that each interest receives the same allocations of Finance Charge Receivables, Principal Receivables and Defaulted Amounts that it would have received if such Additional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

     Affiliates of the Bank may originate or acquire portfolios of revolving credit card accounts or other revolving credit accounts the receivables in which may be participated to the Bank and sold to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Additions.

     Additional Accounts or Participations may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of revolving credit card accounts or other revolving credit accounts which were not part of the Providian Portfolio as of the Trust CutOff Date or which were acquired from another institution. Moreover, Additional Accounts and accounts included in Participations may not be accounts of the same type previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties". Consequently, there can be no assurance that such Additional Accounts or Participations will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust.

     Additional Accounts of a type different than the Initial Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts which have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables.

Removal of Accounts

     On any day of any Monthly Period the Bank shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts owned and designated by the Bank, upon satisfaction of the following conditions: (a) on or before the tenth business day (the "Removal Notice Date") immediately preceding the date upon which the Receivables in such Accounts are to be removed from the Trust, the Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date"); (b) on or prior to the date that is ten business days after the Removal Date, the Bank shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) the Bank shall have represented and warranted as of each Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from the Rating Agency that such removal will not result in a Ratings Effect; (e) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the Removal Date, to the effect that the Bank reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Bank which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and (f) as of the Removal Notice Date, either (i) the Receivables in the Accounts owned by the Bank are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 60 days or (ii) the Receivables in the Accounts owned by the Bank are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Bank a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the Bank or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

New Issuances

     The Pooling Agreement provides that, pursuant to any one or more Supplements, the Bank may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance a "New Issuance"). Each New Issuance will have the effect of decreasing the Seller's Interest to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Bank may designate, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"); (iii) its certificate rate (or formula for the determination thereof); (iv) the interest payment date or dates (the "Interest Payment Dates") and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees;
(viii) the provider and terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, in which such Series will be included; and (xvi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Bank, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any

Certificateholder of any outstanding Series to issue any additional Series. The Bank may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Bank. The Bank intends to offer, from time to time, additional Series.

     The Pooling Agreement provides that the Bank may designate Principal Terms such that each Series has an Accumulation Period or a Scheduled Amortization Period which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation Period or Scheduled Amortization Period while other Series are not. Collections of Principal Receivables otherwise allocable to a Series which is not amortizing or accumulating principal will be treated as Shared Principal Collections and reallocated to a Series which is amortizing or accumulating principal. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Bank may deliver a different form of Series Enhancement agreement. The Bank also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Bank or remarketed to other investors. There is no limit to the number of New Issuances that the Bank may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

     Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Bank shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Bank shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from the Rating Agency that such New Issuance will not result in a Ratings Effect; (e) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Bank reasonably believe that such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; (f) the Bank shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes (x) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (y) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (z) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders or the Trust (an opinion of counsel to the effect referred to in clauses (x), (y) and (z) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Bank's remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; (h) the sum of the Invested Amounts to be used in calculating the Floating Allocation Percentages of all outstanding Series shall not exceed the amount of Principal Receivables to be used in calculating such Floating Allocation Percentages, in each case as of the date of the New Issuance and after giving effect to such New Issuance; and (i) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Bank the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

Collection Account

     The Servicer maintains for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either

(a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from the Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (a) has either (i) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") or
(ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Group ("Standard & Poor's") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC. The Collection Account is currently maintained with Bankers Trust Company. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from the Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from the Rating Agency,
(iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, the Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency and (viii) any other investments approved in writing by the Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of Providian Financial Corporation or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

Allocation Percentages

     Pursuant to the Pooling Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Seller's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each day during any Monthly Period as follows: (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series; and (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of such Series based on the Principal Allocation Percentage of such Series.

     The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Seller's Interest.

Deposits in Collection Account

     For as long as (i) the Bank remains the Servicer under the Pooling Agreement and (ii) either (x) the Bank, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency (as evidenced by a letter from the Rating Agency to the effect that no Ratings Effect would occur) or (y) the Bank has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by the Rating Agency, the Bank may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date, at which time the Bank will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. However, if the Bank is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing, except in the case of collections consisting of Interchange, which will be deposited not later than each

Distribution Date. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement and
(ii) if at any time prior to such Distribution Date or Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by the Rating Agency, if at any time the Bank or another eligible affiliate of Providian Financial Corporation is not the Servicer, the Collection Account will be moved from the Bank, if then maintained there.

     On the earlier of (i) the second business day after the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the Bank (a) the Bank's allocable portion of collections on Principal Receivables, provided that the Seller's Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day) is greater than zero; and (b) the Bank's allocable portion of collections on Finance Charge Receivables, except in the case of collections consisting of Interchange, the Bank's allocable portion of which will be retained by the Bank. Any amount not allocated to the Bank because the Seller's Interest in Principal Receivables is zero will be held in the Collection Account unallocated ("Unallocated Principal Collections") until the Seller's Interest in Principal Receivables is greater than zero (at which time such amount will be allocated to the Bank) or until an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences for any Series (after which such amount will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series).

Shared Principal Collections

     Collections on Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Bank, provided that (a) such Shared Principal Collections will be distributed to the Bank only to the extent that the Seller's Interest in Principal Receivables is greater than zero (see "--Deposits in Collection Account") and (b) in certain circumstances described below under "--Special Funding Account", such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections on Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

Special Funding Account

     If, on any date, the Seller's Interest is less than or equal to the Required Seller's Participation Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the Bank any Shared Principal Collections that otherwise would be distributed to the Bank, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the Bank on any Distribution Date to the extent that, after giving effect to such payment, the Seller's Interest exceeds the Required Seller's Participation Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; provided, however, that if an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect

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


to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

     Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

Sharing of Additional Finance Charges

     Any Series offered hereby may be included in a group of Series (a "Group"). Each Series in a specific Group will be entitled to share Additional Finance Charges in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group and whether any previously issued Series have been included in such Group. Subsequently issued Series may also be included in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables ("Additional Finance Charges") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Additional Finance Charges among Series in any Group will continue only until such time, if any, at which the Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, the continued sharing of Additional Finance Charges among Series in any Group would have adverse regulatory implications with respect to the Bank. Following the delivery by the Bank of any such certificate to the Trustee there will not be any further sharing of Additional Finance Charges among the Series in any Group. In all cases, any Additional Finance Charges remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the Bank. While any Series offered hereby may be included in a Group, there can be no assurance that (i) any other Series will be included in such Group, (ii) there will be any Additional Finance Charges with respect to such Group for any Monthly Period or (iii) the Bank will not at any time deliver a certificate as described above. While the Bank believes that, based upon applicable rules and regulations as currently in effect, the sharing of Additional Finance Charges among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

Funding Period

     For any Series, the related Prospectus Supplement may specify that during a Funding Period, an amount (the "Prefunding Account Balance") will be held in a Prefunding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Certificateholders' Interest of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest with respect to such Series, the Initial Amount and the date by which the Certificateholders' Interest is expected to equal the Initial Amount.

     If so specified in the related Prospectus Supplement, during the Funding Period, funds on deposit in the Prefunding Account for a Series may or, under certain circumstances, must be withdrawn and paid to the Bank to effect increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not for any reason equal the Initial Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and any additional amounts, if any, specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, monies in the Prefunding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Prefunding Account during the related Monthly Period will be withdrawn from the Prefunding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

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


Defaulted Receivables; Rebates and Fraudulent Charges

     "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of Defaulted Receivables for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables included in any Account the Receivables in which the Bank or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event has occurred with respect to the Bank or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged-off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. Receivables in any Account will be charged-off as uncollectible in accordance with the Lending Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Bank is to charge off the receivables in an account when that account becomes 180 days delinquent, unless the accountholder cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the Lending Guidelines of the Bank. If the Bank receives notice that an accountholder is deceased or in bankruptcy proceedings, the Bank will generally charge off the receivables in such account when a determination is made as to collectibility, but in no event more than 180 days after delinquency.

     If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to the Bank) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder or such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Seller's Interest in Principal Receivables at such time to be a negative number, the Bank shall be required to pay an amount equal to such deficiency into the Collection Account (each such payment an "Adjustment Payment" with respect to such Distribution Date). Any such Adjustment Payment will be treated as a portion of Shared Principal Collections as described under "--Shared Principal Collections".

Credit Enhancement

     General. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, the establishment of a cash collateral account, a surety bond, an insurance policy or another form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein.

     The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the Prospectus Supplement for a Series offered hereby, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

     If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder

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


not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and/or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

     Subordination. If so specified in the related Prospectus Supplement, one or more Classes of a Series (in which the Bank may have an interest) may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Classes to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Classes which are senior to such subordinated Classes to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Classes will be distributed to holders of Classes which are senior to such subordinated Classes. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Classes are paid to the holders of the Classes which are senior to such subordinated Classes.

     Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, an L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

     Cash Collateral Account. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series will be funded on the Series Issuance Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the Cash Collateral Account.

     Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

     Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the "Spread Account") intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

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


Other Series Enhancement

     For any Series or for any Class of any Series, there may be, in addition to Credit Enhancement, other Series Enhancement in the form of a guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of Certificateholders of such Series or Class.

Pay Out Events

     As described above, the Revolving Period with respect to a Series will continue until the commencement of the Accumulation Period or the Scheduled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. Except as otherwise provided in the related Prospectus Supplement with respect to any Series offered hereby, a "Pay Out Event" with respect to a Series refers to any of the following events and any other events specified as such in the related Prospectus Supplement: (a) failure on the part of the Bank (i) to make any payment or deposit required under the Pooling Agreement or the Supplement relating to such Series within five business days after the date such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of the Bank set forth in the Pooling Agreement or such Supplement, which failure has a material adverse effect on the Certificateholders of such Series and which continues unremedied for a period of 60 days after written notice; provided that no such 60-day cure period shall apply in the case of a failure by the Bank to perform its agreement to accept reassignment of Receivables which were the subject of a breached representation or warranty as described in the first paragraph under the heading "The Pooling Agreement Generally-- Representations and Warranties" and that only a five day cure period shall apply in the case of a failure by the Bank to observe its covenant not to grant a security interest or otherwise intentionally create a lien on the Receivables; (b) any representation or warranty made by the Bank in the Pooling Agreement or the Supplement with respect to such Series or any information required to be given by the Bank to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders of such Series are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement; (c) the occurrence of an Insolvency Event relating to the Bank; (d) a failure by the Bank to make an Addition to the Trust by the day on which it is required to make such Addition pursuant to the Pooling Agreement; (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (f) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to such Series for such Monthly Periods; the terms "Base Rate" and "Portfolio Yield" with respect to a Series offered hereby will have the meanings set forth in the related Prospectus Supplement; (g) the occurrence of any Servicer Default; or (h) the Bank becomes unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement.

     In the case of any event described in (a), (b) or (g), a Pay Out Event with respect to any Series will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Certificates of any Series to which such event relates by written notice to the Bank and the Servicer (and the Trustee, if given by the Certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. See "Risk Factors--Control". In the case of any event described in clause (c), (d),
(e) or (h), a Pay Out Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders of any Series immediately upon the occurrence of such event. In the case of the event described in clause (f), a Pay Out Event with respect to the related Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the Determination Date following the occurrence of such event. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

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


     In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Bank will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published each other holder of the Seller's Interest and the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

Servicing Compensation and Payment of Expenses

     The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee percentages with respect to each Series outstanding (based upon the applicable servicing fee percentage for each Series and the amount of Receivables serviced on behalf of each Series) and
(b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Seller's Interest, the Certificateholders' Interests of each Series and, after the Certificates of a Series have been paid in full, the interest represented by the Enhancement Investment Amount, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest, which includes the Enhancement Invested Amount, if any, of a Series offered hereby with respect to any Distribution Date shall be equal to one-twelfth of the product of (A) the servicing fee percentage specified in the related Prospectus Supplement with respect to such Series (the "Series Servicing Fee Percentage') and (B) the sum of the Invested Amount with respect to such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series and the amount, if any, on deposit in the Special Funding Account allocable to such Series) and the Enhancement Invested Amount, if any, with respect to such Series as of the last day of the prior Monthly Period (the "Monthly Investor Servicing Fee"). The portion of the Servicing Fee not so allocated to the Certificateholders' Interest of a Series shall be paid by the Bank and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the Bank. Unless otherwise provided in any Supplement, in the case of the first Distribution Date with respect to any Series, the Monthly Investor Servicing Fee shall accrue from the Series Issuance Date with respect to such Series. The Monthly Investor Servicing Fee with respect to a Series will be funded from collections of Finance Charge Receivables allocable to such Series, and will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees which are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Bank (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that the Bank is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

Record Date

     Payments on the Certificates of a Series offered hereby will be made as described herein and in the relevant Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last business day of the calendar month preceding the date of such payment (each a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling Agreement Generally-- Book-Entry Registration".

Optional Termination; Final Payment of Principal

     Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, on any day occurring on or after the day that the sum of the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to 5% or less of the initial Invested Amount of the Certificates of such Series, the Bank will have the option to repurchase the Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable certificate rate. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Bank fails for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, payments would continue to be made to the Certificateholders of such Series as described herein and in the related Prospectus Supplement.

     In any event, the last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series is greater than zero on the Series Termination Date (or a Distribution Date prior thereto specified in the related Prospectus Supplement), the Trustee may, subject to any conditions specified in such Prospectus Supplement, sell or cause to be sold interests in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in such Prospectus Supplement, in an amount equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series. The net proceeds of any such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series, as provided in such Prospectus Supplement.

Reports

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee and the Paying Agent, and no later than each Distribution Date, the Paying Agent will provide to each Rating Agency, a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount with respect to such Series (and, if such Series includes more than one Class, each such Class); (c) the Floating Allocation Percentage and, during any Accumulation Period, Scheduled Amortization Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to such Series; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (e) the aggregate outstanding balance of Accounts which were 31, 61 and 91 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of such Series for such Monthly Period; (h) the Monthly Investor Servicing Fee with respect to such Series for such Monthly Period; and (i) the available amount of Credit Enhancement with respect to such Series for such Distribution Date.

     With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

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     On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Tax Matters".

List of Investor Certificateholders

     At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement or any Supplement or Certificates. See "The Pooling Agreement Generally--Book- Entry Registration" and "--Definitive Certificates".

     The Pooling Agreement does not provide for any annual or other meetings of Certificateholders.

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


                           THE POOLING AGREEMENT

     The following summary, as well as other pertinent information included elsewhere in this Prospectus and the related Prospectus Supplement, describes the material terms of the Pooling Agreement. A form of the Pooling Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

Book-Entry Registration

     Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Tax Matters--Federal Income Tax Consequences--Non-United States Investors".

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling Agreement and the Supplements) will be Cede, as nominee of DTC, and that Certificateholders will not be recognized by the Trustee as "Certificateholders" under the Pooling Agreement and the Supplements. Certificateholders will only be permitted to exercise the rights of Certificateholders under the Pooling Agreement and the Supplements indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Bank that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement or the Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Bank that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

     Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificateholders or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Bank advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Bank is unable to locate a qualified successor, (ii) the Bank, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" under the Pooling Agreement and the relevant Supplement ("Holders").

     If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the relevant Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Seller's Interest; Additional Sellers

     The Pooling Agreement provides that the Bank may exchange a portion of the Bank's Interest in the Trust for one or more interests (each, a "Supplemental Interest") for transfer or assignment to a person designated by the Bank upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment section of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "--Amendments"); provided that (a) such transfer will not result in a Ratings Effect, (b) the Bank's and any Additional Sellers remaining interest in Principal Receivables shall not be less in the aggregate than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange and (c) prior to such transfer, the Bank shall have delivered to the Trustee a Tax Opinion with respect to the transfer or assignment of such Supplemental Interest. Any transfer or assignment of a Supplemental Interest is subject to the conditions set forth in clauses (a) and (c) of the preceding sentence. The Bank may also transfer a portion of the Bank's Interest in the Trust to certain affiliates provided that the condition set forth in clause (c) of the second preceding sentence has been satisfied.

     The Bank may designate affiliates of the Bank which may be banks, finance companies or similar organizations to be included as sellers ("Additional Sellers") under the Pooling Agreement (by means of an amendment to the Pooling Agreement which will not require the consent of any Certificateholder; see "--Amendments"); provided, however, that (a) the conditions set forth in clauses (a) and (c) in the preceding paragraph with respect to a transfer of a Supplemental Interest shall have been satisfied with respect to such designation and issuance and (b) any applicable conditions described in "Description of the Certificates--Addition of Trust Assets" shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Seller to the Trust. Following the inclusion of an Additional Seller, the Additional Seller will be treated in the same manner as the Bank and each Additional Seller generally will have the same obligations and rights as the Bank described herein.

Termination of Trust

     Unless the Bank instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the day on which the aggregate Invested Amounts and Enhancement Invested Amounts of all Series is zero (provided that the Bank shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) June 1, 2014, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Description of the Certificates--Pay Out Events", immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Bank.

Conveyance of Receivables

     Pursuant to the Pooling Agreement, the Bank has sold and assigned and will sell and assign to the Trust its interests in all Receivables in the Initial Accounts outstanding as of the Trust Cut-Off Date, and all Receivables in the Additional Accounts as of the applicable additional cut-off date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

     In connection with the transfer of any Receivables to the Trust, the Bank is required to indicate in its computer records that the Receivables have been conveyed to the Trust. In addition, the Bank has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date (i) its account number and (ii) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Bank has filed and is required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables".

Representations and Warranties

     As of the issuance date for a Series offered hereby (the "Series Issuance Date") specified in the related Prospectus Supplement, the Bank will make representations and warranties to the Trust relating to the Accounts owned by it and the Receivables transferred by it to the Trust to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the date of addition) each Account or each Additional Account was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the date of addition), each of the Receivables in any Account or Additional Account which is conveyed to the Trust on such day is an Eligible Receivable and
(c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Bank breaches any representation and warranty described in this paragraph, such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Bank or receipt of written notice of such breach by the Bank, and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then the Certificateholders' Interest in all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to the Bank on the terms and conditions set forth below and such Account shall no longer be included as an Account; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Bank if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and
(ii) the Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

     An Ineligible Receivable shall be reassigned to the Bank on or before the end of the Monthly Period in which such reassignment obligation arises by the Bank directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller's Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller's Interest would cause the Seller's Interest to be a negative number, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the Bank will make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Interest would be reduced below zero. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount") shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the Bank is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement. Any such Transfer Deposit Amount will be treated as a portion of Shared Principal Collections as described under "Description of the Certificates--Shared Principal Collections".

     The Bank will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is a national banking association validly existing under the laws of the United States, it has the authority to consummate the transactions contemplated by the Pooling Agreement and the related Supplement and each of the Pooling Agreement and the related Supplement constitutes a valid, binding and enforceable agreement of the Bank and (b) the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Bank in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in California and New Hampshire in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable then existing on the Series Issuance Date or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by the Bank, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to the Bank and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct the Bank to accept the reassignment of the Receivables transferred by it to the Trust within 60 days of such notice, or within such longer period specified in such notice; provided, however, that such Receivables will not be reassigned to the Bank if, on any day prior to the end of such 60-day or longer period,
(i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. The Bank will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. The price for such reassignment will generally be equal to the aggregate Invested Amounts and Enhancement Invested Amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of such Receivables and the principal portion of such funds and the interest portion of such funds will be deposited into the Special Funding Account and the Collection Account, respectively. If the Trustee or the requisite percentage of Certificateholders of all Series gives a notice as provided above, the obligation of the Bank to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

     An "Eligible Account" is defined to mean a revolving credit card account or other revolving credit account owned by the Bank which as of the Trust Cut-Off Date with respect to an Initial Account or as of the addition date with respect to an Additional Account (a) is payable in United States dollars; (b) except as provided below, has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to the Bank as having been lost or stolen; (c) has an accountholder who has provided, as his or her billing address at the date such account was opened, an address located in the United States or its territories or possessions or a military address; (d) has an accountholder who has not been identified by the Bank as an employee of the Bank or any affiliate; (e) has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement); (f) except as provided below, does not have any receivables which are Defaulted Receivables; and (g) except as provided below, does not have any receivables which have been identified as having been incurred as a result of fraudulent use of any related credit card or check. Eligible Accounts may include accounts, the receivables of which have been written off, or with respect to which the Bank believes the related accountholder is bankrupt, or as to which certain receivables have been identified by the accountholder as having been incurred as a result of fraudulent use of any credit cards or checks, or as to which any credit cards or checks have been reported to the Bank as lost or stolen; provided, that (a) the balance of all receivables in such accounts is reflected on the books and records of the Bank (and is treated for purposes of the Pooling Agreement) as "zero," and (b) charging or check writing privileges with respect to all such accounts have been canceled in accordance with the Lending Guidelines of the Bank and will not be reinstated by the Bank or the Servicer.

     An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance with the Lending Guidelines and all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a lending agreement which complies with all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Bank in connection with the creation of such Receivable or the execution, delivery and performance by the Bank of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the Bank or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Bank is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of either a valid transfer and assignment from the Bank to the Trust of all the Bank's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity- related exceptions); (g) which constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the States of California and New Hampshire; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer;
(j) as to which the Bank has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which the Bank has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Bank's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables.

Indemnification

     The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

     Under the Pooling Agreement, the Bank has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series) arising out of or based on the arrangement created by the Pooling Agreement (to the extent that the Trust assets remaining after the Investor Certificateholders and certain providers of Series Enhancement have been paid in full are insufficient to pay such losses, claims, damages, or liabilities) as though such agreement created a partnership under the New York Uniform Partnership Act in which the Bank was a general partner. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Bank for any losses, claims, damages and liabilities of the Bank as described in this paragraph arising from the actions or omissions of such successor Servicer.

     Except as provided in the preceding paragraph, the Pooling Agreement provides that none of the Bank, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Bank, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

Collection and Other Servicing Procedures

     Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Lending Guidelines.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to accountholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

     Pursuant to the Pooling Agreement, the Bank, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agrees to conduct such duties in accordance with the Pooling Agreement and the Lending Guidelines. The Bank currently contracts with Total System and intends to continue to contract with Total System (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under "The Bank's Credit Card and Consumer Lending Business-- Business Overview". Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement.

Servicer Covenants

     In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement; (b) it will not permit any rescission or cancelation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Lending Guidelines;
(c) it will do nothing to substantially impair the rights of the Certificateholders in the Receivables or Accounts; (d) it will not reschedule, revise or defer payments due on the Receivable except in accordance with the Lending Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

     Under the terms of the Pooling Agreement, in the event any of the representations, warranties or covenants of the Servicer contained in clauses (a) through (e) above with respect to any Receivable or the related Account is breached, such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured. If the Bank is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Seller's Interest. In addition, if the deduction of such Principal Receivable would reduce the Seller's Interest below zero, the Bank as the Servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under "--Representations and Warranties". If the Bank is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be deemed a Transfer Deposit Amount hereunder and shall be treated as a portion of Shared Principal Collections as described under "Description of the Certificates-- Shared Principal Collections". This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

Certain Matters Regarding the Servicer

     The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, the Bank may transfer its servicing obligations to any other direct or indirect wholly owned subsidiary of Providian Financial Corporation (which meets certain eligibility standards set forth in the Pooling Agreement) and be relieved of its obligations and duties under the Pooling Agreement.

     Any person into which, in accordance with the Pooling Agreement, the Bank or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Bank or the Servicer is a party, or any person succeeding to the business of the Bank or the Servicer, will be the successor to the Bank, as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

Servicer Default

     In the event of any Servicer Default, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Bank delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee shall offer the Bank the right at its option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of
(a) the sum of the Invested Amount and the Enhancement Invested Amount, if any, of such Series on such Distribution Date (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date and (b) the sum of (i) the average bid price quoted by at least two recognized dealers for similar securities rated in the same rating category as the initial rating of the Certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series and (ii) the Enhancement Invested Amount, if any, of such Series.

     The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Bank under the Pooling Agreement and any Supplement in the Seller's Interest will not be affected by any Termination Notice or Service Transfer.

     A "Servicer Default" refers to any of the following events: (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling Agreement or any Supplement, which is not cured within a five business day grace period; (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer delegates its duties under the Pooling Agreement, except as specifically permitted thereunder, and such delegation continues unremedied for 15 days after written notice; (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Bank, certain providers of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

Evidence as to Compliance

     The Pooling Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Bank) to furnish a report addressed to the Trustee to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts and that, on the basis of such procedures, such firm is of the opinion that such servicing was conducted in compliance with the Pooling Agreement and the applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling Agreement provides for delivery to the Trustee, the Rating Agency and certain providers of Series Enhancement on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Amendments

     The Pooling Agreement and any Supplement may be amended from time to time (including in connection with (x) the issuance of a Supplemental Certificate, (y) the addition of a Participation to the Trust or (z) the designation of an Additional Seller) by agreement of the Trustee and the Bank without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that the Bank reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder and (ii) such amendment will not result in a Ratings Effect.

     The Pooling Agreement and any Supplement may also be amended from time to time by the Bank, the Servicer and the Trustee with the consent of the Certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected (provided that an amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause
(a)); (b) change the definition or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder; (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or
(d) adversely affect the rating of any Series or Class by the Rating Agency without the consent of the Certificateholders of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any such amendment

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


(other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

Trustee

     Bankers Trust Company is the Trustee under the Pooling Agreement. The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York 10006. The Bank, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Bank, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Bank will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

     The Bank has sold and will sell Receivables to the Trust. Pursuant to the Pooling Agreement, the Bank represents and warrants that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Bank in and to such Receivables, except for the interest of the Bank as a holder of the Bank's Interest, or a grant of a security interest to the Trust in and to the Receivables. The Bank also represents and warrants to the Trust in the Pooling Agreement that, in the event the transfer of Receivables by the Bank to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Pooling Agreement Generally--Representations and Warranties".

     Pursuant to the Pooling Agreement, the Bank represents that the Receivables transferred by it to the Trust are "accounts" or "general intangibles" for purpose of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed under the UCC to protect the Trust in the event the transfer by the Bank is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties. Although the priority of a transfer of general intangibles arising after the formation of the Trust or the date of addition is not as clear under the laws of the States of California and New Hampshire as the priority of interests governed by the UCC, counsel to the Bank is of the opinion, in New Hampshire, that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest, and, in California, that a court should conclude that a sale of Receivables (including after-arising Receivables) consisting of general intangibles would be deemed to have occurred as of the date of execution of the related assignment under the Pooling Agreement.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date of the Pooling Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Furthermore, if the FDIC were appointed as a receiver of either of the Bank, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Pooling Agreement, however, the Bank warrants that it has transferred the Receivables to the Trust free and clear of the lien of any third party (subject to certain potential tax liens referred to under "The Pooling Agreement Generally--Representations and Warranties"). In addition, the Bank covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

Certain Matters Relating to Receivership

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Bank.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as receiver or conservator for the Bank, would not interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Bank has granted a security interest in the Receivables to the Trust, and such security interest is validly perfected before an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, if the FDIC were to require the Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates of all Series and possible reductions in the amount of those payments could occur.

     The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to each outstanding Series. Under the Pooling Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by each other holder of the Seller's Interest and the Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto), or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure, however, could be delayed as described above. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Bank to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Certificates--Pay Out Events".

     In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the requisite percentage of Certificateholders of all Series from appointing a successor Servicer. See "The Pooling Agreement Generally--Servicer Default".

Consumer Protection Laws

     The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the Bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Telemarketing and Consumer Fraud and Abuse Prevention and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices by third parties. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Bank with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of Receivables owing. See "Risk Factors--Certain Legal Aspects" and "--The Ability of the Bank to Change Terms of the Accounts". All Receivables that were not created in compliance in all material respects with the requirements of such laws, subject to certain conditions described under "The Pooling Agreement Generally--Representations and Warranties", will be reassigned to the Bank. The Servicer has also agreed in the Pooling Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "The Pooling Agreement Generally-- Representations and Warranties".

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay.

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


     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders of all Series if such laws result in any Receivables being charged off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges".

                                TAX MATTERS

Federal Income Tax Consequences--General

     Set forth below is a general discussion of material federal income tax consequences to holders of Certificates offered hereunder. Additional federal income tax considerations may be disclosed in the applicable Prospectus Supplement for a particular Series or Class. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). It is recommended that prospective investors consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

     The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificates arising from any excess of the principal amount of a Certificate over its issue price is de minimis (i.e., less than 1/4% of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

     As noted below, Tax Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and that the Trust will not be subject to federal income tax under current law. Except as provided in a related Prospectus Supplement, Tax Counsel will render no other opinions to the Bank with respect to the offered Certificates or the Trust.

Treatment of the Certificates as Indebtedness

     The Bank and Certificateholders will express in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness of the Bank secured by the Receivables. The Bank, by entering into the Pooling Agreement, and each investor, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness of the Bank for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale", and because different criteria are used in determining the nontax accounting treatment of the transaction, the Bank will treat the Pooling Agreement, for certain nontax accounting purposes, as a transfer of an ownership interest in the Receivables and not as creating a debt obligation of the Bank.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Tax Counsel believes that the holders of Certificates (through their ownership of the Certificates) are not the owners of the Receivables for federal income tax purposes. As a result, in the opinion of Tax Counsel, the Certificates will properly be characterized as debt for federal income tax purposes.

Treatment of the Trust

     The Trust could be viewed for federal income tax purposes either as
(1) a collateral arrangement for debt issued directly by the Bank and other holders of the Seller's Interest or (2) a separate entity owning the Receivables, issuing its own debt. However, in the former event the Trust will be disregarded for federal income tax purposes and in the latter event under current law the Trust would be a partnership, rather than an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, under current law the Trust will not be subject to federal income tax.

     If the Trust were considered to be a partnership, as described in the preceding paragraph, and if any of its interests that are properly treated as equity for Federal income tax purposes were considered to be publicly traded, the Trust might be treated as a publicly traded partnership taxable as a corporation, even though all of its publicly offered Certificates were properly treated as debt for Federal income tax purposes. The Bank intends to take measures to minimize the risk that the Trust would be considered to have publicly traded equity and thus to be a publicly traded partnership. It is believed such measures will be successful, but no assurance can be given in this regard.

Federal Income Tax Consequences--United States Investors

Interest Income to Certificateholders

     Assuming the Certificates are debt obligations for federal income tax purposes, based on the above assumptions they will not be considered issued with OID (except as discussed below or in the applicable Prospectus Supplement). Interest thereon will be taxable as ordinary interest income when received or accrued by holders utilizing the cash or accrual methods of accounting, respectively. Under the OID regulations, a holder of a Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. A purchaser who buys a Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     If any interest due on a Series or Class of Certificates is not paid in full on its scheduled payment date, Certificates of that Series or Class will thereafter be considered to be issued with OID. The Bank intends to take the position that OID does not arise on a Series or Class of Certificates unless and until an event described in the preceding sentence occurs. This position is based on the Bank's belief that the likelihood of any such event is a "remote contingency" under applicable Treasury regulations. However, if at the time of issuance of a Series or Class of Certificates such an event was not considered to be a "remote contingency", the Certificates of that Series or Class would be considered to have OID from their date of issuance without regard to the occurrence of any such event.

     If the Certificates of a Series or Class were considered to have OID, either initially or subsequently, all holders of Certificates of that Series or Class would thereafter be required to accrue OID into income at a rate equal to the full interest rate payable on the Certificates, whether or not all or part of the interest on the Certificates was paid currently. Moreover, the holders would be required to accrue any de minimis discount into income over the life of the Certificates rather than when principal is paid. As a result, holders might be required to report taxable income prior to the receipt of cash attributable to such income.

     The Paying Agent will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (or OID accrued) on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than the Paying Agent. Accordingly, each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt Certificateholder fails to provide the required certification, the Paying Agent (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

Possible Classification of the Certificates as Interests in a Partnership or Association

     Although, as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates were not debt obligations for federal income tax purposes, the arrangement among the Bank, any other holders of the Seller's Interest, the holders of such Certificates and holders of other Certificates might be classified as a partnership for federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

     If some or all of the Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in such a partnership (including holders of Certificates that are treated as equity interests in the partnership) according to their respective interests therein.

     The income reportable by Certificateholders as partners in such a partnership could differ from the income reportable by Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. A cash basis Certificateholder treated as a partner might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, an individual Certificateholder's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, meaning that the holder might be taxed on a greater amount of income than the stated interest on the Certificates. Finally, if any Certificates are treated as equity interests in a partnership in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

     If, alternatively, some or all of the Certificates were treated as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity on such Certificates and the Seller's Interest would probably not be deductible in computing the entity's taxable income and distributions to such Certificateholders would probably be treated as dividend income to such holders. Such an entity-level tax could result in reduced distributions to all Certificateholders, and the holders of Certificates that are treated as equity could also be liable for a share of such a tax.

     Since the Bank will treat the Certificates as indebtedness for federal income tax purposes, the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under those alternative characterizations of the Certificates.

Federal Income Tax Consequences--Non-United States Investors

     Tax Counsel has given its opinion that the Certificates will properly be classified as debt for federal income tax purposes. If the Certificates are treated as debt: (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of Providian Financial Corporation, is not a controlled foreign corporation with respect to Providian Financial Corporation, and does not bear certain relationships to holders of the Seller's Interest other than the Bank). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Certificates or such owner's agent claiming an exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false; (b) a holder of a Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and
(c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death,
(i) the individual did not actually or constructively own 10% or more of the voting stock of Providian Financial Corporation, and does not bear certain relationships to holders of the Seller's Interest other than the Bank and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States. Recently finalized Treasury Regulations would modify the foregoing identification requirements effective January 1, 2000.

     If the IRS were to contend successfully that some or all of the Certificates are equity interests in a partnership (not taxable as a corporation), a holder of such a Certificate that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). If some or all of the Certificates are recharacterized as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at the rate of 30% unless such rate were reduced by an applicable treaty.

State and Local Tax Consequences

     Set forth below is a general discussion of material California and New Hampshire state and local tax consequences to holders of Certificates offered hereunder. Additional tax considerations may be disclosed in the applicable Prospectus Supplement for a particular Series or Class. This discussion does not purport to deal with all aspects of state and local taxation that may be relevant to holders of Certificates in light of their personal investment circumstances. It is recommended that prospective investors consult their own tax advisors with regard to the state and local tax consequences of holding or disposing of Certificates. As noted below, California Tax Counsel and New Hampshire Tax Counsel are each of the opinion that if the Certificates are treated as debt for federal income tax purposes, California and New Hampshire respectively, would also treat the Certificates as debt for state income tax purposes. New Hampshire Tax Counsel is further of the opinion that the Trust is not subject to the New Hampshire Interest and Dividends Tax.

     California. This discussion is based upon present provisions of the California Revenue & Tax Code and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the California Franchise Tax Board.

     California imposes an income tax on corporations doing business in the state and a franchise tax on corporations earning income from the state. The California Revenue & Tax Code, which governs the taxation of individuals, partnerships, trusts and corporations, largely incorporates the Federal Internal Revenue Code. Accordingly, in the opinion of Farella Braun & Martel LLP, special California tax counsel to the Bank ("California Tax Counsel"), if the Certificates are treated as debt of the Bank for federal income tax purposes, California would also treat the Certificates as debt of the Bank. Pursuant to this treatment, the Trust would be treated as a mere security device and would not be subject to California income or franchise tax. In addition, Certificateholders not otherwise subject to California taxes would not become subject to them solely by reason of their ownership of the Certificates. Certificateholders already subject to taxation in California, however, could be required to pay tax on income generated from the Certificates.

     If the Trust were treated for federal income tax purposes either (i) as a partnership (not taxable as a corporation) between the Bank and any other owners of the Seller's Interest (of which the Certificateholders or other holders of

Certificates are treated as creditors) or (ii) as a partnership (not taxable as a corporation) among the Bank, any other owners of the Seller's Interest and some or all of the Certificateholders or other holders of Certificates (in which any other Certificateholders or other holders of Certificates are treated as creditors), in the opinion of California Tax Counsel, the same treatment should also apply for California tax purposes. Since only certain publicly traded partnerships are liable for entity-level California income or franchise tax, and all other partnerships are 100% pass-through, neither kind of partnership should be liable for entity-level income or franchise tax in California.

     If the Pooling Agreement is characterized for federal income tax purposes as a partnership between the Bank and any other owners of the Seller's Interest, and the Certificates are respected as debt of such a partnership, neither the Trustee nor the Certificateholders should be subject to California income or franchise tax merely by virtue of their acting as Trustee or their investment in the Certificates.

     If, however, the relationship created by the Pooling Agreement is characterized for federal income tax purposes as a partnership that includes not only the Bank and any other owners of the Seller's Interest but also one or more of the Certificateholders, California would view such a partnership as doing business in California to the extent the activities of the Bank in servicing the Receivables take place principally in California. As a result, each Certificateholder that is treated as an equity investor of the partnership for federal tax purposes would be treated as an equity investor of the partnership for California tax purposes and would be subject to California income or franchise tax. Under these circumstances, such a Certificateholder might be taxed by California on its share of the partnership's income apportioned to California and the partnership would be required to withhold 7% of all distributions in excess of $1,500 to any U.S. Certificateholder not resident in California, unless the Certificateholder either obtains a waiver from the Franchise Tax Board or notifies the partnership that (i) the Certificateholder reported the income on a duly filed California tax return, or (ii) the Certificateholder has a permanent place of business within California. In addition, in the event of such a partnership characterization, a holder of a Certificate that is a nonresident alien or foreign corporation would be subject to California withholding on its share of California apportioned income at the highest individual or corporate rate (9.3% and 8.84%, respectively). Moreover, such partnership characterization might cause a Certificateholder not otherwise subject to tax in California to pay California tax on income beyond that derived from the Certificates.

     If the Pooling Agreement were characterized for federal income tax purposes as a publicly traded partnership, which is taxable as a corporation, or as a corporation, California would follow this characterization. The resulting entity would be liable for California income or franchise tax, which would reduce the amounts available for distribution to the Certificateholders. The Certificateholders, themselves, however, would be treated as owning interests in a corporation for California tax purposes, and Certificateholders not otherwise subject to California taxes should not become subject to such taxes solely by reason of their ownership of Certificates.

     New Hampshire. This discussion is based upon present provisions of the New Hampshire statutes, the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the New Hampshire Department of Revenue Administration.

     New Hampshire has a Business Profits Tax, an Interest and Dividends Tax and a Business Enterprise Tax. New Hampshire taxing authorities would follow federal income tax standards on characterization of the Certificates as indebtedness. Accordingly, it is the opinion of Gallagher, Callahan & Gartrell, P.A., New Hampshire tax counsel to the Bank ("New Hampshire Tax Counsel") that if the Certificates were characterized as indebtedness for federal income tax purposes, they would also be characterized as indebtedness for New Hampshire tax purposes. Pursuant to this characterization, the Trust would be treated as a mere security device.

     The activities to be undertaken by the Bank in originating and conveying Receivables to the Trust might be viewed as taking place in New Hampshire; pursuant to the Pooling Agreement, the Bank, as Servicer, will be responsible for the administration and the servicing of the Receivables. All Trust operations, however, will take place outside of New Hampshire. Because the situs of the Trust is outside the State of New Hampshire and all duties and obligations of the trustee of the Trust are performed outside of the State of New Hampshire (except in connection with the enforcement of rights and remedies in the event of default), New Hampshire Tax Counsel is of the opinion that the Trust will not be considered as carrying on any business activity in the State of New Hampshire and will not be subject to the Business Profits Tax or the Business Enterprise Tax. There is insufficient nexus to justify New Hampshire taxation.

     In the alternative, if the Trust was characterized for federal income tax purposes as a partnership, as a corporation, or as a publicly-traded partnership taxable as a corporation, there would still be insufficient nexus with New Hampshire to subject the Trust to New Hampshire taxation at the entity level.

     Although it is not expected that the Trust will be subject to tax by New Hampshire, the effect of taxation at the entity level would be reduced distributions to Certificateholders. However, Certificateholders not otherwise subject to taxation in New Hampshire would not become subject to New Hampshire taxation solely due to ownership of Certificates.

     New Hampshire imposes a tax on interest and dividends received by a partnership, association or trust, the beneficial interest in which is not represented by transferable shares. It is the opinion of New Hampshire Tax Counsel that the Trust is not subject to the Interest and Dividends Tax because: (i) there is insufficient nexus with the State of New Hampshire; and (ii) the beneficial interests in the Trust are represented by transferable shares. Certificateholders already subject to taxation in New Hampshire would be required to pay Interest and Dividends Tax on income generated from the Certificates. In this regard, New Hampshire would follow federal OID characterization. Amounts characterized as OID for federal purposes would be interest taxable to New Hampshire Certificateholders under the Interest and Dividends Tax or the Business Profits Tax.

     New Hampshire does not follow federal pass-through treatment of non-publicly traded partnerships. Partnerships are subject to the Business Profits Tax and Business Enterprise Tax at the entity-level in New Hampshire. Therefore, if the relationship established under the Pooling Agreement between the Bank and the Certificateholders is characterized as a partnership or corporation for federal tax purposes, and if the activity of the Bank as Servicer is deemed to be conducted on behalf of the partnership or corporation and sufficient to provide taxable nexus within the State of New Hampshire, the entity would be liable for Business Profits Tax and Business Enterprise Tax at the entity level, which would result in reduced distributions to Certificateholders.

                            ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (including an individual retirement account) (collectively referred to as "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were available, if a Certificate were viewed as debt of the Bank and the Bank was a disqualified person or a party in interest with respect to a Benefit Plan that acquired the Certificate.

     Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute "plan assets" of any Benefit Plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") concerning the definition of what constitutes "plan assets" of a Benefit Plan. Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an investment in an "equity interest" could in certain circumstances be deemed to be assets of the Benefit Plan, or "plan assets". Accordingly, if Benefit Plans or other entities whose assets include plan assets purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

     The Final Regulation only applies to the use of the assets of a Benefit Plan to acquire an "equity interest" in an entity. Assuming that a Certificate is an equity interest, the Final Regulation contains an exception which provides that if assets of a Benefit Plan are used to acquire a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     The Certificates of each Class and Series must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Certificates offered hereby, and the Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act. Based on information provided by an underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Bank will notify the Trustee as to whether or not the Certificates of a Class or Series offered by this Prospectus and an accompanying Supplement will be held by at least 100 separately named persons at the conclusion of the offering thereof. The Bank will not, however, determine whether the 100-independent investor requirement of the exception for publicly-offered securities is satisfied as to either a specific Class or Series. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

     If the Certificates of a Class or Series fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include assets of Benefit Plans, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is available. Thus, for example, if a participant in any Benefit Plan holding Certificates is an accountholder of one of the Accounts, under a DOL interpretation the purchase of such Certificates by such Benefit Plan could constitute a prohibited transaction.

     Moreover, as discussed above, while Tax Counsel has given its opinion that (unless otherwise provided in the related Prospectus Supplement) the Certificates of a Series offered hereby will properly be treated as debt for federal income tax purposes, if any Certificates were instead treated as equity interests in a partnership not taxable as a corporation in which any other Class or Series of Certificates are debt, all or part of a tax-exempt investors share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

     In light of the foregoing, fiduciaries of Benefit Plans or other investors of "plan assets" considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether Trust Assets which are represented by such Certificates would be considered plan assets, the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and the applicability of the tax on unrelated business income and unrelated debt-financed income. In addition, based on the reasoning of the United States Supreme Courts decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company might be deemed to be plan assets for certain purposes, and under such reasoning the purchase of Certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance company general account investors should also consider the effect of the recent enactment of Section 401(c) of ERISA.

     Unless otherwise provided in the Prospectus Supplement, if the Bank does not notify the Trustee, as described above, that the Certificates of any particular Class or Series will be held by at least 100 separately named persons, the Certificates of such Class or Series may not be acquired by any Benefit Plan or by any entity investing with assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling Agreement, the related Supplement and each Certificate of such Class or Series will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing such Certificate on behalf of a Benefit Plan, and is not using assets treated as assets of any Benefit Plan to effect the purchase.

                            PLAN OF DISTRIBUTION

     The Bank may sell Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Bank from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Bank. Any remarketing firm will be identified and the terms of its agreement, if any, with the Bank and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

     Certificates may also be sold directly by the Bank or through agents designated by the Bank from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Bank to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Act. Agents and underwriters may be entitled under agreements entered into with the Bank to indemnification by the Bank against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Bank or their affiliates in the ordinary course of business.

                               LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Bank and the Trust by Cravath, Swaine & Moore, New York, New York and for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain federal income tax matters will be passed upon for the Bank by Cravath, Swaine & Moore, New York, New York, certain California tax matters will be passed upon for the Bank by Farella Braun & Martel LLP, San Francisco, California and certain New Hampshire tax matters will be passed upon for the Bank by Gallagher, Callahan & Gartrell, P.A., Concord, New Hampshire.

                          GLOSSARY FOR PROSPECTUS

Term                                                                   Page

Accounts ............................................................     1
Accumulation Period..................................................     7
Act..................................................................     2
Addition ............................................................    25
Additional Accounts..................................................    26
Additional Finance Charges...........................................    31
Additional Sellers ..................................................    41
Adjustment Payment ..................................................    32
Aggregate Additional Limit ..........................................    25
Automatic Additional Accounts........................................    25
Bank.................................................................     1
Bank's Interest......................................................     5
Base Rate............................................................    34
Benefit Plans........................................................    57
California Tax Counsel...............................................    54
Cede.................................................................     2
CEDEL................................................................    39
CEDEL Participants ..................................................    39
Certificateholders ..................................................     2
Certificateholders' Interest ........................................     4
Certificates ........................................................     1
Citibank.............................................................    38
Class................................................................     1
Code.................................................................    51
Collection Account...................................................    29
Commission...........................................................     2
Controlled Accumulation Amount.......................................     7
Controlled Amortization Amount.......................................     8
Controlled Deposit Amount............................................     7
Controlled Distribution Amount.......................................     8
Cooperative..........................................................    40
Credit Enhancement...................................................    10
Credit Enhancer......................................................    33
Date of Processing...................................................    10
Defaulted Amount.....................................................    32
Defaulted Receivables................................................    32
Definitive Certificates..............................................    40
Depositaries.........................................................    38
Depository...........................................................    24
Determination Date...................................................    11
Disclosure Document..................................................     6
Distribution Date....................................................     7
DOL..................................................................    57
DTC..................................................................     2
Early Amortization Period............................................     8
Eligible Account.....................................................    43
Eligible Deposit Account.............................................    29
Eligible Institution.................................................    29
Eligible Investments.................................................    29
Eligible Receivable..................................................    43
Enhancement Invested Amount..........................................    33
ERISA................................................................    57
Euroclear............................................................    39
Euroclear Operator...................................................    39
Euroclear Participants...............................................    39
Exchange Act.........................................................     2
Expected Final Payment Date..........................................     6
FDIA.................................................................    49

Term                                                                   Page

FDIC.................................................................     5
Final Regulation.....................................................    57
Finance Charge Receivables...........................................     4
FIRREA...............................................................    49
Floating Allocation Percentage.......................................    29
Funding Period.......................................................     9
GAO..................................................................    14
Group................................................................    31
Holders..............................................................    40
Indirect Participants................................................    39
Ineligible Receivables...............................................    42
Initial Accounts.....................................................     3
Initial Amount.......................................................     9
Insolvency Event.....................................................    14
Interchange..........................................................    20
Interest Funding Account.............................................    24
Interest Payment Dates...............................................    27
Invested Amount......................................................    27
IRS..................................................................    51
L/C Issuer...........................................................    33
Lending Guidelines...................................................    17
Monthly Investor Servicing Fee.......................................    35
Monthly Period.......................................................    21
Monthly Report.......................................................    36
Moody's..............................................................    29
Morgan...............................................................    38
New Hampshire Tax Counsel............................................    55
New Issuance.........................................................     3
OID..................................................................    51
OID regulations......................................................    51
Participants.........................................................    38
Participations.......................................................    25
Pay Out Event........................................................    34
Payment Date.........................................................    37
Pooling Agreement....................................................     1
Portfolio Yield......................................................    34
Prefunding Account...................................................     9
Prefunding Account Balance...........................................    31
Principal Allocation Percentage......................................    29
Principal Commencement Date..........................................     7
Principal Funding Account............................................     7
Principal Receivables................................................     4
Principal Shortfalls.................................................    30
Principal Terms......................................................    28
Prospectus Supplement................................................     1
Providian Portfolio..................................................    18
Publicly-offered security............................................    57
Rating Agency........................................................    12
Ratings Effect.......................................................    13
Receivables..........................................................     1
Record Date..........................................................    36
Remarketing Firms....................................................    58
Removal Date.........................................................    27
Removal Notice Date..................................................    27
Removed Accounts.....................................................     4
Required Principal Balance...........................................    16
Required Seller's Participation Amount...............................    16
Required Seller's Percentage.........................................    16
Revolving Period.....................................................     7
Rollouts.............................................................    21

Term                                                                   Page

Scheduled Amortization Period........................................     8
Seller's Interest....................................................     4
Series...............................................................     1
Series Cut-off Date..................................................     7
Series Enhancement...................................................     3
Series Issuance Date.................................................    42
Series Servicing Fee Percentage......................................    35
Series Termination Date..............................................    36
Service Transfer.....................................................    46
Servicer.............................................................    11
Servicer Default.....................................................    46
Servicing Fee........................................................    35
Shared Principal Collections.........................................    30
Special Funding Account..............................................    31
Special Payment Date.................................................    35
Spread Account.......................................................    34
Standard & Poor's....................................................    29
Supplement...........................................................     5
Supplemental Interest................................................    41
Tax Counsel..........................................................    11
Tax Opinion..........................................................    28
Termination Notice...................................................    46
Terms and Conditions.................................................    40
Total System.........................................................    18
Transfer Deposit Amount..............................................    42
Trust................................................................     1
Trust Assets.........................................................     3
Trust Cut-off Date...................................................     3
Trustee..............................................................     1
Trust Portfolio......................................................    21
Trust Termination Date...............................................    41
UCC..................................................................    14
Unallocated Principal Collections....................................    30

                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee..............................................    $   531,000
Printing and Engraving........................................        250,000
Trustee's Fees................................................        100,000
Legal Fees and Expenses.......................................      1,200,000
Blue Sky Fees and Expenses....................................         45,000
Accountants' Fees and Expenses................................        200,000
Rating Agency Fees............................................      1,000,000
Miscellaneous Fees............................................        400,000
                                                                   ----------
   Total......................................................     $3,726,000
                                                                   ==========

Item 15.  Indemnification of Directors and Officers

     Article TENTH of the Articles of Association of Providian National Bank (the "Bank") provides that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Bank for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which such person shall be made a party by reason of being or having been a director, officer, or employee of the Bank or of any firm, corporation, or organization which such person served in any such capacity at the request of the Bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of his duties to the Bank or any other entity; and, provided further that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, the holders of record of a majority of the outstanding shares of the Bank, or the Board acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, heirs, executors, or administrators, may be entitled as a matter of law.

     There are directors and officers liability insurance policies presently outstanding which insure directors and officers of the Bank. The policies cover losses for which the Bank shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Bank. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain self-insured retention provisions.

Item 16.  Exhibits


     1.1.  Form of Underwriting Agreement (incorporated by reference to
           Exhibit 1.1 to the issuer's Registration Statement on Form S-3 No. 33-59922)

     4.1. Pooling and Servicing Agreement dated as of June 1, 1993 (incorporated by reference to Exhibit 4.1 to the issuer's Registration Statement on Form S-3 No. 33-84844)

     4.2. Forms of Supplements to the Pooling and Servicing Agreement, including forms of Certificates (incorporated by reference to Exhibit 4.2 to the issuer's Registration Statement on Form S-3 No. 33-59922)

     4.3. Amendment No. 1 to the Pooling and Servicing Agreement, dated as of August 1, 1994 (incorporated by reference to Exhibit 4.3 to the issuer's Registration Statement on Form S-3 No. 33-84884)

     4.4. Amendment No. 2 to the Pooling and Servicing Agreement, dated as of June 1, 1995 (incorporated by reference to the issuer's report on Form 8-K filed on July 24, 1995)

     4.5. Amendment No. 3 to the Pooling and Servicing Agreement, dated as of March 1, 1997 (incorporated by reference to the issuer's report on Form 8-K filed on March 17,1997)

     4.6. Amendment No. 4 to the Pooling and Servicing Agreement, dated as of June 1, 1998

     4.7. Supplemental Agreement No. 1 to the Pooling and Servicing Agreement, dated as of January 1, 1998 (incorporated by reference to the issuer's report on Form 8-K filed on January 9,
           1998)

     5.1.  Opinion of Cravath, Swaine & Moore with respect to legality

     8.1. Opinion of Cravath, Swaine & Moore with respect to federal tax matters**

     8.2. Opinion of Farella Braun & Martel LLP with respect to California tax matters**

     8.3. Opinion of Gallagher, Callahan & Gartell, P.A., with respect to New Hampshire tax matters**

     24.1. Consent of Cravath, Swaine & Moore**

     24.2. Consent of Farella Braun & Martel**

     24.3. Consent of Gallagher, Callahan & Gartrell, P.A.**

     25.1. Powers of Attorney**

----------------

**  Previously filed as Part of Registration No. 333-55817 filed on
June 2, 1998.

Item 17.  Undertakings

     The undersigned registrant hereby agrees: (a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement. (b)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof. (c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (d)That, for purposes of determining any liability under the Securities Act of 1933, each filing of that registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (e)To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser. (f)That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (g)That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. (h)That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Providian National Bank certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, on July 17 , 1998.

                              Providian National Bank, as originator of the Trust and as Seller on behalf of the Trust,


                              By               *
                                -------------------------------
                                Name:  Shailesh J. Mehta
                                Title: Chairman of the Board and
                                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities indicated on July 17, 1998.



           Signature                          Title


              *
-------------------------------     Chairman of the Board and  Chief Executive
   Shailesh J. Mehta                 Officer and Director


              *
-------------------------------     Senior Vice President, Chief Financial
   David J. Petrini                  Officer and Treasurer (Principal Financial
                                     Officer)


 /s/ Daniel Sanford
-------------------------------     Vice President and Controller (Principal
   Daniel Sanford                    Accounting Officer)



              *
-------------------------------     President and Director
   Dianne Peterson


              *
-------------------------------     Executive Vice President and Director
   Seth Barad


              *
-------------------------------     Director
   Darrell Hotchkiss


              *
-------------------------------     Director
   Janice Kitchen


* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 on behalf of each of those indicated above pursuant to powers of attorney included on the signature page of the previously filed Registration Statement.


By:  /s/ Daniel Sanford
     ------------------------
     Daniel Sanford

                                        AMENDMENT No. 4 dated as of June 1,
                              1998, to the Pooling and Servicing Agreement dated as of June 1, 1993, between PROVIDIAN NATIONAL BANK (formerly known as First Deposit National Bank), a national banking association, as Seller and Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

          WHEREAS the Seller, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended by AMENDMENT No. 1 dated as of May 1, 1994, AMENDMENT No. 2 dated as of June 1, 1995 and AMENDMENT No. 3 dated as of March 1, 1997, and as supple mented by SUPPLEMENTAL AGREEMENT No. 1 dated as of January 1, 1998 (as so amended and supplemented, the "Agreement"); and

          WHEREAS the Seller, the Servicer and the Trustee now wish to amend the Agreement as set forth herein;

          NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

          SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined here in shall have the meaning ascribed to them in the Agreement.

          SECTION 2.01. Amendments to Section 1.01 of the Agreement.
Section 1.01 of the Agreement is hereby amended as follows:

                    (a) The term "Bank Certificate" and the definition thereof is deleted.

                    (b) The term "Bank's Interest" and the definition thereof is added as follows:

                    "Bank's Interest" shall mean the interest of the Bank and any Additional Sellers in the Trust.

                    (c) The definition of the term "Certificate" is amended and restated as follows:

          "Certificate" shall mean any one of the Investor Certificates.

                    (d) The definition of the term "Certificate Register" is amended and restated as follows:

          "Certificate Register" shall mean the register maintained pursuant to Section 6.04, providing for the registration of the Registered Certificates and transfers and exchanges thereof.

                  (e) The definition of the term "Certificate holder" or "Holder" is amended and restated as follows:

                           "Certificateholder" or "Holder" shall mean an
                  Investor Certificateholder or an owner of the Sellers' Interest.

                  (f) The definition of the term "Investor Certificates" is amended and restated as follows:

                    "Investor Certificates" shall mean any one of the Certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Banks and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement.

                    (g) The term "Sellers' Certificates" and the definition thereof is deleted.

                    (h) The definition of the term "Sellers' Interest" is amended and restated as follows:

                              "Sellers' Interest" shall mean, collectively,
                    the Bank's Interest and any outstanding Supplemental
                    Interest.

                    (i) The term "Supplemental Certificate" and the definition thereof is deleted.

                    (j) The term "Supplemental Interest" and the definition thereof is added as follows:

                           "Supplemental Interest" shall have the
                  meaning specified in Section 6.03(c).

          Section 2.02. Amendment to Section 2.07 of the Agreement. Section 2.07(c) of the Agreement is hereby amended and restated in its entirety as follows:

                    (c) Sellers' Interest. Except for the conveyances hereunder, in connection with any transaction permitted by
          Section 7.02 and as provided in Sections 2.08(f) and 6.03, such Seller agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Sellers' Interest and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

          Section 2.03. Amendment to Section 2.08 of the Agreement. Section 2.08(f) of the Agreement is hereby amended and restated in its entirety as follows:

                    (f) Additional Sellers. The Bank may designate Affiliates of the Bank to be included as Sellers and, as such, Holders of an interest in the Sellers' Interest ("Additional Sellers") under this Agreement by an amendment hereto pursuant to
          Section 13.01(a); provided, however, that prior to any such designation the conditions set forth in Section 6.03(c) or 6.03(d), as applicable, shall have been satisfied with respect thereto.

          Section 2.04. Amendment to Section 4.01 of the Agreement. The second sentence of Section 4.01 of the Agreement is hereby amended and restated in its entirety as follows:

                    The Sellers' Interest shall represent the owner ship interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Sellers on behalf of all Holders of the Sellers' Interest; provided, however, that the Sellers'

                    Interest shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; provided further that the foregoing shall not be construed to limit the Trustee's obligations to make payments to the Sellers and the Servicer as and when required under this Agreement and any Supplement.

          Section 2.05. Amendment to Section 6.01 of the Agreement. (a) The second sentence of Section 6.01 is hereby amended and restated in its entirety as follows:

                    The Bank's Interest, which initially represents the entire Sellers' Interest, is in uncertificated form.

                    (b) The fifth sentences of Section 6.01 of the Agreement is deleted.

                    (c) The final sentence of Section 6.01 is hereby amended and restated in its entirety as follows:

                    All Registered Certificates shall be dated the date of their authentication.

          Section 2.06. Amendment to Section 6.02 of the Agreement. The second sentence of Section 6.02 of the Agreement is deleted.

          Section 2.07. Amendments to Section 6.03 of the Agreement. (a) The parenthetical in Section 6.03(b)(vii) is hereby amended and restated in its entirety as follows:

                    (excluding any Supplemental Interest)

                              (b) Section 6.03(c) of the Agreement is
                    hereby amended and restated in its entirety as follows:

                              (c) The Bank may assign all or a portion of
                    the Bank's Interest(such assigned interest, a "Supplemental Interest"), the terms of which Supplemental Interest shall be defined in a Supplement (which Supplement shall be subject to Section 13.01(a) to the extent that it amends any of the terms of this Agreement), to a Person designated by the Bank (or by the holder of a Supplemental Interest, in the case of an assignement thereof, as provided below), upon satisfaction of the following conditions:

                                        (i) the Sellers' Participation
                              Amount (excluding any Supplemental Interest) shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such assignment;

                                        (ii) the Rating Agency Condition
                              shall have been satisfied with respect to such assignment; and

                                        (iii) the Sellers shall have
                              delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion, dated the date of such assignment, with respect thereto.

                    Any Supplemental Interest may be assigned only upon satisfaction of the conditions set forth in clauses
                    (ii) and (iii) above.

                              (c) Section 6.03(d) of the Agreement is
                    hereby amended and restated in its entirety as follows:

                              (d) The Bank's Interest (or any interest
                    therein) may be transferred to a Person which is a member of the "affiliated group" of which Providian Financial Corporation is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided that the Sellers shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion, dated the date of such transfer, with respect thereto.

          Section 2.08. Amendment to Section 6.06 of the Agreement. The second and third sentences of Section 6.06 are hereby amended and restated in their entirety as follows:

Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by any of the Sellers, the Servicer, any other Holder of the Seller's Interest, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disre garded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not any Seller, the Servicer, any other Holder of the Sellers' Interest or any Affiliate thereof.

          Section 2.09. Amendment to Section 9.02 of the Agreement. The fourth sentence of Section 9.02(a) is hereby amended and restated in its entirety as follows:

                  Unless the Trustee shall have received instruc tions within 90 days from the date notice pursuant to clause
                  (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation,
                  (y) to the extent provided in the relevant Supplement, any Series Enhancer with respect to such Series, and (z) each of the Sellers (other than the Seller that is the subject of such Insolvency Event or violation), including any Additional Seller, any Holder of a Supplemental Interest and any permitted assignee or successor under
                  Section 7.02, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids.

          Section 2.10. Amendment to Section 10.02 of the Agreement. The second sentence of Section 10.02(c) of the Agreement is hereby amended and restated in its entirety as follows:

                    Each Holder of any interest in the Sellers' Interest agrees that, if Providian National Bank (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Sellers are entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Sellers' share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

          Section 2.11. Amendment to Section 11.03 of the Agreement. The third sentence of Section 11.03 of the Agreement is hereby amended and restated in its entirety as follows:

                    The Trustee shall not be accountable for the use or application by the Sellers of any of the Certificates or of the proceeds of such Certif icates, or for the use or application of any funds paid to the Sellers or the Holders of the Sellers' Interest in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the trans actions contemplated by this Agreement and in accordance with the terms of this Agreement.

          Section 2.12. Amendment to Section 12.03 of the Agreement. The first sentence of Section 12.03 of the Agreement is hereby amended and restated in its entirety as follows:

                    Upon the termination of the Trust pursuant to Section
                    12.01 and the assignment of any Supplemental Interest to the Sellers, the Trustee shall sell, assign and convey to the Sellers or their designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b).

          Section 2.13. Amendment to Section 13.01 of the Agreement. The reference to "Supplemental Certificate" in Section 13.01(a) of the Agreement is hereby replaced with the term "Supplemental Interest".

          Section 2.14. Amendment to Section 13.05 of the Agreement. Clause
(i) of Section 13.05 of the Agreement is hereby amended and restated in its entirety as follows:

                    (i) in the case of the Sellers or the Servicer, to Providian National Bank c/o Providan Fianancial Corporation, 201 Mission Street, San Francisco, California 94105, Attention of Chief Financial Officer (facsimile no. (415)278-6028).

          Section 2.15. Amendment to Section 13.11 of the Agreement. The reference to "Supplemental Certificate" in Section 13.11 of the Agreement is hereby replaced with the term "Supplemental Interest".

          Section 2.16. Exhibit A to the Agreement. Exhibit A to the Agreement is deleted.

          Section 2.17. Amendment to Supplements. The Supplement for each outstanding Series, including each exhibit and schedule thereto, is hereby amended by deleting the term "Sellers' Certificate" and replacing it with the term "Sellers' Interest".


                                ARTICLE III

               TENDER AND CANCELATION OF THE BANK CERTIFICATE

          Section 3.01. Tender and Cancelation of the Bank Certificate. Following the execution of this Amendment, the Seller agrees to promptly tender the Bank Certificate to the Trustee for cancelation and the Trustee agrees that upon receipt such Bank Certificate will be canceled.

                                 ARTICLE IV

                               MISCELLANEOUS

          SECTION 4.01. Ratification of Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as amended by this Amendment shall be read, taken and construed as one and the same instrument.

          SECTION 4.02. Amendment. The Agreement may be amended from time to time only if the conditions set forth in Section 13.01 of the Agreement are satisfied.

          SECTION 4.03. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          SECTION 4.04. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW

PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                            PROVIDIAN NATIONAL BANK,
                                            Seller and Servicer,

                                              by

                                                Name:
                                                Title:


                                            BANKERS TRUST COMPANY,
                                            Trustee,

                                              by

                                                Name:
                                                Title:

                       [Letterhead of]

                   CRAVATH, SWAINE & MOORE











                                                July 16, 1998


                    Providian Master Trust
                  Asset Backed Certificates


Dear Sirs:

          We have acted as counsel for Providian National Bank, a national banking association (the "Bank"), in connection with the filing by the Bank, on behalf of the Providian Master Trust (the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Asset Backed Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended by any amendments executed on or before the date hereof, the "Pooling and Servicing Agreement"), between the Bank and Bankers Trust Company, as trustee (the "Trustee"), and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") between the Bank and the Trustee, substantially in the forms filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

          Based upon the foregoing, we are of opinion as follows:

          1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Bank, and constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect). The enforceability of the obligations of the Bank under the Pooling and Servicing Agreement is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and no opinion is expressed as to the availability of equitable remedies, including specific performance and injunctive relief.

          2. When the Series Supplement relating to a particular Series of Certificates is duly authorized, executed and delivered by the Bank and the Trustee, such Series Supplement will constitute the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect). The enforceability of the obligations of the Bank under such Series Supplement is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and no opinion is expressed as to the availability of equitable remedies, including specific performance and injunctive relief.

          3. When the Certificates of a particular Series have been duly authorized by the Bank, when such Certificates have been duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the related Series Supplement and when such Certificates have been delivered and sold as contemplated by the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and non assessable and entitled to the benefits provided for by the Pooling and Servicing Agreement and such Series Supplement.

          We are admitted to practice only in New York and our opinion is limited to matters governed by the laws of the State of New York and the Federal laws of the United States.

          We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 5.1 and 24.1 thereto.


                              Very truly yours,



                              /s/ CRAVATH, SWAINE & MOORE

Providian National Bank
   295 Main Street
      Tilton, NH 03276

O

                              [Letterhead of]

                         [Cravath, Swaine & Moore]



                                               July 17, 1998

Christine R. Bianchine, Attorney-Advisor
Securities and Exchange Commission
Division of Corporate Finance
450 5th Street, N.W.
Washington, DC 20549


Re:  Providian Master Trust (the "Trust")
     Providian National Bank (the "Seller" and together with the
     Trust, the "Registrants")
         Registration Statement on Form S-3
         Filed on July 2, 1998
         File No. 333-55817


Dear Ms. Bianchine:

          On behalf of Providian National Bank, as originator of the Providian Master Trust, this letter responds to your letter dated July 10, 1998 (the "Comment Letter"), providing comments on the above-referenced Registration Statement (the "Registration Statement"). For your convenience, each comment from the Comment Letter has been reproduced below, followed by the Seller's response to such comment. All references in each response refer to Pre-Effective Amendment No. 1 to the Registration Statement ("Amendment No. 1") which accompanies this letter and which has been marked to show the changes from the initial filing of the Registration Statement. Capitalized terms defined in the Prospectus included in the Registration Statement (the "Prospectus") and used in the following responses without definition shall have meanings specified in the Prospectus.

General

Comment 1.

          The registration statement must include one or more forms of prospectus supplement that are representative of the transactions contemplated. Any prospectus supplement included must appear in
          Part I of the registration statement.

Response 1.

          Part I of the Registration Statement has been revised to include a representative form of Prospectus Supplement.

Comment 2.

          To the extent that the Registrants intend to issue Certificates pursuant to this registration statement shortly after effectiveness, the last pre-effective amendment should include a prospectus supplement that contains all information relating to the offering that is known or reasonably available to the Registrants at the time of effectiveness. See Section II.A.5. of Release No. 33-7168. In this regard, we note the use of Rule 415 and Rule 430A undertakings in Part II of the registration statement.

Response 2.

          The Seller notes that it has not yet determined when the initial takedown from the Registration Statement will be made, which decision will be a function of market conditions, the Seller's funding requirements and the timing of the Registration Statement being declared effective. However, the Seller acknowledges its responsibilities pursuant to Section II.A.5 of Release No. 33-7168, and hereby undertakes to comply with such responsibilities, as applicable.

Comment 3.

         We note that prospectus supplements may differ in form and content from those to be presented in the registration statement. Be advised that if novel or unique securities are to be offered under this registration statement, we intend to review and, if necessary, comment upon the disclosure in the 424(b) prospectus. You may wish to supplementally furnish us with copies of the draft pages prior to the use of prospectus supplements that includes novel or unique features. We would review these draft pages on an expedited basis.

Response 3.

          The Seller has taken notice of the stated advice for future reference.

Comment 4.

          We are of the view that a "Participation", as described in the prospectus, is a security. The staff believes that any Participations issued by the Seller or its affiliates which are included in the Trust in respect of any series of Certificates must in all cases be registered concurrently with an offering of the Certificates. Moreover, if the Participations were issued by an entity other than the Seller or its affiliates, such Participations must (i) either (a) have been previously registered under the Securities Act of 1933, or (b) are eligible for sale under Rule 144(k); and (ii) be acquired in bona fide secondary market transactions not from the issuer or an affiliate.

Response 4.

          The Seller has duly noted the advice in Comment 4 and will undertake to comply with applicable rules and regulations to the extent Participations are added to the Trust.

Comment 5.

          Please note that, to the extent that an offering consists of Certificates collateralized by Participations, the prospectus supplement must clearly and concisely disclose the material terms of the underlying Participations. In this regard, please be advised that if the Participations constitute 20% or more of the pool, you must provide all of the information that would be provided in a direct offering of the Participations. For offerings comprising less than 10% of the pool, provide statistical information, and for offerings in the range between the two provide intermediate- type disclosure.

Response 5.

          The Seller hereby undertakes to provide the applicable information described in Comment 5 to the extent that an offering consists of Certificates collateralized by Participations.

Comment 6.

          To the extent that an offering consists of Certificates collateralized by Participations of one issuer or related issuers, each of the underlying issuers must be reporting pursuant to Sections 12 or 15(d) of the Exchange Act at the time of the offering (and if the underlying issuer ceases reporting or if it was never a reporting entity, the Trust must provide the same information regarding the Participations in its reports) on a going-forward basis.

Response 6.

          The Seller acknowledges its obligations described in Comment 6 to the extent that an offering consists of Certificates collateralized by Participations of one issuer or related issuers.

Comment 7.

          Moreover, an offering consisting of Certificates collateralized by private asset-backed securities (which includes
          Participations) of one issuer or related issuers may involve co-issuers pursuant to Rule 140 under the Securities Act.

Response 7.

          The Seller has duly noted the advice provided in Comment 7.

Comment 8.

          The staff notes that the phrase "unless as otherwise provided in the related Prospectus Supplement", and other similar phrases appear throughout the prospectus. Be advised that disclosure in prospectus supplements may enhance disclosure in the prospectus but should not contradict it. Please revise as applicable.

Response 8.

          The type of language referenced in Comment 8 has been removed or modified except in certain limited circumstances where a variety of options are available and the option that will almost always be used is described in the Prospectus but other options (which would be difficult to describe except in the context of a particular offering) may be if used if so specified in the Prospectus Supplement.

Comment 9.

          On EDGAR, Providian National Bank is tagged as First Deposit National Bank. Please contact our Filer Support office at 202/942-8900 to inform them of the name change and correct the name on EDGAR. This must be done prior to the effectiveness of this Registration Statement.

Response 9.

          The Seller has previously contacted the Filer Support office to inform them of the name change and has submitted a Form ID to reflect the name change on EDGAR. The Seller will not request effectiveness of the Registration Statement until the name of the Seller is corrected on EDGAR.

Base Prospectus

Prospectus Outside Front Cover Page

Comment 10.

          Clarify in the heading and the first paragraph that the Trust is issuing the Certificates.

Response 10.

          The first paragraph on page 1 of the Prospectus has been revised in response to Comment 10.

Report to Certificateholders

Comment 11.

          Revise to clarify that Monthly Reports will be sent to certificateholders after Definitive Certificates are issued.

Response 11.

          The paragraph entitled "Reports to Certificateholders" on page 2 of the Prospectus has been revised in response to Comment 11.

Incorporation of Certain Documents by Reference

Comment 12.

          Please revise to explicitly state that the documents incorporated by reference are filed in the name of Providian National Bank.

Response 12.

          The paragraph entitled "Incorporation of Certain Documents by Reference" on page 2 of the Prospectus has been revised in response to Comment 12.

Prospectus Summary

Comment 13.

          Revise the lead-in paragraph to provide a page number cross-reference to the index of defined terms.

Response 13.

          The lead-in paragraph of the "Prospectus Summary" has been revised by including a cross-reference to the Prospectus Glossary.

Comment 14.

          The summary should provide an overview of the material aspects of the prospectus, and should not repeat verbatim information contained elsewhere in the document. We note, for example, the interest discussions on pages 6 and 24 and the early amortization period discussions on pages 8 and 25. Please revise the summary to provide investors with a clear, concise and coherent "snapshot" description of the most significant aspects of the prospectus. See Rule 421(b).

Response 14.

          The Prospectus Summary has been revised in response to Comment
          14.

Trust

Comment 15.

          Indicate that a description of the prior issuances will be set forth in an Annex to the prospectus supplement.

Response 15.

          The paragraph entitled "Trust" in the Prospectus Summary has been revised in response to Comment 15.


Comment 16.

          Clarify that the Trust does not own the accounts.

Response 16.

          The definition of "Accounts" has been revised in response to Comment 16.

Comment 17.

          Clarify what you mean on page 3 by "any Participations included in the Trust." We may have further comment.

Response 17.

          The Trust does not currently include any Participations and the Seller has no plans to add Participations to the Trust. Participations are defined in "Description of the Certificates--Addition of Trust Assets" as "participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Bank or any affiliate thereof and collections thereon".

The Certificates

Comment 18.

          We note that a series may include multiple classes of Certificates that (a) may be senior or subordinate to the rights of one or more of the other Classes of the Series, and (b) may vary with respect to the amount, percentage, and timing of distributions of principal or interest or both. Accordingly, provide a brief description of the most significant characteristics of any such class of Certificates, together with a brief explanation of the most significant risks associated with such Certificates.

Response 18.

          As noted in Comment 18, a Series may include multiple Classes of Certificates that (a) may be senior or subordinated to the rights of one or more of the other Classes of the Series, and (b) may vary with respect to the amount, percentage, and timing of distributions of principal or interest or both. With respect to additional disclosure relating to the characteristics of any particular Class of Certificates, the Prospectus indicates that the applicable Prospectus Supplement will disclose the information relating to the Series-specific terms that are material to investors of such Series, including the calculation and timing of distributions of interest, the amount and timing of distributions of principal, credit enhancement and expected final payment dates. The disclosure relating to senior and subordinated Classes will be included in the applicable Prospectus Supplement. Because each of these items is applicable only to the specific Series to which it relates, it is not possible to provide more detailed information in the Prospectus. The Seller intends to provide such additional information, to the extent material, and the representative form of Prospectus Supplement included in the Registration Statement anticipates including the information identified above.

Comment 19.

          Furthermore, disclose the material risks associated with such Certificates under one or more of the risks factors in the "Risk Factors" section of the related prospectus supplement. Also provide in the related prospectus supplement additional detailed disclosure of any other material information pertaining to any such Class of Certificates.

Response 19.

          The Seller undertakes to disclose in the "Risk Factors" section of the related Prospectus Supplement, any additional material risks to a Class of Certificateholders including any material risk to any subordinate Class with respect to its subordination to senior Classes. As stated in our response to comment 18, the Seller will also disclose in the Prospectus Supplement any additional material information pertaining to each Class of Certificates.

Tax Status

Comment 20.

          Delete the following clause from the first sentence of this section: "Except to the extent otherwise provided in the related prospectus supplement". A prospectus supplement may provide additional, but not different, tax consequences.

Response 20.

          The clause has been retained because the tax consequences described in the Prospectus may not apply in certain limited circumstances that are difficult to describe except in the context of a particular offering.

Comment 21.

          If additional tax consequences are addressed in a prospectus supplement, tax counsel for that transaction must file an opinion as to these consequences by means of a post-effective amendment or Form 8-K prior to the time of any sales of the related securities. Supplementally undertake to cause a tax opinion to be filed under these circumstances.

Response 21.

          The Seller hereby undertakes to cause such tax opinion to be filed.

Comment 22.

          Revise to identify tax counsel. Also disclose your opinion as to the tax treatment of the Trust.

Response 22.

          The summary paragraph regarding Tax Status has been revised in response to Comment 22.

Comment 23.

          To the extent that holders of Certificates will be required to report income in respect of those securities on the accrual basis, disclose that they may be required to report taxable income before actually receiving a corresponding cash distribution.

Response 23.

          The summary paragraph regarding Tax Status has been revised in response to Comment 23.

ERISA Considerations

Comment 24.

          We note the ERISA discussion later in the prospectus, particularly the last paragraph. Revise the summary ERISA discussion to indicate that it is not anticipated that the Certificates will be eligible for purchase by benefit plans. If the Bank will not know at the time the final prospectus supplement is printed whether the publicly-offered security exception is available, the summary ERISA discussion should also indicate that it is not anticipated that the Certificates will be eligible for purchase by benefit plans.

Response 24.

          In response to your Comment 24, the summary ERISA section in the Prospectus has been modified. The Seller believes that the summary ERISA section does not enhance disclosure to investors since the Seller intends to include in each Prospectus Supplement a summary ERISA section for the applicable offering. The Seller believes that the summary ERISA section in the Prospectus Supplement should state whether a Class of Certificates "may be eligible" or "is not expected to be eligible" for purchase by Benefit Plans. The Seller will not be able to ascertain whether or not a Class of Certificates will be eligible for purchase by Benefit Plans by the time that the final Prospectus Supplement is printed. However, to include in the summary ERISA section in every Prospectus Supplement the statement that "it is not anticipated that the Certificates will be eligible for benefit plans" would be inaccurate in those cases where it is anticipated (but not certain) that Certificates will be eligible. Such disclosure will also discourage Benefit Plans from buying what are ERISA eligible securities and may eventually, after Benefit Plans learn that such disclosure is required even in transactions where eligibility is expected, lead Benefit Plans to discount the negative language. The Seller believes that disclosure will be enhanced by stating whether a Class of Certificates "may be eligible" if the Seller reasonably believes that the offering will be ERISA eligible and "is not expected to be eligible" if the Seller does not reasonably believe that the offering will be ERISA eligible. The Seller also notes that there is a mechanism for Benefit Plans to determine if the Certificates of a Class will be held by at least 100 separately named persons at the conclusion of the offering thereof by contacting the Trustee. See "ERISA Considerations".

Certificate Rating

Comment 25.

          The Certificates must be rated investment grade in order for you to register their issuance on Form S-3. Revise this disclosure accordingly.

Response 25.

          The first paragraph of "Certificate Rating" has been revised in response to this Comment.

Risk Factors

Comment 26.

          Include a lead-in paragraph to this section stating that the risk factor disclosure here and in the prospectus supplement summarizes all material risk factors.

Response 26.

          A lead-in paragraph has been added to the "Risk Factors" section in response to Comment 26.

Comment 27.

          Revise the headings of the risk factors to clearly and succinctly identify the effect on prospective investors of the risks identified.

Response 27.

          The subheadings in the Risk Factors section have been revised, as needed, to briefly describe the risks presented.

Comment 28.

          Revise each risk factor to clearly and succinctly explain the risk to the Trust and prospective investors.

Response 28.

          The disclosure has been revised to clarify, as needed, the consequences of each risk factor to Certificateholders.

Comment 29.

          Include a risk factor describing risks associated with the use of financial instruments like swaps and caps, including limitations on these forms of credit enhancement, credit risk and legal enforceability risk.

Response 29.

          The Seller acknowledges its obligation to disclose the material risks associated with swaps and caps and other similar financial instruments that may be used as a form of Credit Enhancement for one or more Classes in a particular Series. The Seller, however, believes that such disclosure would be more appropriate if made in the applicable Prospectus Supplement since the risks of such financial instruments will be limited to the Series to which they relate and the specific terms of such financial instruments will determine the material risks to the Certificateholders of such Series from such financial instruments.

The Bank's Credit Card and Consumer Lending Business

Comment 30.

          Include subsections that addresses the delinquency and loss experience and revenue experience of the Providian Portfolio. Indicate that the prospectus supplement will provide specific statistical information.

Response 30.

          A subsection has been added to the section "The Bank's Credit Card and Consumer Lending Business" to describe the information with respect to delinquency and loss experience that will be included in the related Prospectus Supplement.

Comment 31.

          The delinquency and loss tables to be provided in prospectus supplements should be accompanied by a management's discussion and analysis that discusses trends and reasons for changes in the tables, trends that management is aware of that are expected to impact the future performance of the portfolio and an explanation of any anomalies. Please supplementally confirm that this disclosure will be provided.

Response 31.

          The delinquency and loss tables included in each Prospectus Supplement will be accompanied by a discussion of material trends and reasons for any material changes in the delinquency and loss experience tables.

Comment 32.

          Any material information known by management relating to trends in the credit card industry, generally, and in the legal, social and economic situation in the states where the accounts are billed that could likely have an adverse effect on the Trust portfolio should also be discussed. Please supplementally confirm that this disclosure will be provided.

Response 32.

          The Seller has provided information relating to trends in the credit card industry in "Risk Factors--Competition in the Credit Card and Consumer Revolving Loan Industry". At the present time the Seller does not believe that there are any material risks to investors relating to the legal, social and economic situation in the states where the accounts are billed that would be likely to have an adverse effect on the Trust. The Seller undertakes to include in the Prospectus Supplement any additional material information which may become known by management relating to trends in the credit card industry, generally, and in the legal, social and economic situation in the states where the accounts are billed that would be likely to have an adverse effect on the Trust.

Business Overview

Comment 33.

          We note the statement in the first paragraph of this section that the Providian Portfolio consists "primarily" of unsecured credit card receivables. If any of the receivables in accounts presently included in the Trust or to be included in the Trust are secured, please disclose this. If the property securing the receivables will ever be held by the Trust, please also disclose this.

Response 33.

          The Providian Portfolio consists "primarily" of unsecured credit card receivables but, as stated in the first paragraph of the "Business Overview", it also includes receivables arising in revolving line of credit accounts which are accessed by checks rather than credit cards. As also stated, the Providian Portfolio does not at this time include any secured receivables. To the extent that the Seller elects to add Accounts in which the Receivables are secured by a form of collateral assigned to the Trust, the Seller undertakes to include appropriate disclosure with respect to such Accounts, the related collateral and the rights of the Trust to such collateral.

Comment 34.

          The second paragraph of this section is inappropriate for the prospectus, because you provide no statistical information here about the portfolio that substantiates this claim. Please move this paragraph to the prospectus supplement.

Response 34.

          The second paragraph of the "Business Overview" has been removed.

Comment 35.

          Revise the fifth paragraph of this section to make clear that accounts acquired from third parties are part of the Providian Portfolio.

Response 35.

          The fifth paragraph of the "Business Overview" has been revised to make clear that accounts acquired from third parties are part of the Providian Portfolio.

Collection Efforts

Comment 36.

          Please provide more information about the Bank's standards for accepting qualified partial payments, which is mentioned in the third paragraph of this section.

Response 36.

          The third paragraph of "Collection Efforts" has been revised to clarify this disclosure.

The Accounts

General

Comment 37.

          Please clearly detail all types of accounts included and to be included in the Trust portfolio. We note that you indicate on the cover page and page 3 that the accounts are "consumer revolving credit card accounts and other consumer revolving credit accounts".

Response 37.

          The Accounts are selected from the among the accounts in the Providian Portfolio and can include any of the types of accounts included in the Providian Portfolio. The Providian Portfolio currently consists only of credit card accounts and revolving line of credit accounts which are accessed by checks rather than credit cards. The first paragraph under "The Accounts--General" has been revised to include a cross-reference to a discussion of the types of accounts in the Providian Portfolio.

Comment 38.

          We note the statement in the second paragraph that accounts with charged-off receivables may be included in the Trust. Please disclose why this is done. For what purposes are they deemed to have "zero" balances? Clarify whether investors are benefited or harmed by this practice.

Response 38.

          As stated in the second paragraph under "The Accounts-- General" accounts originated by the Seller from a specific solicitation program are treated for administrative convenience as a group, a "rollout". The Seller may choose to designate an entire rollout as an Addition to the Trust, the effect of which is to transfer to the Trust Receivables in Accounts that may have been previously charged-off as uncollectible in accordance with the Seller's practices as described under "The Bank's Credit Card and Consumer Lending Business--Collection Efforts". These Accounts are treated as having a zero balance of Principal Receivables and Finance Charge Receivables. Accordingly, for purposes of determining whether the Seller has satisfied the Trust's Required Principal Balance and Required Seller's Participation Amount requirements, the charged-off Receivables would not be counted. Nevertheless, subsequent to the Addition to the Trust, amounts recovered during a Monthly Period with respect to the charged-off Receivables will be applied to offset losses for such Monthly Period that would otherwise be allocated to the Certificateholders to their benefit.

Comment 39.

          We note the third paragraph of this section. Please provide a more detailed description of the Bank's selection process for accounts. How does that Bank select accounts for the Trust that are "generally representative" of the Providian Portfolio? Supplementally advise us what the Bank does with the other accounts in its portfolio.

Response 39.

          The third paragraph under "The Accounts--General" has been revised in response to Comment 39. Please also note that on or prior to the date of any Addition of Accounts to the Trust, the Seller will provide an officer's certificate stating that no selection procedure was utilized by the Seller which would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of addition. See "Description of the Certificates--Addition of Trust Assets". Supplementally, the Seller funds the remaining Providian Portfolio not included in the Trust through various on-balance and off-balance sheet vehicles.

Comment 40.

          Please confirm that no accounts are located outside of the United States. In the alternative, please revise to specifically address risks relating to assets located outside of the United States and identify the location of all such assets. In this regard, address political, economic and legal risks, such as perfection of a security interest, in each country in which assets are located. We may have further comment.

Response 40.

          The definition of "Eligible Account" under "The Pooling Agreement--Representations and Warranties" specifically provides that an Eligible Account at the time it is designated to the Trust must have an accountholder who has provided, as his or her billing address, an address located in the United States (or its territories or possessions) or a military address. Accordingly, there are no material risks related to assets located outside of the United States and no additional disclosure has been added.

Description of the Certificates

General

Comment 41.

          Revise the first paragraph of this section to indicate that it is a summary of the material terms of the Certificates. If necessary, expand the disclosure to include all such information. Prospectus descriptions of securities must be materially complete. It is inappropriate to qualify the entire discussion by reference to the pooling agreement. You may indicate that additional material information relating to the terms of a specific transaction will be contained in the prospectus supplement.

Response 41.

          The first paragraph under "General" has been revised in response to Comment 41.

Comment 42.

          Will you have paired series? If so, disclose the terms, purpose and effects of paired series.

Response 42.

          The Seller has no plans to issue a Paired Series. However, the Seller has included in the form of Prospectus Supplement a section detailing material information to investors with respect to the possibility of the related Series being paired with a future Series. See "Series Provisions--Paired Series" in the Prospectus Supplement".

Addition of Trust Assets

Comment 43.

          Please clarify whether receivables conveyed to the Trust after funding periods arise from "Additional Accounts" subject to the conditions described on page 26. Please also clarify which of these conditions apply to Participations and which do not. Elaborate on the accounts and receivables underlying the Participations.

Response 43.

          As stated in the first paragraph under "Description of the Certificates--Funding Period", during the Funding Period amounts will be held in the Prefunding Account pending the transfer of additional Receivables to the Trust or a reduction of the Certificateholders' Interest of other Series. Additional Receivables can be added to the Trust either through an aggregate increase in the balances of cardholders or through an Addition of Accounts. Any Addition of Accounts will be subject to the conditions described in the third paragraph under "Description of the Certificates--Addition of Trust Assets". Such paragraph has been revised to distinguish the conditions applicable to Participations from Additions. The Seller also notes that the Trust does not include Participations and the Seller has no plans to add Participations to the Trust.

Funding Period

Comment 44.

          Disclose the maximum length of a funding period. If this amount is longer than one year, supplementally provide the staff with your legal analysis as to why the Trust should not be registered as an Investment Company under the Investment Company Act of 1940. We may have further comment.

Response 44.

          The Seller undertakes that the Funding Period with respect to a prefunded Series shall not exceed one year.

Credit Enhancement

Comment 45.

          The staff notes that the credit enhancements with respect to one or more classes of certificates of a series may include third party credit enhancement. If 10% or more of the cashflow to a series is represented by payments from one entity or a group of affiliated entities, provide summarized financial statement of such entity. If 20% or more of the cashflow to a series is represented by payments from an entity or a group of affiliated entities, provide audited financial information of such entity in accordance with Regulation S-X. By way of analogy, see Staff Accounting Bulletins 71 and 71A.

Response 45.

          The Seller hereby undertakes to provide the information described in Comment 45 in the related Prospectus Supplement to the extent applicable.

Comment 46.

          Please be advised that such disclosure obligations apply not only to the prospectus or related prospectus supplement, but also to periodic reports filed under the Exchange Act. Accordingly, confirm supplementally that the Registrants are aware of and will comply with the foregoing disclosure obligations.

Response 46.

          The Seller is aware of the disclosure obligations described in Comment 46 and confirms that it will comply with such disclosure obligations to the extent required by the Exchange Act and the rules and regulations thereunder.

Other Series Enhancement

Comment 47.

          We note the disclosure that there may interest rate cap agreements, interest rate swap agreements or similar arrangements. Confirm supplementally that you will identify the counterparty to a swap agreement or cap agreement in the related prospectus supplement, and file the agreement as an exhibit in a Current Report on Form 8-K.

Response 47.

          In the event that an offered Series includes an interest rate cap agreement or interest rate swap agreement or other similar arrangement as of the Series Issuance Date the Seller confirms that, to the extent the credit exposure to a rate cap or swap agreement counterparty equals 10% or more of the cashflow of a Series, it will identify the counterparty to such agreement in the related Prospectus Supplement and will file such agreement as an exhibit in a Current Report on Form 8-K. To the extent that the documentation for a Series provides that an interest rate cap agreement or similar arrangement may be added at a future date, the Prospectus Supplement will describe the conditions precedent thereto and, to the extent the credit exposure to a rate cap or swap agreement counterparty equals 10% or more of the cashflow of a Series, the Seller confirms that it will file such agreement as an exhibit in a Current Report on Form 8-K.

Comment 48.

          To the extent the credit exposure pursuant to a swap agreement or cap agreement equals 10% or more of the cashflow to a series, the Registrants must provide summarized financial statements of the counterparty. To the extent the credit exposure pursuant to a swap agreement or cap agreement equals or exceeds 20% of the cashflow to a series, the Registrants must provide audited financial statements of the counterparty. Confirm supplementally that you are aware of and will comply with the foregoing disclosure requirements.

Response 48.

          The Seller is aware of the disclosure requirements described in Comment 48 and confirms that information satisfying the applicable disclosure requirements will be included in the related Prospectus Supplement.

Comment 49.

          We note that credit enhancement may take the form of a guaranteed rate agreement. If there is a guaranty of the Certificates rather than a guaranty of payment on the underlying Trust assets, the Registrants must register the guaranty separately. See Section 2(a)(1) of the Securities Act. Please revise to indicate the nature of anticipated guaranties.

Response 49.

          The Seller does not currently anticipate including any type of guaranteed rate agreement as credit enhancement for a Series. However, the Seller duly notes the advice provided in Comment 49.

The Pooling Agreement

Comment 50.

          Delete the word "generally" from this heading.

Response 50.

          The word "generally" has been deleted from the heading "The Pooling Agreement".

Comment 51.

          Include an introductory paragraph in this section indicating that the discussion is a summary of the material terms of the pooling agreement. If necessary, expand the disclosure to include all such information. Prospectus descriptions of operative agreements must be materially complete. You may indicate that additional material information relating to the terms of a specific transaction will be contained in the prospectus supplement.

Response 51.

          An introductory paragraph has been added under "The Pooling Agreement" in response to Comment 51.

Tax Matters

Comment 52.

          Revise the first sentence of this section to state that the following is a summary of the material federal income tax consequences to holders of Certificates. Additional tax consequences may be addressed in the prospectus supplement. Delete the indication that the discussion only applies to certificates characterized as debt. Also delete the statement that "different" tax considerations being disclosed in the prospectus supplement.

Response 52.

          The first paragraph of this section has been revised in response to Comment 52.

Comment 53.

          Summarize in the first few paragraphs of this section what matters are the subject of the opinion of tax counsel. You indicate in the first paragraph that you are only giving an opinion as to the characterization of certificates as debt, at the bottom of page 51 two opinions of counsel are listed, and on page 52 you indicate that tax counsel is of the opinion that the Trust will not subject to federal income tax.

Response 53.

          This section has been revised in response to Comment 53.

Comment 54.

          If you intend the disclosure to be your opinion, clearly state this.


Response 54.

          The first paragraph of this section has been revised in response to Comment 54.


Comment 55.

          All factual assumptions and qualifications relating to your opinion must be described in the prospectus.


Response 55.

          The first paragraph of "Certificate Rating" has been revised in response to Comment 55. Assuming that the rating of the Securities is sufficient to receive the opinions of Tax Counsel, all such factual assumptions and qualifications have been described.


Comment 56.

          It is inappropriate to advise prospective investors to consult their own tax advisors; however, it is appropriate to recommend that they do so.


Response 56.

          The first paragraph of "Tax Matters" has been revised in response to Comment 56.

Comment 57.

          The foregoing comments also apply to the discussions of state and local tax consequences.

Response 57.

          The discussions of state and local tax consequences have been revised in response to such comments.

FASIT Election

Comment 58.

          We note from discussions with counsel that the Seller may cause an election to be made to qualify the Trust as a FASIT. If so, expand the tax section to clearly state whether, in the opinion of Tax Counsel, the Trust will qualify as a FASIT. Additionally, state in the opinion whether the proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a FASIT under the Internal Revenue Code of 1986, as amended.

Response 58.

          Neither the Seller nor counsel for the Seller have had discussions with any of the Commission's staff regarding the Seller electing to qualify the Trust as a FASIT. Moreover, the Seller notes that it has no plans to elect to qualify the Trust as a FASIT.

Comment 59.

          If a FASIT election is contemplated, provide a materially complete summary of the tax law regarding the FASIT provisions of the Code and the potential changing nature of the FASIT; for example, indicate when additional assets to the FASIT would be added and how such assets will be selected and purchased, etc. The discussion should also address the Trust's qualification as a FASIT, the asset qualification and interest requirements of a FASIT, as well as a summary of the tax treatment accorded to owners holding FASIT securities.

Response 59.

          The Seller has duly noted your advice in Comment 59 and further notes that it has no plans to qualify the Trust as FASIT. In the event that a FASIT election were made, a post-effective amendment providing the above-mentioned summary would be filed. The Seller notes that it is not expected that a FASIT election would affect previously issued Series.


Plan of Distribution

Comment 60.

          We note that Certificates will be sold at varying or negotiated prices during their initial distribution. Please supplementally advise whether the Registrants intend to file pricing supplements disclosing the prices at which sales occur and, if not, the reasons for the decision not to do so.

Response 60.

          The Seller has not previously sold Certificates to an underwriter to be offered to the public in "negotiated transactions", i.e., a variable price reoffering, and although the Seller has no plans do so in the future, the Seller prefers not to preclude this option. The Seller, in part because it has no plans to issue Certificates in this manner, has not at this time fully determined its obligation to file pricing supplements disclosing the prices at which such sales occur. If the Seller elects to issue Certificates in an offering in which the Underwriters will offer the Certificates in negotiated transactions, the Seller will determine its obligations under, and comply with, the Securities Act of 1933 and the rules and regulations thereunder.

          The remaining language that Comment 60 refers to is not intended to disclose the possibility of multiple initial public offerings with respect to a Series, variable-price reofferings or take-downs of a particular Series in initial public offerings at variable prices over time. This language is standard disclosure indicating that while the Seller has sold the Certificates to the Underwriters in a firm commitment underwriting, and the price at which the

          Underwriters will offer the Certificates to the public in the initial public offering has been set, the management of the syndicate of Underwriters may not place all of the Certificates at the offering price. If that is the case, offers to the public subsequent to the initial public offering may be at differing prices as determined by the Underwriters.

          Neither the Seller, nor to the Seller's knowledge, any other capital markets participant, interprets the instructions of Form S-3, Item 16 of Schedule A to the Securities Act of 1933 or Item 501 of Regulation S-K to require the preparation and/or filing of pricing supplements setting forth the different prices to the public that may occur when the underwriters do not place all of the primary securities at the original price to the public agreed to by the syndicate and, therefore, the syndicate is terminated. The Seller believes, and has been advised by counsel, that its current practice of disclosing the initial price to the public or "the price at which it is proposed that the security shall be offered to the public . . . " is consistent with each of the instructions to Form S-3, Item 16 of Schedule A to the Securities Act of 1933 and Item 501 of Regulation S-K.

          To the Seller's knowledge, and based upon discussions with counsel, no other issuers currently volunteer to, or have been required to, file pricing supplements due to placements of securities at other than the initial price to the public after the underwriting syndicate has not placed all of the primary securities. To interpret the various items as requiring disclosure of pricing information in connection with trades made after an unsuccessful syndication effort would create several extremely difficult hurdles for issuers including, but not limited to, (i) adverse pricing pressures due to the fact that underwriters will price into the transaction the added burden of the requirement that they continuously work with the issuer in order to provide the relevant information to the issuer and forward the resulting pricing supplement to each related purchaser, and (ii) a requirement that the issuer file pricing supplements relating to transactions of which the issuer will have no knowledge unless informed by a third party -- the relevant underwriter. Also, the requirement to file such supplements does not seem to add any investor protection that might outweigh the problems created for issuers. The purchasers at issue are aware of the price they are paying for the securities, and they are also provided with the original prospectus or prospectus supplement that details the initial price to public of the securities.

          For these reasons, the Seller believes that none of the instructions to Form S-3, Item 16 of Schedule A to the Securities Act of 1933 or Item 501 of Regulation S-K require issuers to, and, therefore, the Registrant does not intend to, file or cause to be filed pricing supplements setting forth the different prices to the public at which sales are made after unsuccessful efforts to place the primary securities. If the Securities and Exchange Commission (the "Commission") interprets the instructions to Form S-3, Item 16 of Schedule A to the Securities Act of 1933 or Item 501 of Regulation S-K to require issuers to file such supplements in connection such sales, the Seller believes that since the current market practice does not seem to reflect that view, such interpretation should be presented to all market participants simultaneously either through the channel of rule-making or through the channel of an interpretive release, in either case, with the opportunity for market participants to comment.

Comment 61.

          If affiliates of the Seller may make a market in the securities, then those market-making transactions must be registered. These transactions may be registered in a footnote to the Calculation of Registration Fee table, which must identify the entity(ies) registering the market-making transactions. Moreover, since a current prospectus must be delivered at the time that an affiliate engages in a market-making transaction, tell us how the affiliate intends to satisfy the current prospectus delivery requirement.

Response 61.

          Affiliates of the Seller do not plan to make a market in the Certificates. To the extent affiliates of the Seller plan to make a market in the Certificates in the future, the Seller notes the advice provided in Comment 61.

Form of Prospectus Supplement

General

Comment 62.

          The information contained in the prospectus supplement should be updated to the most recent interim period.

Response 62.

          The Seller has included in Amendment No. 1 a form of Prospectus Supplement in Part I of the Registration Statement. The Seller confirms that the Prospectus Supplement for an issuance will include updated financial information on the Providian Portfolio.

Comment 63.

          The prospectus supplement should include a discussion/description of any prefunding account where one is to be used in connection with the issuance of a series. The disclosure should include, but not be limited to, a discussion of the following matters: (1) the term or duration of the prefunding account; (2) the percentage of the particular offering that may be represented by the prefunding account; (3) standards for additional assets to be acquired with the amounts on deposit in the prefunding account; and (4) the types of investments that prefunding account amounts may be invested prior to the time such amounts are used to purchase additional assets. In addition, disclosure should describe any material risks for investors, including yield and reinvestment risks, which may result from the inability to apply amounts on deposit in the prefunding account to purchase and sell additional assets to the Trust during a funding period. Undertake to provide this information.

Response 63.

          The Seller undertakes to provide the information described in Comment 63 with respect to an offering of a prefunded Series. The Seller currently does not have plans to issue a prefunded Series.

Cover Page

Comment 64.

          The outside front cover page of a prospectus supplement relating to an offering of interest only or principal only securities should prominently highlight in bold face type the risks associated with such securities, including loss of entire investment. Each class of securities that is an interest only or principal only class should be identified by name. Please undertake to provide the requested disclosure.

Response 64.

          The Seller undertakes to provide the disclosure described in Comment 64 with respect to a public offering of interest only or principal only Certificates. The Seller currently does not have plans to issue interest only or principal only Certificates.

Summary

Comment 65.

          Identify tax counsel. Summarize the material tax consequences.

Response 65.

          The Summary in the Prospectus Supplement and the form of Prospectus Supplement has been revised in response to Comment 65.

Risk Factors

Comment 66.

          The prospectus supplement should discuss known risks associated with accounts and receivables concentrated in a specific state or geographic region. It may not be sufficient to indicate that geographic concentration exists; it may be necessary to discuss unique economic or other factors specific to that state or region, and the consequences on the pool of receivables. This may include a specific discussion of the relevant state laws in each state where telephone area codes indicate a concentration exists.

          We note in particular the concentration of accounts in California.

Response 66.

          The Seller believes that there are no particular material legal or economic risks to Certificateholders with respect to the states where the highest concentration of accountholders live other than the types of risk that result generally from having any concentration of Accounts, i.e. regional economic downturns, natural disasters, etc. The Seller believes that the geographic distribution of Receivables in the Providian Portfolio among the states generally reflects the distribution of the United States population. The Seller believes that the breakdown of the Accounts by geographic distribution (from highest to lowest by percentage) sufficiently discloses the risks to investors resulting from any concentration of accounts in the portfolio.

Composition of the Accounts

Comment 67.

          The relevant state laws where a significant percentage of the accounts are located should be discussed with particularity. We note the concentration of accounts in California.

Response 67.

          The Seller believes that there are no material risks to Certificateholders resulting from existing state laws where a significant percentage of the accounts are located. The Seller has disclosed the possibility that states may enact new laws and amendments to existing laws that could affect the credit card and consumer revolving loan industry. See "Risk Factors--Certain Legal Aspects". Additionally, the Seller, as a national bank located in New Hampshire, is not subject to the laws of other states restricting the interest and fees a bank may charge on its loans. New Hampshire, where the Seller is located, has no usury limit applicable to credit cards and has no other material restrictions that would impair the Servicer's ability to collect the Receivables. The Seller believes that to the extent other states' laws may be applicable, such as state laws governing consumer disclosures and the use of certain credit bureau information, such laws do not materially impair the Seller's consumer credit business as now conducted.



Part II

Item 15.  Indemnification of Directors and Officers

Comment 68.

          Summarize the general effect of the indemnification provisions included in the Form of Underwriting Agreement.

Response 68.

          The Form of Underwriting Agreement includes the indemnification of the Seller as well as its officers and directors by the Underwriters for the limited information that the Underwriters provide for inclusion in the related Prospectus Supplement. The Seller does not believe that Item 702 of Regulation S-K is directed at this type of limited third party indemnification. Additionally, the Seller believes that such information is not material to investors and is of the opinion that disclosure would be better served if such information was not included.

Signatures

Comment 69.

          Please revise the signature block to explicitly state that the Registrants believe that the security rating requirement will be met by the time of sale, as required by Signatures Instruction 3 of Form S-3.

Response 69.

          The signature page of the Registration Statement has been revised in response to Comment 69.


Comment 70.

          The Bank should also sign the registration statement on behalf of the Trust, because the Trust is a co-registrant. Please revise.


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Response 70.

          The Bank has been added as a signatory to the Registration Statement on behalf of the Trust.

Exhibit 5.1

Comment 71.

          We note that the legality opinion assumes each Series Supplement and the issuance of each Series of Certificates has been duly authorized by the appropriate corporate action. Since this assumption is part and parcel of the opinion that is required to be rendered, the staff is of the view that what has been filed is a qualified, or form of, legality opinion, and is not a firm legality opinion. The staff will accept this form of legality opinion, subject to the understanding by the Registrants that they will cause to have filed an unqualified opinion or opinions, as applicable, and related consent(s) with respect to each class of each Series of offered securities, by means of a post-effective amendment or Form 8-K prior to the time any sales of such securities are made under the registration statement.

Response 71.

          Item 16 of Form S-3 and Item 601 of Regulation S-K together require that a legality opinion be filed as an exhibit to the Registration Statement. Such an opinion has previously been filed. Counsel for the Seller has not taken any qualifications in its legality opinion other than those necessitated by the fact that the securities will be issued on a delayed or continuous basis pursuant to Rule 415. Neither Item 16 of Form S-3 nor Item 601 of Regulation S-K require the filing of supplemental opinions prior to the sale of securities. The Seller however undertakes to insure that such an unqualified legality opinion is obtained prior to any sale of securities.

Comment 72.

          Revise to provide the opinion that the Certificates will be fully paid and non assessable, as required by Item 601(b)(5) of Regulation S-K.

Response 72.


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                                                                         33



          The opinion filed as Exhibit 5.1 has been revised in response to Comment 72.

Exhibits 8.1. 8.2 and 83

Comment 73.

          An opinion as to the accuracy of the disclosure in a document is not an opinion as to tax consequences required by Item 601(b)(8) of Regulation S-K. Please file a substantive tax opinion that addresses each of the disclosed material tax consequences. If necessary, you may file a qualified opinion at this time due to unknown transaction- specific facts. In this case, an unqualified opinion must be filed via Form 8-K or post-effective amendment prior to the time of sales.

Response 73.

          The opinions provided in the "Tax Matters" section constitute such opinion as to tax consequences required by Item 601(b)(8) of Regulation S-K.

Comment 74.

          If you intend the prospectus tax disclosure to be your opinion, file a short form opinion that explicitly confirms and adopts the opinions set forth in the prospectus.

Response 74.

          The Seller hereby undertakes to cause such short form opinion to be filed.

Acceleration Request

Comment 75.

          Please formally withdraw this request as soon as possible. For future reference, it is inappropriate to include an acceleration request at the time of filing a registration statement. You should wait for the staff to screen the filing and inform you of the review status prior to requesting acceleration.



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                                                                         34



Response 75.

          The acceleration request previously filed with respect to the Registration Statement has been formally withdrawn.

Closing Comments

Comment 76.

          Comments are provided for the core prospectus and prospectus supplement. However, to the extent comments issued with respect to one apply to both, please consider and revise one or both as appropriate.

Response 76.

          The Seller has duly noted this comment.

Comment 77.

          Please see revised Staff Legal Bulletin 5 (CF/IM). In this bulletin, we explain what public companies should disclose about year 2000 issues in their filings. Please supplementally confirm to us that you disclose in this filing all required information about Year 2000 issues.

Response 77.

          The Seller confirms that all required information about Year 2000 issues has been disclosed in this filing.

Comment 78.

          To the extent that you state you are including forward- looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (or otherwise refer to those sections or the Private Securities Litigation Reform Act generally), please note that, except as noted above, we are not making any determination as to whether the disclosure (including, e.g., cautionary language or the placement of disclosure) satisfies the requirements of those sections.

Response 78.

          The Seller duly notes the advice contained in Comment 78.



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                                                                         35


          If you should have any questions or comments concerning the contents of this response letter, please contact the undersigned at (212) 474-1026.


                                       Very truly yours,

                                       /s/ Lawrence H. Altman
                                       ----------------------
                                       Lawrence H. Altman